EXHIBIT 4

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                            BCAP TRUST LLC 2008-IND1

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2008-IND1

                         POOLING AND SERVICING AGREEMENT

                                      among

                                    BCAP LLC,
                                   Depositor,

                             WELLS FARGO BANK, N.A.,
                  Master Servicer and Securities Administrator,

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                    Custodian

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                     Trustee


                              Dated January 1, 2008



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions..................................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01   Conveyance of Mortgage Loans.................................
Section 2.02   Acceptance by the Custodian of the Mortgage Loans............
Section 2.03   Execution and Delivery of Certificates.......................
Section 2.04   REMIC Matters................................................
Section 2.05   Representations and Warranties of the Depositor..............
Section 2.06   Representations and Warranties of the Trustee................
Section 2.07   Representations and Warranties of the Custodian..............


                                    ARTICLE III

                                  TRUST ACCOUNTS

Section 3.01   Distribution Account and Carryover Shortfall
                 Reserve Fund Account.......................................
Section 3.02   Investment of Funds in the Distribution Account..............

                                   ARTICLE IV

                                  DISTRIBUTIONS

Section 4.01   Priorities of Distribution...................................
Section 4.02   Subordination................................................
Section 4.03   Allocation of Realized Losses................................
Section 4.04   Carryover Shortfall Reserve Fund.............................
Section 4.05   Allocation of Net Deferred Interest..........................
Section 4.06   Monthly Statements to Certificateholders.....................
Section 4.07   Certain Matters Relating to the Determination of LIBOR.......
Section 4.08   Certain Matters Relating to the Determination of MTA.........


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates.............................................
Section 5.02   Certificate Register; Registration of Transfer and Exchange
                 of Certificates............................................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04   Persons Deemed Owners........................................
Section 5.05   Access to List of Certificateholders' Names and Addresses....
Section 5.06   Maintenance of Office or Agency..............................


                                   ARTICLE VI

                                  THE DEPOSITOR

Section 6.01   Respective Liabilities of the Depositor......................
Section 6.02   Merger or Consolidation of the Depositor.....................
Section 6.03   Limitation on Liability of the Depositor and Others..........
Section 6.04   Option to Purchase Defaulted Mortgage Loans..................


                                   ARTICLE VII

                                SERVICER DEFAULT

Section 7.01   Events of Default............................................
Section 7.02   Master Servicer to Act; Appointment of Successor.............
Section 7.03   Master Servicer to Act as Servicer...........................
Section 7.04   Notification to Certificateholders...........................

                                   ARTICLE VIII

                 CONCERNING THE TRUSTEE AND THE CUSTODIAN, VARIOUS
                        TAX MATTERS, SERVICING REPORTS AND
                                 PERIODIC FILINGS

Section 8.01   Duties of the Trustee........................................
Section 8.02   [Reserved]...................................................
Section 8.03   Certain Matters Affecting the Custodian and the Trustee......
Section 8.04   Trustee  and Custodian Not Liable for Certificates or
                 Mortgage Loans.............................................
Section 8.05   Trustee May Own Certificates.................................
Section 8.06   Trustee's and Custodian's Fees and Expenses..................
Section 8.07   Eligibility Requirements for the Trustee.....................
Section 8.08   Resignation and Removal of the Trustee.......................
Section 8.09   Successor Trustee............................................
Section 8.10   Merger or Consolidation of the Trustee.......................
Section 8.11   Appointment of Co-Trustee or Separate Trustee................
Section 8.12   Tax Matters..................................................
Section 8.13   Annual Statement as to Compliance............................
Section 8.14   Annual Reports on Assessment of Compliance with
                 Servicing Criteria; Annual Independent Public Accountants'
                 Attestation Report.........................................
Section 8.15   Periodic Filings.............................................
Section 8.16   [Reserved]...................................................
Section 8.17   Monthly Data File............................................
Section 8.18   Custodial Responsibilities...................................
Section 8.19   Limitations on Custodial Responsibilities....................

                                   ARTICLE IX

                              ADMINISTRATION OF THE
                      MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01   Duties of the Master Servicer; Enforcement of
                 Servicer's Obligations.....................................
Section 9.02   Maintenance of Fidelity Bond and Errors and Omissions
                 Insurance..................................................
Section 9.03   Representations and Warranties of the Master Servicer........
Section 9.04   Master Servicer Events of Default............................
Section 9.05   Waiver of Default............................................
Section 9.06   Successor to the Master Servicer.............................
Section 9.07   Compensation of the Master Servicer..........................
Section 9.08   Merger or Consolidation......................................
Section 9.09   Resignation of the Master Servicer...........................
Section 9.10   Assignment or Delegation of Duties by the Master Servicer....
Section 9.11   Limitation on Liability of the Master Servicer...............
Section 9.12   Indemnification; Third Party Claims..........................

                                    ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01  Duties of Securities Administrator...........................
Section 10.02  Certain Matters Affecting the Securities Administrator.......
Section 10.03  Securities Administrator Not Liable for Certificates
                 or Mortgage Loans..........................................
Section 10.04  Securities Administrator May Own Certificates................
Section 10.05  Securities Administrator's Fees and Expenses.................
Section 10.06  Eligibility Requirements for Securities Administrator........
Section 10.07  Resignation and Removal of Securities Administrator..........
Section 10.08  Successor Securities Administrator...........................
Section 10.09  Merger or Consolidation of Securities Administrator..........
Section 10.10  Assignment or Delegation of Duties by the Securities
                 Administrator..............................................

                                   ARTICLE XI

                                   TERMINATION

Section 11.01  Termination upon Liquidation or Purchase of the
               Mortgage Loans...............................................
Section 11.02  Final Distribution on the Certificates.......................
Section 11.03  Additional Termination Requirements..........................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01  Amendment....................................................
Section 12.02  Recordation of Agreement; Counterparts.......................
Section 12.03  Governing Law................................................
Section 12.04  Intention of Parties.........................................
Section 12.05  Notices......................................................
Section 12.06  Severability of Provisions...................................
Section 12.07  Limitation on Rights of Certificateholders...................
Section 12.08  Certificates Nonassessable and Fully Paid....................
Section 12.09  Waiver of Jury Trial.........................................
Section 12.10  Regulation AB Compliance; Intent of the Parties;
                 Reasonableness.............................................
Section 12.11  Third Party Rights...........................................


SCHEDULES
---------

Schedule I        Mortgage Loan Schedule

EXHIBITS
--------

EXHIBIT A         Form of Class A, Class A-X and Class B Certificates

EXHIBIT B         Form of Class A-R Certificates

EXHIBIT C         Form of Class P and Class L Certificates

EXHIBIT D         Form of Request for Release

EXHIBIT E         Form of Initial Certification of Custodian

EXHIBIT F         Form of Document Certification and Exception Report of
                    Custodian

EXHIBIT G         Form of Residual Transfer Affidavit

EXHIBIT H         Form of Transferor Certificate

EXHIBIT I         Form of Rule 144A Letter

EXHIBIT J         Form of Certification to be Provided with Form 10-K

EXHIBIT K         Form of Securities Administrator Certification to be
                    Provided to Master Servicer

EXHIBIT L         IndyMac Assignment Agreement

EXHIBIT M-1       IndyMac Purchase Agreement

EXHIBIT M-2       IndyMac Servicing Agreement

EXHIBIT N         Reserved

EXHIBIT O         Servicing Criteria

EXHIBIT P         Additional Form 10-D Disclosure

EXHIBIT Q         Additional Form 10-K Disclosure

EXHIBIT R         Form 8-K Disclosure Information

EXHIBIT S         Additional Disclosure Notification

EXHIBIT T         Representation Letter

EXHIBIT U         Loan Level Data Report

            THIS POOLING AND SERVICING AGREEMENT, dated as of January 1, 2008 (this "Agreement"), is hereby executed by and between BCAP LLC, a Delaware limited liability company (the "Depositor"), WELLS FARGO BANK, N.A., as securities administrator (in such capacity, the "Securities Administrator") and as master servicer (in such capacity, the "Master Servicer"), DEUTSCHE BANK NATIONAL TRUST COMPANY, as custodian (the "Custodian") and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Securities Administrator on behalf of the Trustee shall elect that two segregated asset pools within the Trust Fund (exclusive of (i) the Carryover Shortfall Reserve Fund Account, (ii) the Prepayment Premiums, (iii) late payment fees, and (iv) the right of the Principal Certificates to receive Carryover Shortfall Amounts) be treated for federal income tax purposes as comprising two REMICs (each, a "Trust REMIC" or, in the alternative, the Lower Tier REMIC and the Upper Tier REMIC, respectively). The Startup Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each Lower Tier REMIC Regular Interest and each Upper Tier REMIC Regular Interest is the latest date referenced in Section 2.04.

            Each Class of Principal Certificates (other than the right of each Class of Principal Certificates to receive Carryover Shortfall Amounts) and the Class A-X Certificates (subject to the obligation to pay Carryover Shortfall Amounts), represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class A-R Certificates represent ownership of the sole Class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC.

            For federal income tax purposes, each Class of Principal Certificates, the Class X Certificates, the Class P Certificates and the Class L Certificates represent beneficial ownership of portions of the Trust Fund, which shall be treated as a grantor trust as more fully described in this Preliminary Statement.

                                Lower Tier REMIC

            The Lower Tier REMIC will hold as assets the Mortgage Loans. The Lower Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-A-R Interest, is hereby designated as a regular interest in the Lower Tier REMIC (the "Lower Tier REMIC Regular Interests"). The Class LT-A-R Interest is hereby designated as the sole Class of residual interest in the Lower Tier REMIC and shall be represented by the Class A-R Certificates.


                      Lower Tier                                          Corresponding
                    REMIC Interest      Initial Lower Tier Principal     Upper Tier REMIC
Class Designation        Rate                    Amount (4)              Regular Interest
-----------------   --------------   ---------------------------------   ----------------
Class-LT-A-1             (1)         1% Corresponding Upper Tier REMIC         A-1
                                     Interest initial Class
                                     Certificate Balance
Class-LT-A-2             (1)         1% Corresponding Upper Tier REMIC         A-2
                                     Interest initial Class
                                     Certificate Balance
Class-LT-A-3             (1)         1% Corresponding Upper Tier REMIC         A-3
                                     Interest initial Class
                                     Certificate Balance
Class-LT-B-1             (1)         1% Corresponding Upper Tier REMIC         B-1
                                     Interest initial Class
                                     Certificate Balance
Class-LT-B-2             (1)         1% Corresponding Upper Tier REMIC         B-2
                                     Interest initial Class
                                     Certificate Balance
Class-LT-B-3             (1)         1% Corresponding Upper Tier REMIC         B-3
                                     Interest initial Class
                                     Certificate Balance
Class-LT-B-4             (1)         1% Corresponding Upper Tier REMIC         B-4
                                     Interest initial Class
                                     Certificate Balance
Class-LT-B-5             (1)         1% Corresponding Upper Tier REMIC         B-5
                                     Interest initial Class
                                     Certificate Balance
Class-LT-B-6             (1)         1% Corresponding Upper Tier REMIC         B-6
                                     Interest initial Class
                                     Certificate Balance
Class-LT-UTAR            (1)         1% Corresponding Upper Tier REMIC        UT-AR
                                     Interest initial Class
                                     Certificate Balance
Class-LT-Accrual-1       (1)                        (2)                        N/A
Class-LT-Accrual-2       (1)                        (2)                        N/A
Class-LT-A-R             (3)                        (3)                        N/A
_________________________

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Lower Tier REMIC Net WAC Rate.

(2) The Class LT Accrual-1 Interest has an initial Lower-Tier Principal Amount equal to 99% of the aggregate of the initial Class Certificate Balance of the Class A Certificates (other than the Class A-X Certificates). The Class LT Accrual-2 Interest has an initial Lower-Tier Principal Amount equal to 99% of the aggregate of the initial Class Certificate Balance of the Subordinate Certificates. Allocations of principal, Realized Losses and Net Deferred Interest will be allocated as described below.

(3) The Class LT-AR Interest is the sole Class of residual interest in the Lower Tier REMIC and it does not have a principal amount or an interest rate.

(4) For all Distribution Dates, the Lower Tier Principal Amount of these Lower Tier REMIC Regular Interests shall be expressed to eight decimal places.

            The Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-B-5, Class LT-B-6 and Class LT-UTAR Interests are hereby designated the LT Accretion Directed Classes (the "LT Accretion Directed Classes").

            On each Distribution Date, the Available Funds payable with respect to the Mortgage Loans for such Distribution Date shall be distributed with respect to the Lower Tier REMIC Regular Interests in the following manner:

            (1) Interest. Interest at the Lower Tier REMIC Interest Rate described above is to be distributed to or, alternatively, accrued and deferred on (i.e., with respect to Net Deferred Interest), each Lower Tier REMIC Regular Interest such that, (A) with respect to each LT Accretion Directed Class, the relative proportion between the Lower Tier Principal Amount of each LT Accretion Directed Class and the Upper Tier Principal Amount of the Corresponding Upper Tier REMIC Interest (that is, 1%) is maintained, (B) with respect to the Class LT Accrual-1 Interest, the Lower Tier Principal Amount of such Class is increased by the remainder of Net Deferred Interest allocated to the Class A Certificates (other than the Class A-X Certificates) and the Class A-X-PO-1 Component for the related Distribution Date that is not allocated in (A) above and (C) with respect to the Class LT Accrual-2 Interest, the Lower Tier Principal Amount of such Class is increased by the remainder of Net Deferred Interest allocated to the Subordinate Certificates and the Class A-X-PO-2 Component for the related Distribution Date that is not allocated in (A) above.

            (2) Principal. The Principal Payment Amount, Realized Losses and Subsequent Recoveries will be allocated (a) to each LT-Accretion Directed Class so as to maintain the proportion of its Lower Tier Principal Amount relative to the Upper Tier Principal Amount of its Corresponding Upper Tier REMIC Interest (that is, 1%). All remaining Principal Payment Amounts, Realized Losses and Subsequent Recoveries will be allocated (b) to (i) the Class LT Accrual-1 Interest so as to cause the Lower Tier Principal Amount of the Class LT Accrual-1 Interest to equal 99% of the aggregate Class Certificate Balance of the Class A Certificates (other than the Class A-X Certificates) and the Class A-X-PO-1 Component and (ii) the Class LT Accrual-2 Interest so as to cause the Lower Tier Principal Amount of the Class LT Accrual-2 Interest to equal 99% of the aggregate Class Certificate Balance of the Subordinate Certificates and the Class A-X-PO-2 Component.

            Any amounts remaining after distributing principal, interest, and Subsequent Recoveries to the Lower Tier REMIC Regular Interests shall be distributed to the Holders of the Class A-R Certificates in respect of the Class LT-A-R Interest.

                                Upper Tier REMIC

            The Upper Tier REMIC shall issue the following Classes of Upper Tier REMIC Regular Interests and each such interest, other than the Class UT-A-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC. The Class UT-A-R Interest is hereby designated as the sole Class of residual interests in the Upper Tier REMIC and shall be represented by the Class A-R Certificates.

                                                          Corresponding
                     Upper Tier REMIC      Upper Tier        Class of
Class Designation     Interest Rate     Principal Amount   Certificates
-----------------    ----------------   ----------------   ------------
Class A-1                  (1)           $189,416,000       Class A-1
Class A-2                  (1)            $68,245,000       Class A-2
Class A-3                  (1)            $68,245,000       Class A-3
Class B-1                  (1)            $17,270,000       Class B-1
Class B-2                  (1)             $8,357,000       Class B-2
Class B-3                  (1)             $5,571,000       Class B-3
Class B-4                  (1)             $5,385,000       Class B-4
Class B-5                  (1)             $4,457,000       Class B-5
Class B-6                  (1)             $4,456,942.26    Class B-6
Class A-X                  (2)                 (3)          Class A-X
Class UT-A-R               (1)                   $100       Class A-R

------------


(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the Pass-Through Rate for the Corresponding Class of Certificates.

(2) Interest will accrue with respect to the Class A-X Certificates for the Interest Accrual Period related to each Distribution Date in an amount equal to the sum of the interest accrued on the Class A-X IO-1 and Class A-X IO-2 Components at their respective Pass-Through Rates for that Interest Accrual Period. For federal income tax purposes, for the Interest Accrual Period for any Distribution Date, the Class A-X Interest is entitled to the sum of:

    A. The interest on a notional amount equal to the Lower Tier Principal Amount of the Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-UTAR and Class LT-Accrual-1 Interests at a rate equal to the excess, if any, of (a) the WAC Cap for the Class A Certificates over (b) the product of (i) 100 and
    (ii) the weighted average Lower Tier REMIC Interest Rates of the Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-UTAR and Class LT Accrual-1 Interests, with each such Lower Tier REMIC Regular Interest (other than the Class LT Accrual-1 Interest) subject to a cap equal to the Pass-Through Rate of the Corresponding Class of Certificates and the Class LT Accrual-1 Interest subject to a cap of 0.00%. The amounts so calculated shall be a rate sufficient to entitle the Class A-X-IO-1 Component to all interest accrued on the Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-UTAR and Class LT Accrual-1 Interests less the interest accrued on the Class A Certificates (other than the Class A-X Certificates); and

    B. The interest on a notional amount equal to the Lower Tier Principal Amount of the Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-B-5, Class LT-B-6 and Class LT Accrual-2 Interests at a rate equal to the excess, if any, of (a) the WAC Cap for the Subordinate Certificates over (b) the product of (i) 100 and (ii) the weighted average Lower Tier REMIC Interest Rates of the Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-B-5, Class LT-B-6 and Class LT Accrual-2 Interests, with each such Lower Tier REMIC Regular Interest (other than the Class LT Accrual-2 Interest) subject to a cap equal to the Pass-Through Rate of the Corresponding Class of Certificates and the LT-Accrual-2 Interest subject to a cap of 0.00%. The amounts so calculated shall be a rate sufficient to entitle the Class A-X-IO2 Component to all interest accrued on the Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-B-5, Class LT-B-6 and Class LT Accrual-2 Interests less the interest accrued on the Subordinate Certificates.

(3) For federal income tax purposes, the Class A-X Interest will not have an Upper Tier Principal Amount and will be entitled to receive and accrue amounts as described in the previous footnote.

            Principal Payment Amounts, Realized Losses and Subsequent Recoveries will be allocated such that the Upper Tier Principal Amount of each Upper Tier REMIC Regular Interest shall at all times equal the Class Certificate Balance of the Corresponding Class of Certificates. Any amounts remaining after distributing principal, interest, and Subsequent Recoveries to the Upper Tier REMIC Regular Interests shall be distributed to the Holders of the Class A-R Certificates in respect of the Class UT-A-R Interest. The Class UT-A-R Certificates shall receive interest and principal at the times and in the amounts received by the Class A-R Certificates.

                                  Certificates


                                                 Class Certificate
                                   Class            Balance or
         Class Designation   Pass-Through Rate    Notional Amount
         -----------------   -----------------   -----------------
       Class A-1(5)                 (1)            $189,416,000
       Class A-2(5)                 (2)             $68,245,000
       Class A-3(5)                 (2)             $68,245,000
       Class B-1(5)                 (2)             $17,270,000
       Class B-2(5)                 (2)              $8,357,000
       Class B-3(5)                 (2)              $5,571,000
       Class B-4(5)                 (2)              $5,385,000
       Class B-5(5)                 (2)              $4,457,000
       Class B-6(5)                 (2)           $4,456,942.26
       Class A-X(4)                (3)(4)          $371,403,042.26
       Class A-R                    (6)                    $100
       Class P                      (7)                 (7)
       Class L                      (8)                 (8)
----------


(1) The Class A-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the WAC Cap.

(2) The Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) MTA plus the applicable Pass-Through Margin and (ii) the WAC Cap.

(3) The Class A-X Certificates will be entitled to receive on each Distribution Date the sum of the interest accrued on its IO Components (based upon the Component Notional Amount of each IO Component) during the related Interest Accrual Period at their respective Pass-Through Margins for that Distribution Date, less any amounts that are used to pay Carryover Shortfall Amounts in respect of any other Classes of Certificates. The PO Components of the Class A-X Certificates have a pass-through rate of 0.000% per annum.

    The Pass-Through Rate for the Class A-X-IO-1 Component for the Interest Accrual Period for any Distribution Date equals the excess, if any, of (1) the WAC Cap for that Distribution Date (expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the Pass-Through Rates of the Class A Certificates (other than the Class A-X Certificates) and the Class A-X-PO-1 Component for that Interest Accrual Period (weighted on the basis of their respective Class Certificate Balances or Component Principal Balance, as applicable, and each expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

    The Pass-Through Rate for the Class A-X-IO-2 Component for the Interest Accrual Period for any Distribution Date will generally equal the excess, if any, of (1) the WAC Cap applicable to the Subordinate Certificates for that Distribution Date over (2) the weighted average of the Pass-Through Rates of the Subordinate Certificates and the Class A-X-PO-2 Component for that Interest Accrual Period (weighted on the basis of their respective Class Certificate Balances or Component Principal Balance, as applicable).

(4) The Class A-X Certificates will represent beneficial ownership of the Class A-X Interest, subject to the obligation to pay any Carryover Shortfall Amounts to the Principal Certificates. For federal income tax purposes, the Securities Administrator will treat a Class A-X Certificateholder's obligation to make payments to the Principal Certificates of Carryover Shortfall Amounts from the Carryover Shortfall Reserve Fund Account as payments under a notional principal contract. Such rights of the Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(5) Each of the Certificates will represent not only ownership of the Corresponding Class of Upper Tier REMIC Regular Interest but also the right to receive payments from the Carryover Shortfall Reserve Fund Account in respect of any Carryover Shortfall Amounts. For federal income tax purposes, the Securities Administrator will treat a Principal Certificateholder's right to receive payments from the Carryover Shortfall Reserve Fund Account as payments received pursuant to a notional principal contract between the Class A-X Certificateholders and each Class of Principal Certificates.

(6) The Pass-Through Rate for the Class A-R Certificates will be a per annum rate equal to the related WAC Cap. The Class A-R Certificates represent the residual interest in each Trust REMIC.

(7) The Class P Certificates will be entitled to receive on each Distribution Date the Prepayment Premiums collected on the Mortgage Loans during the related Due Period. The Class P Certificates will not have a Class Certificate Balance and will not be entitled to distributions in respect of principal or interest.

(8) The Class L Certificates will be entitled to receive on each Distribution Date the late payment fees collected on the Mortgage Loans during the related Due Period. The Class L Certificates will not have a Class Certificate Balance and will not be entitled to distributions in respect of principal or interest.

            The minimum denomination for each Class of the Offered Certificates will be $25,000 initial Class Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for the Class A-R Certificates will be a 100% Percentage Interest in such Class and the Class P and Class L Certificates will be a 1% Percentage Interest in such Class.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates           All Classes of Certificates other than the
                                  Physical Certificates.

Certificates                      The Class A, Class B, Class P and Class L
                                  Certificates.

Class A Certificates              The Class A-1, Class A-2, Class A-3, Class A-R
                                  and Class A-X Certificates.

Class B Certificates              The Class B-1, Class B-2, Class B-3, Class
                                  B-4, Class B-5 and Class B-6 Certificates.

ERISA-Restricted Certificates     The Physical Certificates and any
                                  Certificate with a rating below the lowest applicable permitted rating under the
                                  Underwriters' Exemption.

LIBOR Certificates                The Class A-1 Certificates.

MTA Certificates                  The Class A-2, Class A-3, Class B-1, Class
                                  B-2, Class B-3, Class B-4, Class B-5 and Class
                                  B-6 Certificates.

Offered Certificates              The Class A, Class B, Class P and Class L
                                  Certificates.

Physical Certificates             The Class B-4, Class B-5, Class B-6, Class
                                  A-R, Class P and Class L Certificates.

Principal Certificates            The Regular Certificates other than the Class
                                  A-X Certificates.

Private Certificates              The Class B-4, Class B-5, Class B-6, Class P
                                  and Class L Certificates.

Rating Agencies                   S&P and Fitch.

Regular Certificates              All Classes of Certificates other than the
                                  Class A-R, Class P and Class L Certificates.

Residual Certificates             The Class A-R Certificates.

Senior Certificates               The Class A Certificates.

Subordinate Certificates          The Class B Certificates.


                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. Capitalized terms used herein but not defined herein shall have the meanings given them in the IndyMac Agreements. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Account: Any of the Distribution Account, the Carryover Shortfall Reserve Fund Account, the Investment Account or the Collection Account shall be an Eligible Account.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Accrued Certificate Interest: With respect to any Distribution Date for each Class of Certificates and the IO Components, the sum of (1) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or Component Notional Amount, as applicable, immediately prior to such Distribution Date, as reduced by (a) such Class' or IO Component's share of interest shortfalls for such Distribution Date allocated to such Class or IO Component pursuant to Section 4.02, and (b) the amount of any Net Deferred Interest allocated to such Class pursuant to Section 4.05, plus (2) the portion of any Accrued Certificate Interest referred to in clause (1) above for that Class remaining undistributed from previous Distribution Dates.

            Additional Disclosure Notification: As defined in Section 8.15(b).

            Additional Form 10-D Disclosure: As defined in Section 8.15(b).

            Additional Form 10-K Disclosure: As defined in Section 8.15(c).

            Adjustment Amount: With respect to the related Special Hazard Loss Coverage Amount and, with respect to each anniversary of January 1, 2008, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of Mortgage Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary, and (z) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

            Adjusted Loan Cap: A per annum rate, for any Distribution Date and:

            (a) the Class A-1 Certificates, equal to the excess, if any, of: (a) the related WAC Cap for that Distribution Date, over (b) a fraction, expressed as a percentage, (i) the numerator of which is the product of:
      (1) a fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period, and (2) the amount of Net Deferred Interest for that Distribution Date, and (ii) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to Principal Prepayments received in the Principal Prepayment Period preceding that Due Period);

            (b) the Class A-2 and Class A-3 Certificates and any Class of Subordinate Certificates, equal to the excess, if any, of: (a) the related WAC Cap for that Distribution Date, over (b) a fraction, expressed as a percentage, (i) the numerator of which is the product of: (1) a fraction, the numerator of which is the product of 12, and (2) the amount of Net Deferred Interest for that Distribution Date, and (ii) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to Principal Prepayments received in the Principal Prepayment Period preceding that Due Period);

            (c) the Class A-X-IO-1 Component, equal to the excess, if any, of
      (1) the Adjusted Loan Cap for the Senior Certificates for that Distribution Date (expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the Pass-Through Rates of the Senior Certificates (other than the Class A-X Certificates) and the Class A-X-PO-1 Component for that Interest Accrual Period (weighted on the basis of their respective Class Certificate Balances or Component Principal Balance, as applicable, and expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months); provided, however, that for purposes of computing the Adjusted Loan Cap only, the Pass-Through Rates of the Senior Certificates are computed by substituting "WAC Cap" for "Adjusted Loan Cap" in the calculation thereof: and

            (d) the Class A-X-IO-2 Component, equal to the excess, if any, of
      (1) the Adjusted Loan Cap for the Subordinate Certificates for that Distribution Date (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the Pass-Through Rates of the Subordinate Certificates and the Class A-X-PO-2 Component for that Interest Accrual Period (weighted on the basis of their respective Class Certificate Balances or Component Principal Balance, as applicable); provided, however, that for purposes of computing the Adjusted Loan Cap only, that the Pass-Through Rates of the Subordinate Certificates are computed by substituting "WAC Cap" for "Adjusted Loan Cap" in the calculation thereof.

            Advance: Any Monthly Advance or Servicing Advance.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Allocable Share: With respect to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Optimal Principal Amount allocable to such Class, equal to the lesser of (A) the product of the Subordinate Optimal Principal Amount on such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance of that Class and the denominator of which is the aggregate of the Class Certificate Balances of the Subordinate Certificates and (B) the Subordinate Optimal Principal Amount for such Distribution Date, minus the Allocable Share for each Class of Subordinate Certificates senior in payment priority to such Class; provided, that no Class of Subordinate Certificates (other than the Class of Subordinate Certificates then Outstanding with the highest priority of distribution) will be entitled on any Distribution Date to receive distributions pursuant to clauses
(5), (6), and (7) of the definition of Subordinate Optimal Principal Amount unless the Subordinate Certificates Prepayment Distribution Trigger for that Class is satisfied for that Distribution Date; if the Subordinate Certificates Prepayment Distribution Trigger is not satisfied for an outstanding Class of Subordinate Certificates, those amounts will be distributable to the remaining Classes of Subordinate Certificates for which the Subordinate Certificates Prepayment Distribution Trigger is satisfied, pro rata, according to Class Certificate Balance.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Securities Administrator by the Depositor.

            Assignment of Mortgage: An executed assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans, to the extent received by the Securities Administrator (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees and any lender paid mortgage insurance premiums, if any, and including, with respect to the first Distribution Date, the Initial Distribution Interest Adjustment Amount) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) certain unscheduled payments in respect of the Mortgage Loans received by the Servicer during the related Principal Prepayment Period, including Principal Prepayments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);
(iii) all Compensating Interest paid by the Servicer in connection with Prepayment Interest Shortfalls for that Distribution Date resulting from Principal Prepayments; (iv) all Substitution Adjustment Amounts with respect to substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased on or prior to the related Determination Date; and (vi) the proceeds received with respect to the termination of the Trust pursuant to clause (a) of Section 11.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Master Servicer, the Securities Administrator, the Servicer, the Depositor, the Custodian or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement. The Class P Certificateholders will be entitled to all Prepayment Premiums received on the Mortgage Loans and such amounts will not be part of Available Funds or available for distribution to the Holders of the Certificates. The Class L Certificateholders will be entitled to all late payment charges received on the Mortgage Loans and such amounts will not be part of Available Funds or available for distribution to the Holders of the Certificates.

            Back-Up Certification: Has the meaning set forth in Section 8.15(d).

            Bankruptcy Losses: Realized Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.

            Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

            Bankruptcy Loss Coverage Amount: With respect to any Distribution Date, an amount equal to approximately $116,444, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any Distribution Date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the Rating Agencies that the reduction or modification will not adversely affect the then current ratings of the Senior Certificates by the Rating Agencies.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York or California, (b) the State in which the Servicer's servicing operations are located, or (c) any State in which any Corporate Trust Office is located, including Minnesota and Maryland, are authorized or obligated by law or executive order to be closed.

            Capitalized Advance: With respect to any Mortgage Loan and as of any date of determination, the amount of Advances that were added to the outstanding Stated Principal Balance of such Mortgage Loan in association with a modification of such Mortgage Loan.

            Carryover Shortfall Amount: For any Distribution Date and each Class of Offered Certificates (other than Class A-X and Class A-R Certificates), the sum of (a) the excess, if any, of (1) the amounts of interest such Class of Certificates would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest, Net Interest Shortfalls or other interest shortfalls) had its Pass-Through Rate not been subject to the related WAC Cap, over (2) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date based on the related WAC Cap (prior to reduction for any Net Deferred Interest, Net Interest Shortfalls or other interest shortfalls), and (b) the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the then-applicable Pass-Through Rate on such Class of Certificates, without giving effect to the related WAC Cap.

            Carryover Shortfall Reserve Fund Account: The Carryover Shortfall Reserve Fund Account created pursuant to Section 4.04 of this Agreement, which will consist of deposits made pursuant to Section 4.01(a), if any, subject to the obligation to pay amounts specified in Section 4.04. The Carryover Shortfall Reserve Fund Account is created and maintained by the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A. in the name of registered holders of BCAP LLC Trust 2008-IND1 Mortgage Pass-Through Certificates, Series 2008-IND1." Funds in the Carryover Shortfall Reserve Fund Account shall be held in trust for the Principal Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Carryover Shortfall Reserve Fund Account shall not be invested.

            Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

            Certificates: As specified in the Preliminary Statement.

            Certification Parties: Has the meaning set forth in Section 8.15(d).

            Certifying Person: Has the meaning set forth in Section 8.15(d).

            Class: All Certificates bearing the same class designation as set forth in this Agreement.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A-R Certificates: All Certificates bearing the Class designation of "Class A-R."

            Class A-X Interest: The Upper Tier REMIC Regular Interest represented by the Class A-X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Class B Certificates: As specified in the Preliminary Statement.

            Class Certificate Balance: With respect to any Class of Certificates (other than the Class A-X Certificates), at any date, (A) the sum of (x) the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof and (y) any Net Deferred Interest allocated to such Class on the related Distribution Date and all previous Distribution Dates and minus (B) (i) all distributions of principal previously made with respect thereto and, (ii) in the case of a Class of Subordinate Certificates, the portion, if any, of any Subordinate Certificate Writedown Amount allocated to that Class for previous Distribution Dates and, without duplication, in the case of a Class of Subordinate Certificates or Senior Certificates, the amount of Realized Losses, including Excess Losses, allocated to such Class of Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any Class or Classes of Certificates that have been previously reduced by Realized Losses shall be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Realized Losses allocated to such Class or Classes of Certificates). With respect to the Class A-X Certificates and any date, Class Certificate Balance means the aggregate Component Principal Balance of its PO Components. The Class P and Class L Certificates have no Class Certificate Balance.

            Class L Certificates: All Certificates bearing the class designation of "Class L."

            Class LT-AR Interest: The sole Class of "residual interest" in the Lower Tier REMIC evidenced by the Class A-R Certificates.

            Class P Certificates: All Certificates bearing the class designation of "Class P."

            Class UT-AR Interest: The sole Class of "residual interest" in the Upper Tier REMIC evidenced by the Class A-R Certificates.

            Closing Date: February 13, 2008.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: The "Custodial Account" as defined in the IndyMac Servicing Agreement.

            Commission: The U.S. Securities and Exchange Commission.

            Components: Solely for purposes of calculating distributions of principal and interest and the allocation of Realized Losses and Net Deferred Interest, the Class A-X Certificates will be comprised of the components having the designations, initial Component Principal Balances and initial Component Notional Amounts set forth below.

                           Component       Initial Component   Initial Component
         Class            Designation      Principal Balance    Notional Amount
----------------------   --------------    -----------------   ----------------
Class A-X Certificates   Class A-X-IO-1           N/A            $325,906,100
                         Component
                         Class A-X-IO-2           N/A             $45,496,942
                         Component
                         Class A-X-PO-1            $0                  N/A
                         Component
                         Class A-X-PO-2            $0                  N/A
                         Component


            The components comprising the Class A-X Certificates will not be separately transferable from such Class of Certificates.

            Component Notional Amount: For the Interest Accrual Period related to any Distribution Date,

            (a) for the Class A-X-IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (other than the Class A-X Certificates) immediately prior to that Distribution Date and
      (ii) the Component Principal Balance of the Class A-X-PO-1 Component immediately prior to that Distribution Date, and

            (b) for the Class A-X-IO-2 Component, the sum of (1) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received in the Principal Prepayment Period preceding that Due Period) over the aggregate Class Certificate Balance of the Senior Certificates (not including the Class A-X Certificates but including the Component Principal Balance of the Class A-X-PO-1 Component) immediately prior to that Distribution Date and (2) the Component Principal Balance of the Class A-X-PO-2 Component immediately prior to that Distribution Date.

            Component Principal Balance: For each PO Component, initially an amount equal to zero, and as of each Distribution Date, such initial amount as
(I) increased by (x) the amount of Net Deferred Interest on the Mortgage Loans allocated to the IO Component on all prior Distribution Dates with the same alpha-numeric designation, and (y) the amount of Subsequent Recoveries allocated to that PO Component on all prior Distribution Dates as set forth under Section 4.03, and (II) reduced by (x) all amounts actually distributed as principal of that PO Component on all prior Distribution Dates, and (y) all Realized Losses applied in reduction of principal of that PO Component on all prior Distribution Dates.

            Compensating Interest: For any Distribution Date, the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to Principal Prepayments by the Mortgagor (excluding any payments made upon liquidation of the Mortgage Loan).

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Corporate Trust Office: With respect to the Securities
Administrator: (i) for certificate transfer purposes, the office of the Securities Administrator at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-BCAP 2008-IND1, (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Manager-BCAP LLC 2008-IND1, facsimile no. (410) 715-2380, and which is the address to which notices to and correspondence with the Securities Administrator should be directed, or (iii) at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders. With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

            Corresponding Class: The Class of interests in the Lower Tier REMIC or Upper Tier REMIC created under this Agreement that corresponds to the Class of interests in the other such Trust REMIC, as applicable, or to a Class of Certificates in the manner set out below:

            Corresponding       Corresponding
          Lower Tier REMIC     Upper Tier REMIC        Corresponding
          Regular Interest         Interest        Class of Certificates
          ----------------     ----------------    ---------------------
            Class LT-A-1          Class A-1              Class A-1
            Class LT-A-2          Class A-2              Class A-2
            Class LT-A-3          Class A-3              Class A-3
            Class LT-UTAR         Class A-R              Class A-R
            Class LT-B-1          Class B-1              Class B-1
            Class LT-B-2          Class B-2              Class B-2
            Class LT-B-3          Class B-3              Class B-3
            Class LT-B-4          Class B-4              Class B-4
            Class LT-B-5          Class B-5              Class B-5
            Class LT-B-6          Class B-6              Class B-6

            Cross-Over Date: The Distribution Date on which the Class Certificate Balances of the Subordinate Certificates have been reduced to zero.

            Custodial File: With respect to each Mortgage Loan, all Mortgage Loan Documents which are delivered to, and received by, the Custodian or which at any time comes into the possession of the Custodian.

            Custodian Fee: With respect to any Distribution Date (commencing with the February 2008 Distribution Date), the amount charged by the Custodian to the Master Servicer for custodial services with respect to the Mortgage Loans performed by the Custodian during the preceding calendar month (commencing with the month of February 2008), based on a custodial fee schedule furnished by the Custodian to the Master Servicer.

            Custodian: Deutsche Bank National Trust Company, or its successors in interest or permitted assigns, or any successor to the Custodian under this Agreement as herein provided.

            Cut-off Date: January 1, 2008.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Deferred Interest: For any Mortgage Loan and any Distribution Date, an amount equal to the excess, if any, of the interest accrued during the related Mortgage Loan accrual period at the applicable Mortgage Rate over the entire Scheduled Payment due on such Mortgage Loan on the related Due Date.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: A Mortgage Loan which is purchased or repurchased by the Original Loan Seller, the Purchasers or the Depositor in accordance with the terms of the IndyMac Agreements, the Representation Letter or this Agreement, as applicable, or which is, in the case of a substitution pursuant to the IndyMac Agreements replaced or to be replaced with a substitute mortgage loan.

            Delinquent: With respect to any Mortgage Loan, any Scheduled Payments that are delinquent as calculated in accordance with the MBA method (i.e., actual day count past due).

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: BCAP LLC, a Delaware limited liability company, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "F1+" by Fitch and "A-1" by Standard & Poor's.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to the Servicer Remittance Date, two (2) Business Days immediately preceding the Servicer Remittance Date.

            Disqualified Non-U.S. Person: With respect to a Residual Certificate, (i) any Non-U.S. Person or agent thereof other than a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective IRS Form W-8ECI, or (ii) any domestic entity classified as a partnership under the Code if any of its direct or indirect partners (other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-U.S. Persons, unless such Person set forth in (i) or (ii) above has delivered to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.01(b) in the name of the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A. in trust for registered holders of BCAP LLC Trust 2008-IND1 Mortgage Pass-Through Certificates, Series 2008-IND1". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Date: The 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in February 2008.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution (provided, however, that following a downgrade, withdrawal, or suspension of such Eligible Institution's Standard & Poor's rating below the levels set forth in definition of "Eligible Institution" with respect to any Eligible Account, the applicable Eligible Institution shall either (x) obtain a guaranty from a guarantor which satisfies the Standard & Poor's requirements set forth in such definition, or (y) transfer any such Eligible Account to one or more segregated trust accounts in the trust department of an institution which satisfies the definition of "Eligible Institution", in either case, as promptly as practicable (and in any case within not more than 60 calendar days with respect to the Excess Reserve Fund Account, or 30 calendar days with respect to each other Account)), (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "F-1" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Securities Administrator) (in each case to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2007-5, 72 Fed. Reg. 13130 (2007) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Event of Default: As defined in the IndyMac Agreements.

            Excess Losses: Any Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the Servicing Fee Rate and, if applicable, any lender paid mortgage insurance premium rate.

            Expense Fees: As to each Mortgage Loan, the fees calculated by reference to the Expense Fee Rate.

            Fannie Mae: The Federal National Mortgage Association, and its successors in interest.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in October 2047.

            Fitch: Fitch, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Commission. For purposes of Section 12.05(c) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, or such other address as Fitch may hereafter furnish to the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Custodian and the Trustee.

            Form 8-K Disclosure Information: As defined in Section 8.15(e).

            Fractional Interest: With respect to any Distribution Date and each Class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Balance of such Class and each Class of Subordinate Certificates subordinate to such Class, if any, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans.

            Fraud Loan: A Liquidated Loan as to which a Fraud Loss has occurred.

            Fraud Loss: Any Realized Losses incurred by reason of a default arising from fraud, dishonesty or misrepresentation in the origination of the related Mortgage Loan.

            Fraud Loss Coverage Amount: With respect to any Distribution Date, the amount set forth in the following table for the indicated period:

             Period                         Fraud Loss Coverage Amount
-----------------------------     ----------------------------------------------

Closing Date through              3.00% of the aggregate Cut-Off Date Pool
 January 2009                     Balance minus the aggregate amount of Fraud
                                  Loss that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-Off
                                  Date

February 2009 through January     2.00% of the aggregate Cut-off Date Pool
2010                              Balance minus the aggregate amount of Fraud
                                  Loss that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-Off
                                  Date

February 2010 through January     1.00% of the aggregate Cut-Off Date Pool
2013                              Balance minus the aggregate amount of Fraud
                                  Loss that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-Off
                                  Date

After the earlier to occur of     $0
January 2013 and the Cross-Over
Date

            Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

            Gross Margin: The fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

            Index: As to each Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

            IndyMac Agreements: Collectively, the IndyMac Assignment Agreement, the IndyMac Purchase Agreement and the IndyMac Servicing Agreement.

            IndyMac Assignment Agreement: The Assignment and Recognition Agreement, dated as of the Closing Date, among IndyMac Bank F.S.B., the Master Servicer and Securities Administrator, Barclays Bank PLC and the Depositor, a copy of which is attached hereto as Exhibit L.

            IndyMac Purchase Agreement: The Amended and Restated Master Mortgage Loan Purchase Agreement, dated January 1, 2008, between Barclays Bank PLC and the Original Loan Seller, a copy of which is attached hereto as Exhibit M-1.

            IndyMac Servicing Agreement: The Servicing Agreement, dated October 1, 2006, between the Purchaser and the Servicer, a copy of each which is attached hereto as Exhibit M-2.

            Initial Distribution Interest Adjustment Amount: $50,978.26 to be deposited by Barclays Bank PLC or its designee into the Distribution Account prior to the first Distribution Date, February 25, 2008, deemed to represent amounts allocable to interest in connection with the interest collections on the Mortgage Loans for the first Distribution Date.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to the Class A-1 Certificates and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). With respect to the Class A Certificates (other than the Class A-1 Certificates) and the Class B Certificates and any Distribution Date, the calendar month preceding such Distribution Date. For purposes of computing interest accruals on each Class of Class A and Class B Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

            Investment Account: As defined in Section 3.02(a).

            IO Component: The Class A-X-IO-1 Component or the Class A-X-IO-2 Component. The IO Components will not have a Component Principal Balance or Class Principal Balance and are not entitled to any distributions in respect of principal, but will bear interest on their respective outstanding Component Notional Amounts.

            IRS: The Internal Revenue Service.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one month U.S. dollar deposits as such rate appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Reuters Page LIBOR01, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

            LIBOR Certificates: As defined in the Preliminary Statement.

            LIBOR Determination Date: With respect to any LIBOR Certificates and any Interest Accrual Period, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Principal Prepayment Period preceding the month of such Distribution Date and as to which the Servicer has certified that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any Subsequent Recoveries.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Loss Allocation Limitation: As defined in Section 4.03(d).

            Lower Tier Principal Amount: As set forth in the Preliminary Statement.

            Lower Tier REMIC Regular Interest: Each of the Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-UTAR, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-B-5, Class LT-B-6, Class LT-Accrual-1 and Class LT-Accrual-2 Interests, as set forth in the Preliminary Statement.

            Lower Tier REMIC: As set forth in the Preliminary Statement.

            Lower Tier REMIC Interest Rate: As set forth in the Preliminary Statement.

            LT Accretion Directed Classes: As set forth in the Preliminary Statement.

            Master Servicer: Wells Fargo, and if a successor master servicer is appointed hereunder, such successor.

            Master Servicer Event of Default: As defined in Section 9.04.

            Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Loan: Any Mortgage Loan registered with MERS on the MERS
System.

            MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

            Monthly Advance: The advances made or required to be made by IndyMac on any Servicer Remittance Date pursuant to the IndyMac Servicing Agreement.

            Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.02.

            Moody's: Moody's Investors Service, Inc. and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Master Servicer, the Securities Administrator, the Custodian, the Servicer and the Trustee.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note, including all riders thereto.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of the IndyMac Agreements, each Mortgage Loan originally sold and subject to the IndyMac Agreements being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

            Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee and Custodian and referred to on Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the Original Loan Seller's Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home;
(5) a code indicating whether the Mortgaged Property is a single family residence, two family residence, three-family residence, four family residence, condominium, manufactured housing or planned unit development; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) the name of the Servicer; (11) the Servicing Fee Rate; (12) the current Scheduled Payment;
(13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the loan-to-value ratio at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgaged Property is a leasehold estate; (20) the Due Date of the Mortgage Loan; (21) whether the Mortgage Loan is insured by a primary mortgage insurance policy and the name of the insurer; (22) the certificate number of the primary mortgage insurance policy; (23) the amount of coverage of the primary mortgage insurance policy, and if it is a lender-paid primary mortgage insurance policy, the premium rate; (24) the type of appraisal; (25) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (26) documentation type (including asset and income type); (27) first payment date; (28) the schedule of the payment delinquencies in the prior 12 months; (29) FICO score; (30) the Mortgagor's name; (31) the stated maturity date; (32) the original principal amount of the mortgage; (33) the "pay through" date or the date of the last payment made; and
(34) with respect to each adjustable rate Mortgage Loan, the Gross Margin of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne on a Mortgage Note.

            Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            MTA: With respect to any Interest Accrual Period, the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)" as determined in accordance with Section 4.08.

            MTA Certificates: As defined in the Preliminary Statement.

            MTA Determination Date: With respect to any Interest Accrual Period, fifteen days prior to the commencement of such Interest Accrual Period.

            Net Deferred Interest: With respect to each Distribution Date, the excess, if any, of (x) any Deferred Interest that accrued on the Mortgage Loans for the related Due Period, over (y) the aggregate amount of partial and full Principal Prepayments collected on all the Mortgage Loans during the related Principal Prepayment Period (net of any such Principal Prepayments that are used to reimburse for Capitalized Advances).

            Net Interest Shortfall: With respect to any Distribution Date, the sum of (x) the Relief Act Interest Shortfall and (y) any related Net Prepayment Interest Shortfall.

            Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the applicable Expense Fee Rate.

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the Compensating Interest payments made with respect to such Distribution Date.

            NMWHFIT: A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(12) or successor provisions.

            Non-Permitted Transferee: A Person other than a Permitted
Transferee.

            Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or any successor Servicer including the Trustee or Master Servicer, as applicable, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer or any successor Servicer including the Trustee or Master Servicer, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Non-U.S. Person: A person that is not a U.S. Person.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Notional Amount: With respect to the Class A-X Certificates and any Distribution Date, the aggregate of the Component Notional Amounts of the IO Components immediately prior to such Distribution Date.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or the Original Loan Seller, and delivered to the Master Servicer, as required by the IndyMac Servicing Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer, reasonably acceptable to the Trustee or Securities Administrator (and/or such other Persons as may be set forth herein); provided, that any Opinion of Counsel relating to (a) qualification of each Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer or the Trustee of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or the Trustee of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Servicer or Trustee of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

            Original Loan Seller: IndyMac, in its capacity as Seller under the IndyMac Purchase Agreement.

            Original Subordinate Principal Balance: With respect to the Mortgage Loans, the aggregate of the Class Certificate Balances of the Subordinate Certificates as of the date of issuance of the Certificates.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Securities
            Administrator or delivered to the Securities Administrator for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Pass-Through Margin: With respect to each Class of Class A Certificates and Class B Certificates and any Distribution Date prior to the first Distribution Date after the Optional Termination Date, the following percentages:

              Class A-1                  1.200%
              Class A-2                  1.500%
              Class A-3                  1.500%
              Class B-1                  1.500%
              Class B-2                  1.500%
              Class B-3                  1.500%
              Class B-4                  1.500%
              Class B-5                  1.500%
              Class B-6                  1.500%

            On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins for the Class A Certificates and Class B Certificates shall increase to the rate set forth below:

              Class A-1                  2.400%
              Class A-2                  3.000%
              Class A-3                  3.000%
              Class B-1                  2.250%
              Class B-2                  2.250%
              Class B-3                  2.250%
              Class B-4                  2.250%
              Class B-5                  2.250%
              Class B-6                  2.250%

            Pass-Through Rate: For each Class of Class A Certificates and Class B Certificates, the per annum rate set forth or calculated in the manner set forth in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Master Servicer, the Securities Administrator, or any of their respective Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated "F1+" by Fitch, "A-1+" by Standard & Poor's, "P-1" by Moody's and "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

            (iii) repurchase obligations with respect to any security referenced in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities (which shall in no event have an original maturity of more than 365 days) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by Standard & Poor's and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by Standard & Poor's and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds managed or advised by the Depositor, the Master Servicer, the Securities Administrator, or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and, if rated by Fitch, at least "AAA" by Fitch and "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement); and

            (vii) if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument set forth hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives referenced in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause each Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            PO Component: The Class A-X-PO-1 or Class A-X-PO-2 Components. The PO Components have a Pass-Through Rate of 0.000% per annum.

            Pool Stated Principal Balance: With respect to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Prepayment Interest Shortfall: With respect to any Servicer Remittance Date, the sum of, for each Mortgage Loan that was, during the related Principal Prepayment Period, the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Principal Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Expense Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Principal Prepayment Period.

            Prepayment Premium: Any prepayment premium, penalty or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by law.

            Principal Certificates: As specified in the Preliminary Statement.

            Principal Payment Amount: For any Distribution Date, the sum of:

            (1) the principal portion, if any, of the Scheduled Payments due on each Mortgage Loan on the related Due Date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

            (2) the Purchase Price of each Mortgage Loan that was repurchased by the Original Loan Seller or another Person with respect to that Distribution Date;

            (3) any Substitution Adjustment Amount in respect of a Mortgage Loan received with respect to that Distribution Date;

            (4) the amount of net Insurance Proceeds or net Liquidation Proceeds allocable to principal received in the prior calendar month with respect to any Mortgage Loan that is not a Liquidated Loan;

            (5) with respect to each Mortgage Loan that became a Liquidated Loan during the prior calendar month, the lesser of:

            (a)   the Stated Principal Balance of that Mortgage Loan; and

            (b) the amount of net Insurance Proceeds or net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan during the prior calendar month;

            (6) the excess, if any, of (i) the aggregate of Principal Prepayments or other recoveries of principal in respect of the Mortgage Loans (other than a Liquidated Loan as specified in clause (5) above) received during the related Principal Prepayment Period over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the previous Due Date to the Due Date related to such Distribution Date; and

            (7) with respect to any Distribution Date prior to the Cross-Over Date only, the Subsequent Recoveries received during the related Principal Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Mortgage Loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Principal Payment Amount will be reduced on the related Distribution Date by the principal portion of such Deficient Valuation or Debt Service Reduction.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Prepayment Period: As defined in the IndyMac Servicing Agreement, as amended by the IndyMac Assignment Agreement.

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated February 13, 2008, relating to the Offered Certificates (except the Private Certificates).

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchaser: Barclays Bank PLC, a public limited company registered in England and Wales, and its successors in interest.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Master Servicer, the Securities Administrator and Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 12.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Trustee.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan. In addition, the amount of principal forgiven in connection with the modification of a Mortgage Loan will also be a Realized Loss.

            Record Date: With respect to any Distribution Date and the Class A-1 Certificates, the close of business on the Business Day immediately preceding such Distribution Date, and for the Certificates, other than the Class A-1 Certificates (but also for the Class A-1 Certificates, if the Class A-1 Certificates are issued in definitive form), the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date).

            Reference Bank: As defined in Section 4.07.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Reportable Event: As defined in Section 8.15(e).

            Representation Letter: The Side Letter, dated as of February 13, 2008, by and between Barclays Bank PLC and the Depositor, a copy of which is attached hereto as Exhibit T.

            Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Trustee arising out of the Trustee's enforcement of the applicable Person's repurchase obligation under the IndyMac Purchase Agreement or under the Representation Letter.

            Request for Release: The Request for Release submitted by the Master Servicer or the Servicer to the Custodian, substantially in the form of Exhibit D.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee or the Securities Administrator, any officer in the corporate trust department or similar group of the Trustee or the Securities Administrator with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            Reuters Page LIBOR01: The display page currently so designated on the Reuters 3000 Xtra Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.15(c).

            Sarbanes-Oxley Act: means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Securities Act: The Securities Act of 1933, as amended.

            Senior Optimal Principal Amount: With respect to any Distribution Date, the lesser of:

            (a) the sum of:

            (1) the Senior Percentage of the principal portion, if any, of the Scheduled Payments due on each Mortgage Loan on the related Due Date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

            (2) the Senior Percentage of the Purchase Price of each Mortgage Loan that was repurchased by the Original Loan Seller or another person with respect to that Distribution Date;

            (3) the Senior Percentage related to such Substitution Adjustment Amounts in respect of a Mortgage Loan received with respect to that Distribution Date;

            (4) the Senior Percentage of the amount of net Insurance Proceeds or net Liquidation Proceeds allocable to principal received in the prior calendar month with respect to a Mortgage Loan that is not a Liquidated Loan;

            (5) with respect to each Mortgage Loan that became a Liquidated Loan during the prior calendar month, the lesser of:

                        (A) the Senior Percentage of the Stated Principal
                  Balance of that Mortgage Loan; and

                        (B) either (x) the Senior Prepayment Percentage or (y)
                  if an Excess Loss was sustained with respect to any Liquidated Loan during the preceding calendar month, the Senior Percentage, of the amount of the net Insurance Proceeds or net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan during the prior calendar month;

            (6) the Senior Prepayment Percentage of the excess, if any, of:

                        (A) Principal Prepayments or other recoveries of
                  principal in respect of a Mortgage Loan (other than a Liquidated Loan as specified in clause (5) above) received during the related Principal Prepayment Period; over

                        (B) the aggregate amount of Deferred Interest accrued on
                  the Mortgage Loans from the previous Due Date to the Due Date related to such Distribution Date;

            (7) with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage of the Subsequent Recoveries received during the related Principal Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Mortgage Loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction; and

            (b) the Principal Payment Amount for such Distribution Date, minus Capitalized Advances reimbursed to the Servicer with respect to such Distribution Date.

            Senior Percentage: With respect to each Distribution Date, the lesser of 100% and the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of all of the Senior Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans for such Distribution Date.

            Senior Prepayment Percentage: With respect to any Distribution Date, the percentage (not exceeding 100%) set forth in the following table:

    Distribution Date Occurring             Senior Prepayment Percentage
----------------------------------      -----------------------------------
February 2008 through January 2018      100%

February 2018 through January 2019      Senior Percentage plus 70% of the
                                        Subordinate Percentage;

February 2019 through January 2020      Senior Percentage plus 60% of the
                                        Subordinate Percentage;

February 2020 through January 2021      Senior Percentage plus 40% of the
                                        Subordinate Percentage;

February 2021 through January 2022      Senior Percentage plus 20% of the
                                        Subordinate Percentage; and

After January 2022                      Senior Percentage

provided, however, that on any of the foregoing Distribution Dates if the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage will once again equal 100%. The reductions in the Senior Prepayment Percentages set forth above will not occur, unless, as of the last day of the month preceding the Distribution Date, both:

                  (i) the aggregate Stated Principal Balance of Mortgage Loans
            Delinquent 60 days or more (including for this purpose any of such Mortgage Loans in bankruptcy or foreclosure, any REO Properties and any Mortgage Loan that was modified during the 12-month period following the most recent modification of such Mortgage Loan until such Mortgage Loan becomes current under the terms of the Mortgage Loan as modified) does not exceed 50% of the aggregate Class Certificate Balances of the Subordinate Certificates as of that date; and

                  (ii) cumulative Realized Losses with respect to the Mortgage
            Loans do not exceed:

                        (A) 30% of the Original Subordinate Principal Balance if
                  such Distribution Date occurs between and including February 2018 and January 2019;

                        (B) 35% of the Original Subordinate Principal Balance if
                  such Distribution Date occurs between and including February 2019 and January 2020;

                        (C) 40% of the Original Subordinate Principal Balance if
                  such Distribution Date occurs between and including February 2020 and January 2021;

                        (D) 45% of the Original Subordinate Principal Balance if
                  such Distribution Date occurs between and including February 2021 and January 2022; and

                        (E) 50% of the Original Subordinate Principal Balance if
                  such Distribution Date occurs after January 2022.

            Notwithstanding the foregoing and with respect to any Distribution Date, if the following conditions are satisfied:

                  (iii) the then-current Subordinate Percentage is equal to or greater than two times the initial Subordinate Percentage;

                  (iv) the aggregate Stated Principal Balance of Mortgage Loans
            Delinquent 60 days or more (including for this purpose any of such Mortgage Loans in bankruptcy or foreclosure, any REO Properties and any Mortgage Loan that was modified during the 12-month period following the most recent modification of such Mortgage Loan until such Mortgage Loan becomes current under the terms of the Mortgage Loan as modified) does not exceed 50% of the aggregate Class Certificate Balances of the Subordinate Certificates as of that date; and

                  (v) cumulative Realized Losses with respect to the Mortgage
            Loans do not exceed:

                        (A) 20% of the Original Subordinate Principal Balance if
                  such Distribution Date occurs on or prior to January 2011, and

                        (B) 30% of the Original Subordinate Principal Balance if
                  such Distribution Date occurs after February 2011.

then the Senior Prepayment Percentage for such Distribution Date will be as set forth in the following table:

    Distribution Date Occurring             Senior Prepayment Percentage
----------------------------------      ----------------------------------
February 2008 through January 2011      Senior Percentage plus 50% of the
                                        Subordinate Percentage
After January 2011                      Senior Percentage

            Upon the reduction of a Senior Prepayment Percentage during one of the periods set forth in the table above, such reduction will remain in effect for the remainder of that period.

            Servicer: IndyMac Bank, F.S.B. in its capacity as servicer under the IndyMac Servicing Agreement and the Assignment Agreement, or any successor servicer appointed pursuant thereto.

            Servicer Remittance Date: 1:00 P.M. Eastern Standard Time on the 19th day (or if such 19th day is not a Business Day, the first Business Day immediately following) of any month, as set forth in the IndyMac Assignment Agreement under the definition of "Remittance Date."

            Servicing Advances: As defined in the IndyMac Servicing Agreement.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit O hereto.

            Servicing Fee: As defined in the IndyMac Servicing Agreement.

            Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate for such Mortgage Loan specified on the Mortgage Loan Schedule.

            Servicing File: The "Credit File" as defined in the IndyMac Servicing Agreement.

            Servicing Function Participant: As defined in Section 8.14(a).

            Similar Law: As defined in Section 5.02(b).

            Special Hazard Coverage Termination Date: The point in time at which the related Special Hazard Loss Coverage Amount is reduced to zero.

            Special Hazard Loss Coverage Amount: Approximately $7,408,826 less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (2) the related Adjustment Amount. As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

            Special Hazard Loss: Any Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property, including any Realized Loss due to the presence or suspected presence of any hazardous waste or substance on a Mortgaged Property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under the IndyMac Servicing Agreement or any loss due to normal wear and tear or certain other causes.

            Special Hazard Mortgage Loan: A Liquidated Loan as to which a Special Hazard Loss has occurred.

            Standard & Poor's or S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(c) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041,
Attention: Residential Mortgage Surveillance Group - BCAP LLC Trust 2008-IND1, or such other address as Standard & Poor's may hereafter furnish to the Master Servicer, the Securities Administrator, the Depositor, the Servicer and the Trustee.

            Startup Day: As defined in Section 2.04.

            Stated Principal Balance: As to each Mortgage Loan and as of any Determination Date, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date plus any Deferred Interest added to the balance of such Mortgage Loan, minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced prior to the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Principal Prepayment Period and any Deferred Interest, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Principal Prepayment Period shall be zero.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Subservicer, the Master Servicer or the Securities Administrator that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

            Subordinate Certificates: As specified in the Preliminary Statement.

            Subordinate Certificates Prepayment Distribution Trigger: With respect to a Class of Subordinate Certificates and any Distribution Date, is satisfied if either (i) the Fractional Interest for such Class for such date equals or exceeds the Fractional Interest for such Class calculated as of the date of issuance of the Certificates, or (ii) that Class of Subordinate Certificates is the only Class of Subordinate Certificates then Outstanding.

            Subordinate Certificate Writedown Amount: With respect to any Distribution Date, the amount, if any, by which:

                  (i) the sum of the Class Certificate Balances of all of the
            Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Class Certificate Balances of those Certificates on such Distribution Date, exceeds

                  (ii) the aggregate Stated Principal Balances of the Mortgage
            Loans for such Distribution Date.

            Subordinate Optimal Principal Amount: With respect to any Distribution Date, the lesser of:

            (a) the sum of:

            (1) the Subordinate Percentage of the principal portion, if any, of the Scheduled Payments due on each Mortgage Loan on the related Due Date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

            (2) the Subordinate Percentage of the principal portion of the Purchase Price of each Mortgage Loan that was repurchased by the Original Loan Seller or another Person with respect to that Distribution Date;

            (3) the Subordinate Percentage related to any Substitution Adjustment Amounts in respect of a Mortgage Loan received with respect to that Distribution Date;

            (4) the Subordinate Percentage of the amount of net Insurance Proceeds or net Liquidation Proceeds allocable to principal received in the prior calendar month with respect to a Mortgage Loan that is not a Liquidated Loan;

            (5) with respect to each Mortgage Loan that became a Liquidated Loan during the prior calendar month, the portion of the amount of the net Insurance Proceeds or net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan during the prior calendar month that was not included in clause (5) of the definition of "Senior Optimal Principal Amount" for such Distribution Date; and

            (6) the Subordinate Prepayment Percentage of the excess, if any, of:

                        (A) Principal Prepayments or other recoveries of
                  principal in respect of a Mortgage Loan (other than a Liquidated Loan as specified in clause (5) above) received during the related Principal Prepayment Period; over

                        (B) the aggregate amount of Deferred Interest accrued on
                  the Mortgage Loans from the previous Due Date to the Due Date related to such Distribution Date; and

            (7) with respect to any Distribution Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage of the Subsequent Recoveries received during the related Principal Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Mortgage Loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction; and

            (b) the Principal Payment Amount for such Distribution Date, minus Capitalized Advances reimbursed to the Servicer with respect to such Distribution Date.

            Subordinate Percentage: With respect to any Distribution Date, the difference between 100% and the Senior Percentage on such Distribution Date.

            Subordinate Prepayment Percentage: With respect to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage on such Distribution Date.

            Subsequent Recoveries: With respect to any Distribution Date and any Mortgage Loan, an amount, net of any reimbursable expenses, received in respect of principal on that Mortgage Loan during the related Principal Prepayment Period that has previously been allocated as a Realized Loss to a Class of Certificates.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Substitution Adjustment Amount: With respect to the IndyMac Purchase Agreement or with respect to a Mortgage Loan substituted by the Purchaser, an amount of cash received from the Original Loan Seller in connection with a substitution for a Deleted Mortgage Loan.

            Tax Matters Person: The Holder of the Class A-R Certificates is designated as "tax matters person" of the Lower Tier REMIC and the Upper Tier REMIC, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            10-K Filing Deadline: As defined in Section 8.15(c).

            Termination Price: As defined in Section 11.01.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) each Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the rights of the Trust under the IndyMac Agreements; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing; (vi) the Initial Distribution Interest Adjustment Amount; and (vii) the Representation Letter.

            Trust REMIC: Either of the Lower Tier REMIC or the Upper Tier REMIC, as applicable.

            Trustee: HSBC Bank USA, National Association, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or amended by Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14979, or any successor exemption.

            Upper Tier REMIC: As set forth in the Preliminary Statement.

            Upper Tier REMIC Interest Rate: As set forth in the Preliminary Statement.

            Upper Tier REMIC Interest: Any Upper Tier REMIC Regular Interest or the Class UT-AR Interest.

            Upper Tier REMIC Regular Interest: As set forth in the Preliminary Statement.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class A-X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class A-R Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of such Class in accordance with their respective Percentage Interests), (c) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of such Class in accordance with their respective Percentage Interests), (d) 1% of all Voting Rights shall be allocated to the Class L Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of such Class in accordance with their respective Percentage Interests), and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Class Certificate Balances of their respective Certificates on such date.

            WAC Cap: As of any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans; provided, that in the case of the first Distribution Date, the WAC Cap shall be calculated taking into account the Initial Distribution Interest Adjustment Amount, as if such amount were additional interest collected on the Mortgage Loans during the related Due Period.

            WHFIT: A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

            WHFIT Regulations: Treasury Regulations Section 1.671-5, as amended.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (ii) the original Assignment of Mortgage in blank (except if recorded), unless the Mortgage Loan is a MERS Mortgage Loan;

            (iii) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording;

            (iv) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording;

            (v) originals of all assumption or modification agreements or certified copies thereof, in either case with evidence of recording thereon;

            (vi) an original or copy of a title insurance policy or, in the event such title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company, Original Loan Seller or escrow company;

            (vii) to the extent applicable, an original or copy of a power of attorney; and

            (viii) the original or, if unavailable, a copy of a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

            The Depositor shall deliver to the Custodian the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

            From time to time, the Original Loan Seller (pursuant to the IndyMac Purchase Agreement), the Depositor or the Servicer (pursuant to the IndyMac Servicing Agreement), as applicable, shall forward to the Custodian additional original documents and additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of the IndyMac Purchase Agreement upon receipt of such documents. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, the Depositor shall deliver to the Custodian Assignments of Mortgages (except in the case of MERS Loans), in blank, for each applicable Mortgage Loan.

            To the extent not previously delivered to the Purchaser pursuant to the IndyMac Purchase Agreement, on or prior to the Closing Date, the Original Loan Seller shall deliver to the Custodian, Assignments of Mortgages, in blank, for each Mortgage Loan that is not a MERS Loan. Pursuant to the IndyMac Assignment Agreement, no later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Servicer of the complete recording information for a Mortgage, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Original Loan Seller and at no expense to the Trust Fund, the Trustee, the Servicer, the Custodian, the Master Servicer, the Securities Administrator or the Depositor, in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(ii). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, pursuant to the IndyMac Assignment Agreement, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) if the Trustee and each Rating Agency have received an Opinion of Counsel, satisfactory to the Trustee and each Rating Agency to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note, (ii) if such Mortgage Loan is a MERS Loan or (iii) if the Rating Agencies have each notified the Depositor and the Servicer in writing that not recording any such Assignments of Mortgage would not cause the initial ratings on any Certificates to be downgraded or withdrawn; provided, however, that the Servicer shall not be held responsible or liable for any loss that occurs because an Assignment of Mortgage was not recorded, but only to the extent the Servicer does not have prior knowledge of the act or omission that causes such loss. Unless the Depositor gives the Servicer notice to the contrary, the Depositor is deemed to have given the Servicer notice that the condition set forth in clause (iii) above is applicable. In addition to the foregoing and pursuant to the IndyMac Assignment Agreement, the Servicer shall cause each Assignment of Mortgage to be recorded in accordance with Accepted Servicing Practices in order to convey, upon foreclosure, the title of any Mortgaged Property to the Trust. If the Assignment of Mortgage is to be recorded, the applicable Mortgage shall be assigned by the Original Loan Seller, pursuant to the IndyMac Assignment Agreement, at the expense of the Original Loan Seller to "HSBC Bank USA, National Association, as trustee under the Pooling and Servicing Agreement dated as of January 1, 2008, BCAP LLC Trust 2008-IND1." In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, pursuant to the IndyMac Assignment Agreement, the Original Loan Seller shall promptly cause to be delivered a substitute Assignment of Mortgage to cure such defect and thereafter cause each such assignment to be duly recorded at no expense to the Trust Fund.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within the time period and in the manner specified in the IndyMac Purchase Agreement (which is 90 days following the Closing Date (other than with respect to the Assignments of Mortgage)), upon receipt of actual knowledge the Trustee shall take or cause to be taken such remedial actions under the IndyMac Purchase Agreement against the Original Loan Seller as may be permitted to be taken thereunder, including, without limitation, if applicable, the repurchase by the Original Loan Seller of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the Original Loan Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Original Loan Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Original Loan Seller, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Original Loan Seller shall be deemed to have been satisfied upon delivery by the Original Loan Seller to the Custodian, prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "BCAP Trust LLC 2008-IND1" and HSBC Bank USA, National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement and in the IndyMac Assignment Agreement, including without limitation, the representation and warranty set forth in paragraphs (32), (38) and (39) of Exhibit E of the IndyMac Assignment Agreement. The Trust's fiscal year is the calendar year.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a).

            (e) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of Custodial Files, including but not limited to certain insurance policies and documents contemplated by this Agreement, and preparation and delivery of the certifications, shall be performed by the Custodian.

            Section 2.02 Acceptance by the Custodian of the Mortgage Loans. The Custodian shall acknowledge on the Closing Date receipt by it on behalf of the Trustee of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E ("Initial Certification"), and shall declare that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian shall maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            Prior to and as a condition to the closing, the Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan as provided below. The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the Custodian shall ascertain that all documents required to be reviewed by it are in its possession and shall deliver to the Depositor, the Servicer, the Trustee, the Securities Administrator and the Master Servicer an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor, the Servicer, the Trustee, the Securities Administrator and the Master Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (8), (32) and (34) of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Custodian shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Trustee shall enforce the obligation of the Original Loan Seller to cure or repurchase Mortgage Loans that do not conform to the requirements of Sections 2.01 and 2.02 as determined in the Custodian's review as required herein by notifying the Original Loan Seller to correct or cure such default. The Trustee shall also enforce the obligation of the Original Loan Seller under the IndyMac Purchase Agreement to cure or repurchase Mortgage Loans for which there is a defect or a breach of a representation or warranty thereunder of which a Responsible Officer of the Trustee has actual knowledge, by notifying the applicable party to correct or cure such default. If the Servicer or the Original Loan Seller, as the case may be, fails or is unable to correct or cure the defect or breach within the period set forth in the applicable agreement, upon receipt of actual knowledge of such failure the Trustee shall notify the Depositor of such failure to correct or cure. Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable party to correct or cure, the Trustee shall notify the Depositor and the Depositor will cause the Original Loan Seller to repurchase the Mortgage Loan. If, within ten (10) Business Days of receipt of such notice by such party, such party fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure. The Trustee shall pursue all legal remedies available to the Trustee, on behalf of the Trust, against the Servicer, the Original Loan Seller and the Purchaser, as applicable, under this Agreement, the IndyMac Purchase Agreement or the IndyMac Servicing Agreement, as applicable, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies. The Trustee will be reimbursed by the Trust for all costs and expenses incurred by it in enforcing such legal remedies.

            Upon receipt of an executed Request for Release (which Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by an officer of the Master Servicer or the Servicer, as applicable, the Custodian shall promptly release the related Custodial File to the Master Servicer or the Servicer, as applicable, within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account unless such expenses constitute Servicing Advances. In addition, for purposes of servicing the Mortgage Loans, upon receipt of any executed Request for Release signed by an officer of the Servicer, the Custodian shall promptly release the related Custodial File to the Servicer within three (3) Business Days (or with respect to any Request for Release that relates to more than 100 Custodial Files, five
(5) Business Days).

            Section 2.03 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.04 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date occurring in October 2047, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs.

            Section 2.05 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Master Servicer, the Securities Administrator, the Custodian and the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the certificate of formation or limited liability company agreement of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the respective Custodial Files to the Custodian, and shall inure to the benefit of the Certificateholders.

            Section 2.06 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator and the Custodian, as of the Closing Date:

            (a) The Trustee has been duly incorporated and is validly existing as a national banking association and is duly qualified to do business and in good standing under the laws of each jurisdiction in which the performance of its duties under this Agreement would require such qualification and has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) The Trustee has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Trustee the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) The execution and delivery of this Agreement by the Trustee, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Trustee and will not (i) result in a material breach of any term or provision of the articles of incorporation or bylaws of the Trustee, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Trustee is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Trustee of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Trustee; and the Trustee is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Trustee's ability to perform or meet any of its obligations under this Agreement.

            (d) No litigation is pending or threatened against the Trustee that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Trustee to perform any of its obligations under this Agreement in accordance with the terms thereof. For purposes of the foregoing, the Trustee does not regard any actions, proceedings or investigations "threatened" unless the potential litigants or governmental authority has manifested to a member of the Trustee's Legal Department having responsibility for litigation matters involving the corporate trust activities of the Trustee its present intention to initiate such proceedings.

            (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Trustee has obtained the same.

            Section 2.07 Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator and the Trustee, as of the Closing Date:

            (a) The Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

            (b) The Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) The execution and delivery of this Agreement by the Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Custodian and will not result in a material breach of any term or provision of the articles of association or bylaws of the Custodian.

                                  ARTICLE III

                                 TRUST ACCOUNTS

            Section 3.01 Distribution Account and Carryover Shortfall Reserve Fund Account. (a) The Securities Administrator shall establish and maintain the Carryover Shortfall Reserve Fund Account, on behalf of the Class A-X Certificateholders, to receive amounts in respect to any Carryover Shortfall Amounts and to secure their limited recourse obligation to pay to the Certificateholders any Carryover Shortfall Amounts. For the avoidance of doubt, any Carryover Shortfall Amounts shall be paid to the applicable Principal Certificates from the amounts representing Accrued Certificate Interest otherwise distributable to the Class A-X Certificates pursuant to Section 4.01, but instead deposited into the Carryover Shortfall Fund Account pursuant to
Section 4.04. On each Distribution Date, the Securities Administrator shall deposit amounts representing Accrued Certificate Interest with respect of the Class A-X Certificates received in respect of any Carryover Shortfall Amounts for such date into the Carryover Shortfall Reserve Fund Account. The Carryover Shortfall Fund Account shall be a non-interest bearing account.

            The Securities Administrator shall account for the Carryover Shortfall Reserve Fund Account as an asset of a grantor trust under subpart E,
Part I of subchapter J of the Code and not as an asset of either Trust REMIC created pursuant to this Agreement. The beneficial owners of the Carryover Shortfall Reserve Fund Account are the Class A-X Certificateholders. For all federal income tax purposes, amounts transferred by the Upper Tier REMIC to the Carryover Shortfall Reserve Fund Account shall be treated as distributions by the Securities Administrator on behalf of the Trust to the Class A-X Certificateholders in respect of the Class A-X Interest and then contributed by the Class A-X Certificateholders to the Carryover Shortfall Reserve Fund Account.

            Any Carryover Shortfall Amounts distributed by the Securities Administrator to the Principal Certificateholders from the Carryover Shortfall Reserve Fund Account shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class A-X Certificates (in respect of the Class A-X Interest) and then to the respective Class or Classes of Principal Certificates. In addition, the Securities Administrator shall account for the Principal Certificateholders' rights to receive payments of Carryover Shortfall Amounts from the Carryover Shortfall Reserve Fund Account. Funds in the Carryover Shortfall Reserve Fund Account shall remain uninvested.

            Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any distributions from the Carryover Shortfall Reserve Fund Account except as expressly set forth in
Section 4.04.

            (b) The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders, which shall be a non-interest bearing trust account. The Securities Administrator shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Securities Administrator pursuant to the IndyMac Servicing Agreement; and

            (ii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account , including in connection with the first Distribution Date, the Initial Distribution Interest Adjustment Amount.

            In the event that the Servicer shall remit any amount not required to be remitted pursuant to the IndyMac Servicing Agreement, and the Servicer pursuant to an Officer's Certificate directs the Securities Administrator in writing to withdraw such amount from the Distribution Account, the Securities Administrator shall return such funds to the Servicer. All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.01.

            Section 3.02 Investment of Funds in the Distribution Account. (a) The Securities Administrator may (but shall not be obligated to) invest funds in the Distribution Account for its benefit (for purposes of this Section 3.02, such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand or maturing on such Distribution Date, in the case of an investment that is an obligation of the Securities Administrator, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator. The Securities Administrator shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder to the extent that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Securities Administrator shall be subject to the Securities Administrator's withdrawal in the manner set forth in Section 10.05.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Notwithstanding the foregoing, the Securities Administrator shall be liable to the Trust for any such loss on any funds it has invested under this Section 3.02, and the Securities Administrator shall deposit funds in the amount of such loss in the Distribution Account promptly after such loss is incurred.

            (d) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is not payable or reimbursable under Section 8.06 of this Agreement.

            (e) In order to comply with its duties under the USA Patriot Act of 2001, the Securities Administrator shall obtain and verify certain information and documentation from certain other parties to this Agreement including, but not limited to, each such party's name, address and other identifying information.

            (f) On or prior to each Distribution Date, the Custodian shall deliver an invoice to the Master Servicer (which may be provided electronically), setting forth the amount of the Custodian Fee for the related Distribution Date. The Master Servicer shall remit the Custodian Fee to the Custodian payable out of the compensation payable hereunder to the Master Servicer.

                                   ARTICLE IV

                                  DISTRIBUTIONS

            Section 4.01 Priorities of Distribution. (a) On each Distribution Date, the Securities Administrator will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

            first, concurrently, from the Available Funds, to the Class A-1, Class A-2, Class A-3 and Class A-R Certificates and the IO Components, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided, however, that all or a portion of the distribution of Accrued Certificate Interest to which an IO Component is otherwise entitled (after allocation of Net Deferred Interest) in an amount up to the Carryover Shortfall Amount, if any, for such Distribution Date, will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to the Class A-X Certificates except as set forth below under Section 4.04;

            second, concurrently, from the remaining Available Funds, the Senior Optimal Principal Amount for that Distribution Date, sequentially, as follows,
(a) to the Class A-R Certificates until the Class Certificate Balance of such Class has been reduced to zero, and (b) to the Class A-1, Class A-2 and Class A-3 Certificates and the PO Components, pro rata, until the Class Certificate Balance of each such Class has been reduced to zero;

            third, from the remaining Available Funds, to the Class B-1 Certificates in the following order: (1) the Accrued Certificate Interest on the Class B-1 Certificates for that Distribution Date and (2) the Class B-1 Certificates' Allocable Share for that Distribution Date;

            fourth, from the remaining Available Funds, to the Class B-2 Certificates in the following order: (1) the Accrued Certificate Interest on the Class B-2 Certificates for that Distribution Date and (2) the Class B-2 Certificates' Allocable Share for that Distribution Date;

            fifth, from the remaining Available Funds, to the Class B-3 Certificates in the following order: (1) the Accrued Certificate Interest on the Class B-3 Certificates for that Distribution Date and (2) the Class B-3 Certificates' Allocable Share for that Distribution Date;

            sixth, from the remaining Available Funds, to the Class B-4 Certificates in the following order: (1) the Accrued Certificate Interest on the Class B-4 Certificates for that Distribution Date and (2) the Class B-4 Certificates' Allocable Share for that Distribution Date;

            seventh, from the remaining Available Funds, to the Class B-5 Certificates in the following order: (1) the Accrued Certificate Interest on the Class B-5 Certificates for that Distribution Date and (2) the Class B-5 Certificates' Allocable Share for that Distribution Date;

            eighth, from the remaining Available Funds, to the Class B-6 Certificates in the following order: (1) the Accrued Certificate Interest on the Class B-6 Certificates for that Distribution Date and (2) the Class B-6 Certificates' Allocable Share for that Distribution Date; and

            ninth, to the Class A-R Certificates, any remaining portion of the Available Funds in each Trust REMIC for that Distribution Date.

            Amounts distributable to the IO Components and the PO Components pursuant to this Section 4.01(a) shall, subject to Section 4.04, be distributed to the Class A-X Certificates.

            Pro rata distributions of interest among Classes of Certificates and Components are required to be made in proportion to the then current amount of interest to which the applicable Classes are entitled. Pro rata distributions of principal among Classes of Certificates and Components are required to be made in proportion to the then-current Certificate Principal Balance or Components of the applicable Classes.

            (b) On each Distribution Date, all amounts in the Distribution Account for such Distribution Date representing Prepayment Premiums from the Mortgage Loans received during the related Principal Prepayment Period, as identified by the Servicer to the Securities Administrator pursuant to the IndyMac Assignment Agreement, shall be distributed by the Securities Administrator to the holders of the Class P Certificates.

            (c) On each Distribution Date, all amounts in the Distribution Account for such Distribution Date representing late payment fees from the Mortgage Loans received during the related Due Period, as identified by the Servicer to the Securities Administrator, shall be distributed by the Securities Administrator to the holders of the Class L Certificates.

            Section 4.02 Subordination (a) On each Distribution Date, the amount referred to in clause (1) of the definition of Accrued Certificate Interest (without any reduction referred to therein) for each Class of Senior Certificates and Subordinate Certificates for such Distribution Date shall be reduced by (i) the related Class's pro rata share of Net Prepayment Interest Shortfalls with respect to the Mortgage Loans, based on such Class's Accrued Certificate Interest for such Distribution Date without taking into account such Net Prepayment Interest Shortfalls and (ii) the related Class's pro rata share of (A) after the related Special Hazard Coverage Termination Date with respect to each Mortgage Loan, that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related net Mortgage Interest Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the related Bankruptcy Coverage Termination Date with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Deficient Valuation, (C) each Relief Act Reduction incurred on a Mortgage Loan, during the calendar month preceding the month of such Distribution Date and (D) after the related Fraud Loss Coverage Termination Date with respect to each Mortgage Loan that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related net Mortgage Interest Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month. After the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses, for any Distribution Date, shall be allocated to reduce the Accrued Certificate Interest for the Senior Certificates, pro rata, based upon such Class' Accrued Certificate Interest for such Distribution Date without taking into account such reductions.

            (b) Notwithstanding the priority and allocation contained in Section 4.01(a), if with respect to any Class of Subordinate Certificates on any Distribution Date, such Class has not satisfied the related Subordinate Certificates Prepayment Distribution Trigger, no distribution of amounts pursuant to clauses (2) and (3) of the definition of the Subordinate Optimal Principal Amount will be made to any such Classes (the "Restricted Classes") and the amount of such amounts pursuant to clauses (2) and (3) of the definition of the Subordinate Optimal Principal Amount otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates, which are not Restricted Classes, having lower numerical Class designations than such Class, pro rata based on their respective Class Certificate Balances immediately prior to such Distribution Date. The calculation of any amount to be distributed under this Section 4.02 shall be made by the Servicer.

            (c) In the event that the Trust Fund is terminated pursuant to
Article XI, the Securities Administrator shall remit the amount of any excess (after taking into account distributions of all amounts required to be made to the other Classes of Certificates and the payment of all amounts due hereunder in respect of indemnification and reimbursement) by wire transfer of immediately available funds to the holders of the Class A-R Certificates in accordance with the instructions of the holders of the Class A-R Certificates.

            Section 4.03 Allocation of Realized Losses. (a) On or prior to each Distribution Date, the Servicer shall determine the total amount of Realized Losses, including Excess Losses and the allocation of such total amount as set forth below. Realized Losses occurring on the Mortgage Loans shall be allocated as follows:

            (i) (A) any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero and second (1) to the Classes of Senior Certificates and the PO Components, pro rata on the basis of their respective Class Certificate Balances and Component Principal Balances immediately prior to the related Distribution Date until the Class Certificate Balance or Component Principal Balance, as applicable, of each such Class or PO Component has been reduced to zero; provided, however, that on or after the Cross-Over Date, the losses allocable to the Class A-1 and Class A-2 Certificates under this paragraph will instead be allocated to the Class A-3 Certificates (in addition to other losses borne by such Certificates) until the Class Certificate Balance of the Class A-2 Certificates has been reduced to zero; and provided, however, that on or after the Cross-Over Date and after the Class Certificate Balance of the Class A-3 Certificates has been reduced to zero, the losses allocable to the Class A-1 Certificates under this paragraph will instead be allocated to the Class A-2 Certificates (in addition to other losses borne by such Certificates) until the Class Certificate Balance of the Class A-2 Certificates has been reduced to zero.

                  (B) any Excess Losses occurring on the Mortgage Loans shall be allocated among the Senior Certificates, and each Class of Subordinate Certificates, pro rata, based upon their respective Class Certificate Balances after giving effect to distributions of principal on such Distribution Date.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of the Senior Certificates and Subordinate Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses with respect to the Mortgage Loans) exceeds the aggregate Stated Principal Balance of the Mortgage Loans for the following Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero; and

            (c) Any allocation of Realized Losses to a Certificate or any reduction in the Class Certificate Balance of a Certificate, pursuant to Section 4.03(a) or (b) above shall be accomplished by reducing the Class Certificate Balance thereof, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance" herein; provided that no Realized Loss shall be allocated to reduce the Class Certificate Balance of a Senior Certificate to the extent that such allocation would reduce the aggregate Class Certificate Balance of all of the Certificates and Subordinate Certificates to an amount less than the aggregate Stated Principal Balance for the following Distribution Date minus any related Deficient Valuations occurring before the related Bankruptcy Loss Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

            (d) Prior to the Cross-Over Date, with respect to any Subsequent Recoveries received during a Principal Prepayment Period with respect to any Mortgage Loans, the Class Certificate Balance or Component Principal Balance of one or more Classes of Certificates or PO Components to which Realized Losses have previously been allocated, will be increased for the related Distribution Date, as follows:

            (i) first, up to the amount of the Subsequent Recoveries, the Class Certificate Balance or Component Principal Balance of each Class of Senior Certificates or PO Component, as applicable, will be increased, pro rata, up to the amount of the excess, if any, of (x) unrecovered Realized Losses previously allocated to each such Class or PO Component, if any over (y) amounts previously applied to the increase of the Class Certificate Balance of such Class or PO Component pursuant to this Section 4.03(d)(i); and

            (ii) second, up to the amount of the Subsequent Recoveries remaining after allocation pursuant to the preceding clause (i), the Class Certificate Balance of each related Class of Subordinate Certificates, in order of seniority, will be increased, by the amount of the excess, if any, of (x) unrecovered Realized Losses previously allocated to each such Class, if any, over (y) amounts previously applied to the increase of the Class Certificate Balance of such Class pursuant to this Section 4.03(d)(ii).

            (e) Commencing on the Cross-Over Date, the Securities Administrator shall distribute the amount of any Subsequent Recovery received during a Principal Prepayment Period, pro rata, based on Class Certificate Balances, to the Classes of Senior Certificates and PO Components for which the Subsequent Recovery was received; provided, however, that any distribution to a Class of Certificates and Component Principal Balance, as applicable, pursuant to this
Section 4.03(e) shall not reduce the Class Certificate Balance or Component Principal Balance of such Class or PO Component, as applicable.

            Section 4.04 Carryover Shortfall Reserve Fund (a) On each Distribution Date, all or a portion of the amounts distributable as interest to the IO Components of the Class A-X Certificates in an amount up to the Carryover Shortfall Amount, if any, for such Distribution Date, shall be deposited in the Carryover Shortfall Reserve Fund and shall be distributed on such Distribution Date, concurrently, as follows:

            (i) from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class A-X-IO-1 Component, first, concurrently, to each Class of Senior Certificates (with the exception of the Class A-X and Class A-R Certificates), pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date, second, concurrently, to each Class of such Senior Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date not paid and third, any amounts remaining to the Class A-X Certificates, and

            (ii) from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class A-X-IO-2 Component, first, concurrently, to each class of Subordinate Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date, second, concurrently, to each Class of Subordinate Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date not paid and third, any amounts remaining to the Class A-X Certificates.

            (b) To the extent amounts in respect of interest otherwise payable to an IO Component are used to pay Carryover Shortfall Amounts and are not paid to the Class A-X Certificates, a holder of the Class A-X Certificates will not be entitled to reimbursement for such amounts. The Carryover Shortfall Reserve Fund Account will not be an asset of either Trust REMIC.

            Section 4.05 Allocation of Net Deferred Interest. On each Distribution Date, the Net Deferred Interest will be allocated among the Senior Certificates and the Subordinate Certificates. Among the Senior Certificates or Subordinate Certificates, as applicable, the Net Deferred Interest allocated to a Class of Certificates or its IO Components will be an amount equal to the excess, if any, for each such Class or IO Component of:

            (i) the amount of interest that accrued on such Class of Certificates or IO Component at its respective Pass-Through Rate during the Interest Accrual Period related to that Distribution Date, over

            (ii) the amount of current interest that would have accrued had the Pass-Through Rate for that Class of Certificates or IO Component equaled the related Adjusted Loan Cap for that Distribution Date.

The amount of Net Deferred Interest allocated to a Class of Certificates will be added to the Class Certificate Balance of such Class of Certificates, provided, that the amount of Net Deferred Interest allocated to an IO Component will be added to the Component Principal Balance of the PO Component with the same alpha-numeric designation.

            Section 4.06 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Servicer, the Depositor and each Rating Agency a statement based in part on information provided by the Servicer setting forth with respect to the related distribution:

            (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date or MTA Determination Date, as applicable, for such Interest Accrual Period;

            (ii) the amount of Available Funds;

            (iii) the amount of Available Funds allocable to principal, the Senior Optimal Principal Amount (separately identifying the components thereof) and the Subordinate Optimal Principal Amount (separately identifying the components thereof);

            (iv) the amount of Available Funds allocable to interest;

            (v) the aggregate amount of any Principal Prepayment and repurchase proceeds included in the distributions to Certificateholders;

            (vi) the Class Certificate Balance or the Notional Amount of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date and the aggregate amount of all Advances recovered during the related Due Period;

            (vii) the Pool Stated Principal Balance for the related Distribution Date;

            (viii) the amount of the Expense Fees paid to or retained by the Servicer with respect to such Distribution Date and the amount of any expenses and fees paid to or retained by the Master Servicer or Securities Administrator for such Distribution Date, in each case identifying the general purpose of such fees;

            (ix) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (x) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Servicer (and the Master Servicer or the Trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xi) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is Delinquent 30 to 59 days, 60 to 89 days, 90 or more days, and in such other periods and for such times as required by Regulation AB, (2) that have become REO Property, (3) that are in foreclosure, (4) that are in bankruptcy and (5) that have been modified, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (xii) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate outstanding principal balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date of the REO Properties;

            (xiii) the amount of Carryover Shortfall Amounts for the related Due Period and the amount of Carryover Shortfall Amounts in the Carryover Shortfall Reserve Fund for that Distribution Date;

            (xiv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xv) the aggregate amount of Realized Losses during the related Due Period and the aggregate amount of Realized Losses since the Cut-off Date;

            (xvi) the amount of any Realized Losses during the related Due Period, if any, allocated to each Class of Certificates;

            (xvii) with respect to each Class of Certificates, any amount not covered by Compensating Interest on such Distribution Date;

            (xviii) the amount of any Subsequent Recoveries for such Distribution Date;

            (xix) the amount of any Net Deferred Interest allocated to any Class for such Distribution Date;

            (xx) the number of Mortgage Loans at the beginning and end of the applicable reporting period, the pool factor, and the WAC Rate, and weighted average remaining term;

            (xxi) if provided by the Servicer, any material changes to methodology regarding calculations of Delinquencies and charge-offs;

            (xxii) if provided by the Servicer, any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the Due Period or that have cumulatively become material over time;

            (xxiii) if provided by the Servicer, any material breaches of pool asset representations or warranties or transaction covenants;

            (xxiv) the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for such Distribution Date;

            (xxv) if provided by the Servicer, and if applicable, information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable; and

            (xxvi) if provided by the Servicer, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

            In addition, each Form 10-D prepared and filed by the Securities Administrator pursuant to Section 8.15 shall include the following information with respect to the related distribution:

            (i) material breaches of Mortgage Loan representations and warranties of which the Securities Administrator has knowledge or has received written notice; and

            (ii) material breaches of any covenants under this Agreement of which the Securities Administrator has knowledge or has received written notice.

            (b) The Securities Administrator's responsibility for providing the above statement to the Certificateholders, each Rating Agency and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Servicer. The Securities Administrator shall make available the above statement via the Securities Administrator's internet website. The Securities Administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

            The Securities Administrator shall make available to each Analytics Company via the Securities Administrator's internet website each statement to Certificateholders prepared pursuant to this Section 4.02(b). The Securities Administrator and the Servicer shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Securities Administrator shall provide any corrections to such statements to each Analytics Company within ten Business Days of the related Distribution Date, provided that the Securities Administrator shall only be obligated to report to one Analytics Company in any month.

            (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(iii), and (a)(iv) of this Section 4.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

            (d) Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting distributions to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            Section 4.07 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Securities Administrator shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            (i) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this
      Section 4.07 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Securities Administrator.

            Section 4.08 Certain Matters Relating to the Determination of MTA.
(a) On each related MTA Determination Date, so long as the MTA Certificates are outstanding, the Securities Administrator shall determine MTA on the basis of the most recent MTA figure available as of such related MTA Determination Date.

            (b) If on any MTA Determination Date, MTA is no longer available, the Securities Administrator shall select a new index for the MTA Certificates that is based on comparable information. When the Securities Administrator selects a new index for the MTA Certificates, the Pass-Through Rate for each Class of MTA Certificates shall increase or decrease by the difference between the average MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The Pass-Through Rate for each Class of MTA Certificates will be increased by that difference if the average MTA is greater than the average replacement index, and the Pass-Through Rate for each Class of MTA Certificates will be decreased by that difference if the replacement index is greater than the average MTA.

            (c) The Pass-Through Rate for each Class of MTA Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each MTA Determination Date so long as the MTA Certificates are outstanding on the basis of MTA and the respective formulae appearing in footnotes corresponding to the MTA Certificates in the table relating to the Certificates in the Preliminary Statement.

            (d) The determination of MTA and the Pass-Through Rates for the MTA Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a MTA Certificate and the Securities Administrator.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

            Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any Affiliate thereof.

Section 5.02......Certificate Register; Registration of Transfer and Exchange of
Certificates. (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of this Section 5.02, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Securities Administrator shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to the transfer of the Class A-X Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. As directed by the Depositor, the Securities Administrator shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Depositor shall cooperate with the Securities Administrator and the Servicer in providing the Rule 144A information referenced in the preceding sentence, including providing to the Securities Administrator such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably determine to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to the transfer of the Class A-X Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or
(ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Class L Certificate, a Class P Certificate or a Residual Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other Person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator, the Servicer, the Master Servicer, the Custodian or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Securities Administrator, the Master Servicer, the Custodian or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Physical Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class L Certificate, a Class P Certificate or a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as set forth above shall be void and of no effect and (b) any purported transfer of a Class L Certificate, a Class P Certificate or a Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            None of the Class L Certificates, the Class P Certificates or the Residual Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Securities Administrator, the Master Servicer, the Custodian or the Servicer, to the effect that the elimination of such restrictions will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Private Certificateholder by its purchase of a Certificate is deemed to consent to any such IRS Form being so forwarded.

            (g) Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Trustee, the Securities Administrator, the Depositor and any agent of the Depositor or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and the Trustee, the Securities Administrator, the Depositor, nor any agent of the Depositor or the Securities Administrator shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                                  THE DEPOSITOR

            Section 6.01 Respective Liabilities of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 6.03 Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee, Affiliate or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor and the Trustee, if applicable, shall be entitled to be reimbursed therefor out of the Distribution Account.

            Section 6.04 Option to Purchase Defaulted Mortgage Loans. The Servicer shall have the option, but is not obligated, to purchase from the Trust any Mortgage Loan that is 90 days or more delinquent. The purchase price therefor, which shall be deposited in the Distribution Account, shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the Servicer related to the applicable Mortgage Loan.

                                  ARTICLE VII

                                SERVICER DEFAULT

            Section 7.01 Events of Default. If an Event of Default set forth in the IndyMac Servicing Agreement shall occur with respect to the Servicer then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Master Servicer shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under the IndyMac Servicing Agreement and in and to the Mortgage Loans serviced by the Servicer and the proceeds thereof. The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Servicer's obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder. On and after the receipt by the Servicer of such written notice of termination, all authority and power of the Servicer hereunder, whether with respect to the applicable Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the applicable Mortgage Loans and related documents, or otherwise.

            Section 7.02 Master Servicer to Act; Appointment of Successor. Within 120 days after the Master Servicer gives, and a Servicer receives a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 7.03, and subject to the rights of the Master Servicer to appoint a successor Servicer pursuant to this Section 7.02, be the successor to the Servicer in its capacity as servicer under the IndyMac Servicing Agreement and the transactions set forth or provided for herein and in the IndyMac Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of the IndyMac Servicing Agreement and applicable law including the obligation to make Monthly Advances or Servicing Advances pursuant to the IndyMac Servicing Agreement (it being understood and agreed that if the Servicer fails to make an Advance, the Master Servicer (in its capacity as successor servicer) shall do so unless a determination has been made that such Advance would constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance). As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act under the IndyMac Servicing Agreement including, if the Servicer was receiving the Servicing Fee at the Servicing Fee Rate set forth in the IndyMac Servicing Agreement (as set forth in the Mortgage Loan Schedule with respect to the related Mortgage Loans), such Servicing Fee and the income on investments or gain related to the Collection Account.

            Notwithstanding the foregoing, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances and Servicing Advances pursuant to the IndyMac Servicing Agreement, or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer under the IndyMac Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. No such appointment of a successor to the Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to the Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $25,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer, (other than liabilities of the terminated Servicer incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to this Section 7.02, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor to a Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            Any successor Servicer shall be responsible for giving notice to the related Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to the IndyMac Servicing Agreement.

            Notwithstanding the foregoing, the Master Servicer may not terminate the Servicer without cause.

            Section 7.03 Master Servicer to Act as Servicer. In the event that a Servicer shall for any other reason no longer be the Servicer, the Master Servicer or another successor Servicer, shall thereupon assume all of the rights and obligations of the predecessor Servicer hereunder arising thereafter pursuant to Section 7.02.

            Section 7.04 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Master Servicer shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Promptly after the occurrence of any Event of Default, the Master Servicer shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Master Servicer, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

         CONCERNING THE TRUSTEE AND THE CUSTODIAN, VARIOUS TAX MATTERS,
                     SERVICING REPORTS AND PERIODIC FILINGS

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance; provided, however, that:

            (a) unless a Master Servicer Event of Default of which a Responsible Officer of the Trustee obtains actual knowledge has occurred and is continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            Section 8.02 [Reserved].

            Section 8.03 Certain Matters Affecting the Custodian and the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Custodian and the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, opinions (including an Opinion of Counsel), certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Custodian nor the Trustee shall have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Custodian and the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (c) neither the Custodian nor the Trustee shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement nor shall either the Trustee or the Custodian be liable for acts or omissions of the other;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) neither the Custodian nor the Trustee shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security.

            (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Master Servicer Event of Default, the Trustee shall not be deemed to have knowledge of an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof;

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

            (j) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

            (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder;

            (l) notwithstanding anything to the contrary in the applicable Servicing Agreement, the Trustee shall not consent to the Servicer's request of assigning the IndyMac Servicing Agreement or the servicing rights thereunder to any other party;

            (m) should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; and

            (n) the Trustee shall not have any duty to conduct any affirmative investigation (including, but not limited to reviewing any reports delivered to the Trustee in connection with the review of Mortgage Files) as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Purchaser or the Original Loan Seller pursuant to the Pooling and Servicing Agreement or the IndyMac Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

            Section 8.04 Trustee and Custodian Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. Neither the Trustee nor the Custodian makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor or the Servicer.

            The Trustee shall have no responsibility (i) for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become and remains the successor Servicer), (ii) to see to any insurance (unless the Trustee shall have become the successor Servicer), or (iii) to confirm or verify the contents of any reports or certificates of a Servicer, delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.05 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.06 Trustee's and Custodian's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee shall be paid its fees by the Securities Administrator from the Securities Administrator's own funds pursuant to a separate agreement. The Trustee shall have no lien on the Trust Fund for the payment of such fees. As compensation for its activities under this Agreement, the Custodian shall be paid its fees by the Master Servicer from the Master Servicer's own funds pursuant to a separate agreement. The obligations of the Securities Administrator and the Master Servicer under this Section 8.06 shall survive the resignation, termination or removal of the Custodian for payment of the Custodian Fee accrued prior to such termination, resignation or removal. The Trustee, the Custodian and their respective directors, officers, employees, or agents shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to:

            (a) this Agreement,

            (b) the Certificates, or

            (c) the performance of any of the Trustee's or the Custodian's duties under this Agreement,

other than any loss, liability, or expense (i) with respect to the Trustee, resulting from any breach of the Servicer's obligations in connection with the IndyMac Servicing Agreement for which that Servicer has completed performance of its obligation to indemnify the Trustee pursuant to the IndyMac Servicing Agreement, (ii) with respect to the Trustee, resulting from any breach of the Original Loan Seller's obligations in connection with the IndyMac Purchase Agreement for which it has completed performance of its obligation to indemnify the Trustee pursuant to such IndyMac Purchase Agreement, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Custodian's or Trustee's duties under this Agreement, as applicable. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Custodian under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates,

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement, and

                  (C) the reasonable out-of-pocket costs and expenses incurred in connection with the termination of the Master Servicer and the transfer of the Master Servicer's responsibilities and rights to a successor Master Servicer pursuant to Section 9.04.

            Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement; provided, however, no expense shall be reimbursed hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.07 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this
Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or with the Servicer and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or of the Servicer other than the Trustee in its role as successor to the Servicer.

            Section 8.08 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, the Custodian and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.09 meeting the qualifications set forth in Section 8.07. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.07 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which shall be delivered to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

            Section 8.09 Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of its acceptance, the successor trustee is eligible under Section 8.07 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.10 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.07 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor and the Securities Administrator of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the Depositor and the Securities Administrator to accurately and timely report, pursuant to Section 8.15(e), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange
Act).

            Section 8.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Trustee may consider appropriate. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.09.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer (as successor servicer), shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.12 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

            (a) prepare (and the Trustee shall sign) and file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the IRS) and prepare (and the Trustee shall sign) and file with the IRS and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, apply for an employer identification number from the IRS via Form SS-4 or any other acceptable method for all Trust REMICs and the grantor trust and shall also furnish to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each Trust REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the IRS and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a "Non-Permitted Transferee," or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either Trust REMIC created hereunder;

            (h) pay, from the sources specified in the last paragraph of this
Section 8.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Trustee or, if required by applicable tax law, the Securities Administrator or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

            (k) as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Holder of the largest Percentage Interest of the Class A-R Certificates shall act as Tax Matters Person for each Trust REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Securities Administrator shall treat the rights of the Class A-X Certificateholders to receive amounts deposited in the Carryover Shortfall Reserve Fund Account and the rights of the Principal Certificateholders to receive Carryover Shortfall Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of either Trust REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the IRS together with Form 1099 or such other form as may be applicable and shall furnish or cause to be furnished, to the Principal Certificateholders and the Offered Certificateholders, the respective amounts set forth above that are received, in the time or times and in the manner required by the Code.

            To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value to each Class of Principal Certificates of the right to receive Carryover Shortfall Amounts from the Carryover Shortfall Reserve Fund Account. Unless otherwise advised by the Depositor, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Principal Certificateholder between such right and the related Upper Tier Regular Interest. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans after the Closing Date or any information that the Servicer is required to provide to the Securities Administrator. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Securities Administrator on a timely basis.

            The Securities Administrator shall not (i) cause the creation of any interests in either Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a Trust REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Securities Administrator receives an Opinion of Counsel (at the expense of the Trust Fund, but in no event at the expense of the Securities Administrator), to the effect that the contemplated action will not, with respect to the Trust Fund, result in the imposition of a tax upon either Trust REMIC created hereunder or endanger the status of either Trust REMIC.

            If any tax is imposed on "prohibited transactions" of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Lower-Tier REMIC, as defined in Section 860G(c) of the Code, on any contribution to either Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on either Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Securities Administrator if such tax arises out of or results from negligence of the Securities Administrator in the performance of any of its obligations under this Agreement,
(ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under the IndyMac Servicing Agreement, (iii) the Original Loan Seller if such tax arises out of or results from the Original Loan Seller's obligation to repurchase a Mortgage Loan pursuant to the IndyMac Purchase Agreement or (iv) in all other cases, or if the Securities Administrator, the Servicer or the Original Loan Seller fails to honor its obligations under the preceding clause (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.01(a).

            For as long as each Trust REMIC shall exist, the Securities Administrator shall act as specifically required herein, and the Securities Administrator shall comply with any directions of the Depositor stating that such directions are being given to assure such continuing treatment. In particular, the Securities Administrator shall not (a) sell or authorize the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a purchase or repurchase of the Mortgage Loans pursuant to this Agreement or (b) accept any contribution to either Trust REMIC after the Startup Day without receipt of an Opinion of Counsel that such action described in clause (a) or (b) will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            The grantor trust shall be treated as a WHFIT that is a NMWHFIT. The Securities Administrator shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Securities Administrator to do so, and is not in its possession, is provided to the Securities Administrator on a timely basis. The Securities Administrator is hereby directed to assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) unless the Depositor provides the Securities Administrator with the identities of other "middlemen" that are Certificateholders. The Securities Administrator shall be entitled to rely on the first sentence of this subparagraph and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the IRS makes a determination that the first sentence of this subparagraph is incorrect.

            The Securities Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Securities Administrator shall be under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the Securities Administrator knows of any other beneficial owner of a Certificate, uses the cash or accrual method. The Securities Administrator shall make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the Securities Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

            The Securities Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information that is not in its possession being provided to the Securities Administrator or (ii) incomplete, inaccurate or untimely information being provided to the Securities Administrator. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Securities Administrator may assume there is no secondary market trading of WHFIT interests.

            To the extent required by the WHFIT Regulations, the Securities Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Numbers so published will represent the Rule 144A CUSIP Numbers. The Securities Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. The Securities Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

            The Securities Administrator shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS, if such change requires, in the Securities Administrator's sole discretion, a material increase in the Securities Administrator's reporting obligations in respect of the related Grantor Trust.

            Section 8.13 Annual Statement as to Compliance. The Master Servicer and Securities Administrator shall deliver (or otherwise make available) and cause any Subservicer or Subcontractor that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB to deliver, to the Depositor, the Rating Agencies on or before March 15th of each calendar year, commencing in 2009, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer and Securities Administrator, as applicable, during the preceding calendar year and of its performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer and Securities Administrator, as applicable, has fulfilled all of its obligations under this Agreement in all material respects, throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the Master Servicer and Securities Administrator, as applicable, as to the nature of any defaults by the Master Servicer and Securities Administrator, as applicable, in the fulfillment of any of the Master Servicer's and Securities Administrator's obligations, as applicable. The obligations of the Master Servicer and Securities Administrator, as applicable, under this Section apply to each Master Servicer and Securities Administrator, that acted as Master Servicer and Securities Administrator during the applicable period, whether or not such Person is acting as the Master Servicer and Securities Administrator at the time such Officer's Certificate is required to be delivered.

            Section 8.14 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report.

            (a) Not later than March 15th of each calendar year commencing in 2009, the Master Servicer, Securities Administrator and Custodian shall deliver, and shall cause each Subcontractor utilized by the Master Servicer, Securities Administrator and Custodian, as applicable, and determined by the Master Servicer, Securities Administrator and Custodian, as applicable, pursuant to
Section 8.01 to be "participating in a servicing function" within the meaning of
Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria,
(C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.15, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of such Person, and shall address each of the applicable Servicing Criteria set forth on Exhibit O hereto, or as set forth in the notification furnished to the Depositor pursuant to Section 8.14(c). The Master Servicer, Securities Administrator and Custodian each hereby acknowledges and agrees that its assessments of compliance will cover the items identified on Exhibit O hereto as being covered by the Master Servicer, Securities Administrator and Custodian, as applicable. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Master Servicer, Securities Administrator or Custodian, as applicable, as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Servicing Function Participant engaged or utilized by the Master Servicer, Securities Administrator or Custodian, as applicable), as the case may be. The Custodian shall not be required to cause the delivery of any such assessments by March 15th in any given year so long as Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) Not later than March 15th of each calendar year commencing in 2009, the Master Servicer, Securities Administrator and Custodian shall cause, and the Master Servicer, Securities Administrator and Custodian shall cause each Servicing Function Participant utilized by such Person, to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 8.14(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. The Custodian shall not be required to cause the delivery of any such attestation required by this paragraph in any given year so long as Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (c) No later than February 1 of each fiscal year, commencing in 2009, the Master Servicer, Securities Administrator and Custodian shall notify the Depositor as to the name of each Servicing Function Participant utilized by it during the preceding calendar year, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When the Master Servicer, Securities Administrator or Custodian submits its assessment pursuant to Section 8.14(a), the Master Servicer, Securities Administrator or Custodian will also at such time include the assessment (and related attestation pursuant to Section 8.14(b)) of each Servicing Function Participant utilized by it.

            Section 8.15 Periodic Filings. (a) The Master Servicer, Securities Administrator, Custodian and Trustee shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Securities Administrator shall prepare for execution by the Master Servicer on behalf of the Depositor any Form 8-K (other than any Form 8-K related to the filing of this Agreement and any amendments thereto), Form 10-D and Form 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Master Servicer.

            (b) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file, and the Master Servicer shall sign, on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit P and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit P hereto, within 5 calendar days after the related Distribution Date, (i) certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable (together with an Additional Disclosure Notification in the form of Exhibit S hereto called "Additional Disclosure Notification") and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P (other than with respect to the Securities Administrator) of their duties under this paragraph or proactively solicit from such parties any Additional Form 10-D Disclosure information; provided, however, the Securities Administrator shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.15(a). The Servicer shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section 8.15(b).

            After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review and verification by the Depositor. No later than two Business Days following the 10th calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator and the Depositor, and no later than 5:00 p.m. New York City time on the 15th calendar day after such Distribution Date, the Securities Administrator shall file such Form 10-D with the Commission. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.15(e)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website (as of the Closing Date located at www.ctslink.com) a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(c)(iii), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their duties under this Section 8.15(b) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties and the Servicer and any Subservicer or Servicing Function Participant engaged by the Servicer strictly observing all applicable deadlines in the performance of their duties under this Section 8.15(b) and any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) or the Servicer or any Subservicer or Servicing Function Participant engaged by the Servicer needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed or caused to be filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be no. The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

            (c) On or before 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2009, the Securities Administrator shall prepare, the Master Servicer shall execute, and the Securities Administrator shall file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement or the IndyMac Servicing Agreement, as the case may be (i) an annual compliance statement for the Securities Administrator, the Master Servicer, the Servicer and each Subservicer engaged by the Servicer, as set forth under Section 8.13, and under the IndyMac Servicing Agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Securities Administrator, the Master Servicer, the Servicer, the Custodian, each Servicing Function Participant utilized by the Servicer, the Custodian, the Securities Administrator or the Master Servicer, as set forth under Section 8.14 and the IndyMac Servicing Agreement, and (B) if any such report on assessment of compliance with servicing criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Master Servicer, the Securities Administrator, the Servicer, the Custodian, each Servicing Function Participant utilized by the Custodian, the Servicer, the Securities Administrator or the Master Servicer, as set forth under Section 8.14 and under the applicable Servicing Agreement, and
(B) if any registered public accounting firm attestation report set forth under
Section 8.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification in the form attached hereto as Exhibit J, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Master Servicer in charge of the master servicing function. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit Q and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit Q hereto, no later than March 1 of each year (or, in the case of the Servicer, March 5th of each year) that the Trust is subject to the Exchange Act reporting requirements, commencing in 2009, the parties, to the extent set forth on Exhibit Q, shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure set forth on Exhibit Q applicable to such party (and shall include with such Additional Form 10-K Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit S), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q (other than with respect to the Securities Administrator) of their duties under this paragraph or proactively solicit from such parties any Additional Form 10-K Disclosure information; provided, however, the Securities Administrator shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.15(a). The Servicer will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it.

            After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for approval. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing and/or filing any such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.15(e)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 8.15(c) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties and the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) observing all applicable deadlines in the performance of their duties under this
Section 8.15(c), Section 8.15(d), Section 8.13 and Section 8.14 or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any party hereto or any Subservicer or Servicing Function Participant engaged by any such party hereto (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (d) Each Form 10-K shall include a Sarbanes Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities Administrator shall provide, and shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes Certification (the "Certifying Person"), by March 1 (with a ten-calendar day cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), in the form attached hereto as Exhibit K, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 8.15(d) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or the IndyMac Servicing Agreement or Custodial Agreement.

            (e) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At the start of any fiscal year, including any fiscal year after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in
Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing reports on Form 10-K, Form 10-D and Form 8-K as required pursuant to this Section 8.15 and the parties hereto shall again have the obligations set forth in this Section 8.15.

            (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Securities Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and Form 10-K, the Depositor and Securities Administrator will thereupon prepare and file, and the other parties shall cooperate in connection with such preparation and filing, a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and, upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will notify the Depositor and such other parties to the transaction as are affected by such amendment, and the Depositor and the Securities Administrator shall prepare and file, and such other parties will cooperate in connection with such preparation and filing, any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by a duly authorized representative or a senior officer in charge of master servicing of the Master Servicer, as applicable. The parties to this Agreement acknowledge that the performance by the Master Servicer and Securities Administrator of their duties under this Section 8.15(e) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party and the Servicer observing all applicable deadlines in the performance of their duties under the IndyMac Servicing Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto, the Servicer or any Subservicer or any Servicing Function Participant engaged by any such party hereto or under the IndyMac Servicing Agreement (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

             Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit R hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event the parties, to the extent set forth on Exhibit R, shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable (and shall include with such Form 8-K Disclosure Information), an Additional Disclosure Notification in the form attached hereto as Exhibit S, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R (other than with respect to the Securities Administrator) of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; provided, however, the Securities Administrator shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.15(a). The Servicer will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it.

            After preparing the Form 8-K, the Securities Administrator shall no later than 12:00 noon (New York City time) on the 3rd Business Day after the Reportable Event but in no case without having had notice for 24 hours forward electronically a copy of the Form 8-K to the Depositor for review. No later than 12:00 noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized representative of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in this Section 8.15(e)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05, or such other address as to which the Depositor has provided prior written notice to the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their duties under this Section 8.15(e) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon such parties and the Servicer and any Subservicer or Servicing Function Participant engaged by the Servicer observing all applicable deadlines in the performance of their duties under this Section 8.15(e) or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) the Servicer or any Subservicer or Servicing Function Participant engaged by the Servicer needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (f) The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Securities Administrator or any Subcontractor utilized by the Securities Administrator) provided to the Securities Administrator in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 8.15, or (ii) the failure of the Depositor to approve for filing any Forms 10-D, 10-K and 8-K required to be prepared by the Securities Administrator pursuant to this
Section 8.15, in either case, not resulting from the Securities Administrator's own negligence, bad faith or willful misconduct.

            Section 8.16 [Reserved]

            Section 8.17 Monthly Data File. The Securities Administrator shall make available on the Securities Administrator's internet website a monthly loan level data file (based solely on information provided by the Servicer) containing data provided to the Securities Administrator by the Servicer, available to those who are permitted to access the website, including the Rating Agencies. Such data at a minimum shall contain the fields referenced in Exhibit U.

            Section 8.18 Custodial Responsibilities. (a) The Custodian shall provide access to the Mortgage Loan Documents in possession of the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Master Servicer, the Securities Administrator, the Certificateholders, the FDIC and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Custodian. The Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the person requesting such access.

            (b) The Custodian may resign from its obligations hereunder upon 60 days' prior written notice to the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicer. Such resignation shall take effect upon (i) the appointment of a successor Custodian reasonably acceptable to the Depositor within such 60 day period; and (ii) delivery of all Mortgage Loan Files to the successor Custodian. The Trustee shall have the right, but not the obligation, to become the successor Custodian. If no successor Custodian is appointed within 60 days after written notice of the Custodian's resignation is received by the Trustee, the Custodian may petition a court of competent jurisdiction to appoint a successor Custodian.

            Upon such resignation and appointment of a successor Custodian, the predecessor Custodian shall, at the predecessor Custodian's expense, promptly transfer to the successor Custodian, as directed in writing by the Trustee, all applicable Mortgage Files being administered under this Agreement. Notwithstanding the foregoing, the Trust Fund, not the Custodian, shall bear the costs relating to the transfer of Mortgage Files if the Custodian shall resign with cause (including a Custodian's resignation due to the failure of the Custodian to be paid all fees due to such Custodian hereunder).

            (c) For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Custodian shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB without the prior written consent of the Depositor, in its sole discretion.

            (d) The Custodian shall indemnify the Depositor, the Purchaser and any director, officer, employee, agent and affiliate of the Depositor or the Purchaser and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonably and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) the failure of the Custodian to deliver when required any assessment of compliance required to be delivered by the Custodian or (ii) any material misstatement or omission contained in any assessment of compliance provided to be delivered by the Custodian. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

            Section 8.19 Limitations on Custodial Responsibilities.

            (a) The Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

            (b) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

            (c) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy, perfection or priority of any lien upon or security interest in any Mortgage File.

            (d) The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

            (e) The Custodian makes no representations and shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any of the Mortgage Loans.

            (f) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection therewith, except in the case of its negligent performance or omission or its bad faith or willful misfeasance.

            (g) The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Mortgage Loans or
(ii) the collectibility, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, or suitability of any Mortgage Loans.

            (h) The Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by receipt of the Mortgage File.

            (i) The Custodian shall have no obligation to determine whether the recordation of any document is necessary.

            (j) Except as set forth in this Agreement, in no event shall the Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

            (k) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering ("Applicable Law"), the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Custodian to comply with Applicable Law.

            Any Person into which the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Custodian shall be a party, or any person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

                                   ARTICLE IX

                              ADMINISTRATION OF THE
                      MORTGAGE LOANS BY THE MASTER SERVICER

            Section 9.01 Duties of the Master Servicer; Enforcement of Servicer's Obligations. (a) The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of the Servicer's obligations under the IndyMac Servicing Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicer to duly and punctually perform its duties and obligations thereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in
Article VII.

            If (i) the Servicer reports a delinquency on a monthly report and
(ii) the Servicer, by 11 a.m. (New York Time) on the Servicer Remittance Date, neither makes an Advance nor provides the Securities Administrator and the Master Servicer with an Officer's Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, then the Master Servicer shall, pursuant to Section 7.02 in its capacity as successor servicer, deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Scheduled Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Subject to the foregoing and Section 7.02, the Master Servicer shall continue to make such Advances for so long as the Servicer is required to do so under the IndyMac Servicing Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee and the Securities Administrator stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Expense Fee for the related Mortgage Loans.

            (b) The Master Servicer shall pay the costs of monitoring the Servicer as required hereunder (including costs associated with (i) termination of the Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted by the IndyMac Servicing Agreement, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer or to a successor servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for costs incurred by the Master Servicer associated with any such transfer of servicing duties from the Servicer to the Master Servicer or any other successor servicer.

            (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of the Servicer it replaces or for any errors or omissions of the Servicer.

            (d) Neither the Depositor nor the Securities Administrator shall consent to the assignment by the Servicer of the Servicer's rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

            Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

            Section 9.03 Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Servicer, the Depositor, the Securities Administrator, the Custodian and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

            (i) it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

            (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
      (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

            (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

            (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

            (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

            (vii) [Reserved];

            (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

            (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

            (b) [Reserved.]

            (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Servicer, the Depositor, the Securities Administrator, the Trustee and the Trust hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this
Section 9.03 to indemnify the Servicer, the Depositor, the Securities Administrator, the Trustee and the Trust constitutes the sole remedy of the Servicer, the Depositor, the Securities Administrator, the Trustee and the Trust respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

            Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Servicer, Depositor, the Master Servicer, Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

            Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

            (a) any failure by the Master Servicer to deposit in the Distribution Account any payment received by it from the Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

            (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided that the cure periods, for the failure to comply with the requirements set forth in Section 8.15 with respect to delivery of additional disclosure or with respect to filings of any Forms 8-K, 10-D and 10-K required by the Exchange Act, shall not exceed the lesser of ten (10) calendar days or such period in which any applicable Form 8-K, 10-D and 10-K required by the Exchange Act can be timely filed (without taking into account any extensions);

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

            (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

            (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days; or

            (f) except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator, the Trustee and the Depositor.

            In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and upon the request of the Holders of Certificates representing at least 51% of the Voting Rights shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

            Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor's possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

            All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Master Servicer appointed pursuant to Section 9.06) to master service shall be paid by the terminated Master Servicer; provided, however, that to the extent not previously reimbursed by the terminated Master Servicer, such fees and expenses shall be payable to the Trustee pursuant to Section 8.06.

            Upon the occurrence of a Master Servicer Event of Default, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

            Section 9.05 Waiver of Default. By a written notice, the Trustee may with the consent of a Holders of Certificates evidencing at least 51% of the Voting Rights waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 9.06 Successor to the Master Servicer. Upon termination of the Master Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the master servicing compensation paid to such successor master servicer exceed that paid to the Master Servicer hereunder. Notwithstanding anything to the contrary, in no event shall the Trustee be liable for any master servicing fee or for any differential in the amount of the master servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor master servicer under this Agreement and the transactions set forth or provided for herein. In the event that the Master Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(c) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

            If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer and the Trustee has not petitioned a court of competent jurisdiction to appoint a successor Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

            Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption as successor master servicer of such obligations, duties and responsibilities.

            Upon a successor's acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

            Section 9.07 Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer shall be entitled to a portion of the income earned on investments of funds in the Distribution Account as agreed with the Securities Administrator.

            Section 9.08 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and (ii) have a net worth of not less than $25,000,000.

            Section 9.09 Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

            If at any time Wells Fargo Bank, N.A., as Master Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time Wells Fargo Bank, N.A. shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement.

            Section 9.10 Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

            Section 9.11 Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator, the Servicer or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.07 and Section 9.12.

            Section 9.12 Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Depositor, the Purchaser, the Securities Administrator and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Purchaser, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer's willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, including any failure by the Master Servicer or any Subcontractor utilized by such Master Servicer to deliver any information, report, certification or accountants' letter when and as required under Section 8.13 or 8.14, including without limitation any failure by the Master Servicer to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. The Depositor, the Purchaser, the Securities Administrator and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Securities Administrator or the Trustee to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Notwithstanding anything to the contrary contained herein, the Master Servicer shall not settle any claim involving the Trustee without the Trustee's prior written consent unless such settlement involves a complete, unqualified and absolute release of the Trustee from any and all liability in connection with such claim.

            The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is a result of (i) a material breach of the Master Servicer's representations and warranties in this Agreement, (ii) any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Master Servicer, the Trustee and the Custodian pursuant to the IndyMac Servicing Agreement, if applicable, (iii) any breach of the Original Loan Seller's obligations in connection with the IndyMac Assignment Agreement, for which the Original Loan Seller has performed its obligation to indemnify the Master Servicer pursuant to the IndyMac Assignment Agreement, or (iv) the Master Servicer's willful malfeasance, bad faith or negligence or its reckless disregard of its duties and obligations under this Agreement; provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account. The foregoing indemnity shall survive the resignation or removal of the Master Servicer or the termination of this Agreement.

                                   ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

            Section 10.01 .Duties of Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

            The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non-conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

            (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

            (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

            Section 10.02 Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 10.01:

            (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

            (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

            (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement;

            (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

            (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

            The Securities Administrator shall have no duty (A) to record, file, or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to maintain any such recording or filing or depositing or any rerecording, refiling or redepositing thereof, (B) to provide any insurance or (C) to pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 10.03 Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            Section 10.04 Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

            Section 10.05 Securities Administrator's Fees and Expenses. The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account. The Securities Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

            Section 10.06 Eligibility Requirements for Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

            Any successor Securities Administrator (i) may not be an originator, a Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by Standard & Poor's or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

            Section 10.07 Resignation and Removal of Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

            If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

            The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

            Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

            If at any time, Wells Fargo Bank, N.A., as Securities Administrator, resigns under this Section 10.07, or is removed as Securities Administrator pursuant to this Section 10.07, then at such time Wells Fargo Bank, N.A. shall also resign (and shall be entitled to resign) as Master Servicer under this Agreement.

            Notwithstanding the foregoing, if at any time the Securities Administrator resigns pursuant to Section 10.07, the Trustee shall be authorized to appoint, with the Depositor's consent, a successor Securities Administrator concurrently with the appointment of a successor Master Servicer.

            Section 10.08 Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor securities administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

            No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

            Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

            Section 10.09 Merger or Consolidation of Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 10.10 Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor securities administrator exceed that payable to the predecessor securities administrator.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Custodian, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase on or after the Optional Termination Date, by the Servicer of all Mortgage Loans (and REO Properties), at the price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed Monthly Advances, Servicing Advances and indemnification payments payable to the Servicer, and (iv) any unreimbursed indemnification payments payable to the Custodian, the Master Servicer, the Securities Administrator and the Trustee under this Agreement; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Section 11.02 Final Distribution on the Certificates. If, on the Servicer Remittance Date, the Servicer notifies the Securities Administrator that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Securities Administrator shall promptly send a Notice of Final Distribution to the applicable Certificateholders. If the electing Person elects to terminate the Trust pursuant to clause (a) of Section 11.01, by no later than the 10th day of the month of the final distribution, the Securities Administrator upon request by the electing Person will notify the Depositor of the final Distribution Date and of the Termination Price of the Mortgage Loans and the related REO Properties.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event the electing Person purchases the Mortgage Loans (and REO Properties) pursuant to Section 11.01, such electing Person is required to remit to the Securities Administrator the Termination Price on the Servicer Remittance Date immediately preceding the applicable final Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of the Request for Release, the Custodian shall promptly release to such electing Person or its designee the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Master Servicer, the Securities Administrator, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.01, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates, the Class Certificate Balance thereof plus for each such Class accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.01, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account after application pursuant to clause (i) above (other than the amounts retained to meet claims, which retained amounts shall also be released to the Residual Certificates, as applicable, as and to the extent such amounts shall no longer be required to be so retained). The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and principal to which they are entitled based on the Pass-Through Rates and actual Class Certificate Balances or notional principal balances set forth in the Preliminary Statement upon liquidation of the Trust.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 11.03 Additional Termination Requirements. In the event the electing Person elects to purchase the Mortgage Loans as provided in Section 11.01, the related Trust REMICs shall be terminated in accordance with the following additional requirements, unless the Securities Administrator has been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section
11.03 will not (i) result in the imposition of taxes on "prohibited transactions" on either Trust REMIC as defined in Section 860F of the Code, or
(ii) cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

            (a) The Trustee shall sell all of the assets of the Trust Fund to the person electing to terminate or its designee, and, by the next Distribution Date after such sale, the Securities Administrator shall distribute to the related Certificateholders the proceeds of such sale in complete liquidation of each of the related Trust REMICs; and

            (b) The Securities Administrator shall attach a statement to the final federal income tax return for each of the terminated Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the electing Person.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment. This Agreement may be amended from time to time by the Master Servicer, the Securities Administrator, the Depositor, the Custodian and the Trustee (and the Master Servicer may request an amendment or consent to any amendment of the IndyMac Agreements) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or in the IndyMac Servicing Agreement, or to supplement any provision in this Agreement which may be inconsistent with any other provision herein or in the IndyMac Agreements, (iii) to add to the duties of the Master Servicer, the Securities Administrator, the Depositor, the Custodian or the Trustee (or with respect to the IndyMac Agreements), (iv) to add any other provisions with respect to matters or questions arising hereunder or under the IndyMac Agreements, or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or in the IndyMac Agreements; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the requesting party, but in any case shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Custodian or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Master Servicer, the Securities Administrator, the Custodian and the Depositor also may at any time and from time to time amend this Agreement (and the Master Servicer shall request the Servicer to amend the IndyMac Servicing Agreement), without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on each Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Securities Administrator has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Securities Administrator or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, the Custodian and the Trustee (and the Master Servicer shall consent to any amendment to the IndyMac Servicing Agreement) with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as set forth in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66-2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

            Notwithstanding any contrary provision of this Agreement, the Securities Administrator shall not consent to any amendment to this Agreement or the IndyMac Agreements unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Securities Administrator or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on either Trust REMIC or the Certificateholders or cause either such Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Securities Administrator and the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer under the IndyMac Servicing Agreement, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Original Loan Seller or any of its Affiliates shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 12.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement or the IndyMac Servicing Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency. Notwithstanding the above, promptly after execution of any amendment to the IndyMac Servicing Agreement that relates to or affects the modification of Mortgage Loans, the Securities Administrator should furnish written notification of the substance or a copy of such amendment to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

            Nothing in this Agreement shall require the Custodian, Trustee or the Securities Administrator to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Custodian, the Trustee, Securities Administrator or the Trust Fund), satisfactory to the Trustee and the Securities Administrator that (i) such amendment is permitted and is not prohibited by this Agreement or the IndyMac Servicing Agreement and that all requirements for amending this Agreement or the IndyMac Servicing Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

            Notwithstanding the Securities Administrator's consent to, or request for, any amendment of the IndyMac Servicing Agreement pursuant to the terms of this Section 12.01, the IndyMac Servicing Agreement cannot be amended without the consent of the Servicer.

            The Trustee may, but shall not be obligated to, enter into any amendment which negatively affects the Trustee's own rights, duties or immunities under this Agreement.

            Section 12.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation shall be effected by the Depositor at the expense of the Trust, but only if an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders is delivered to the Depositor.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 12.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, either of such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either of such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 12.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default or Master Servicer Event of Default that has not been cured;

            (iii) the resignation or termination of the Servicer, the Master Servicer, the Securities Administrator, the Custodian or the Trustee and the appointment of any successor;

            (iv) the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the IndyMac Purchase Agreement;

            (v) any notice of a repurchase of a Mortgage Loan pursuant to this Agreement or IndyMac Purchase Agreement; and

            (vi) the final payment to Certificateholders.

            (b) In addition, the Securities Administrator shall promptly make available on its internet website to each Rating Agency copies of the following:

            (i) each report to Certificateholders set forth in Section 4.02;

            (ii) the Servicer's annual statement of compliance and the accountant's attestation set forth in the IndyMac Servicing Agreement; and

            (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Depositor, BCAP LLC, 200 Park Avenue, New York, New York 10166,
Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as the Depositor may hereafter furnish to the Servicer and the Trustee; (ii) in the case of the Trustee to 452 Fifth Avenue, New York, New York 10018, telephone:
(212) 525-1367 or in each case such other address as the Trustee may hereafter furnish to the Depositor; (iii) In the case of the Securities Administrator and/or Master Servicer to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045 Attention: Corporate Trust Services-BCAP 2008-IND1
Facsimile: (410) 715-2380, with a copy to P.O. Box 98, Columbia, Maryland 21046,
Attention: Client Manager-BCAP 2008-IND1 and for the purpose of certificate transfers, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479; (iv) in the case of the Custodian, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Mortgage Custody - BC081C; and (v) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.08 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

            Section 12.09 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 12.10 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with all reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Master Servicer and the Securities Administrator shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer and the Securities Administrator reasonably believed by the Depositor to be necessary in order to effect such compliance.

            Section 12.11 Third Party Rights. Each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                   BCAP LLC


                                      By:_______________________________________
                                         Name:
                                         Title:


                                      WELLS FARGO BANK, N.A., as Master
                                         Servicer and Securities Administrator


                                      By:_______________________________________
                                         Name:
                                         Title:


                                      DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                         Custodian


                                      By:_______________________________________
                                         Name:
                                         Title:


                                      By:_______________________________________
                                         Name:
                                         Title:


                                      HSBC BANK USA, NATIONAL ASSOCIATION, as
                                         Trustee


                                      By:_______________________________________
                                         Name:
                                         Title:

                                   SCHEDULE I

                             Mortgage Loan Schedule

                                    EXHIBIT A

            FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-X, CLASS
               B-1, CLASS B-2, CLASS B-3, CLASS B-4, CLASS B-5 and
                             CLASS B-6 CERTIFICATES.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

[To be added to the Class B-4, Class B-5 and Class B-6 Certificates: NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.                      :

Cut-off Date                         : January 1, 2008

First Distribution Date              : February 25, 2008
Initial Certificate Balance or
Notional Amount of this
Certificate                          :
("Denomination")

Initial Certificate Balances
or Notional Amounts of :               [A-1] $189,416,000
all Certificates of this Class         [A-2] $68,245,000
                                       [A-3] $68,245,000
                                       [A-X] $371,403,042
                                       [B-1] $17,270,000
                                       [B-2]  $8,357,000
                                       [B-3]  $5,571,000
                                       [B-4]  $5,385,000
                                       [B-5]  $4,457,000
                                       [B-6]  $4,456,942

CUSIP                                  [A-1] 05531C AA8
                                       [A-2] 05531C AB6
                                     : [A-3] 05531C AC4
                                       [A-X] 05531C AD2
                                       [B-1] 05531C AF7
                                       [B-2] 05531C AG5
                                       [B-3] 05531C AH3
                                       [B-4] 05531C AJ9
                                       [B-5] 05531C AK6
                                       [B-6] 05531C AL4

ISIN                                   [A-1] US05531CAA80
                                       [A-2] US05531CAB63
                                     : [A-3] US05531CAC47
                                       [A-X] US05531CAD20
                                       [B-1] US05531CAF77
                                       [B-2] US05531CAG50
                                       [B-3] US05531CAH34
                                       [B-4] US05531CAJ99
                                       [B-5] US05531CAK62
                                       [B-6] US05531CAL46

                                    BCAP LLC

                            BCAP LLC Trust 2008-IND1
              Mortgage Pass-Through Certificates, Series 2008-IND1
             [Class A-1] [Class A-2] [Class A-3] [Class A-X] [Class
               B-1] [Class B-2][Class B-3] [Class B-4][Class B-5]
                                   [Class B-6]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Class Certificate Balance at any time may be less than the Class Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [__________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer (the "Master Servicer"), and as Securities Administrator (the "Securities Administrator"), Deutsche Bank National Trust Company (the "Custodian") and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities
                                          Administrator



                                       By:_________________________________




Authenticated:



By:____________________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
not in its individual capacity,
but solely as Securities Administrator

                                    BCAP LLC

                            BCAP LLC Trust 2008-IND1
              Mortgage Pass-Through Certificates, Series 2008-IND1

            This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2008-IND1 Mortgage Pass Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Securities Administrator and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Securities Administrator and the Depositor and any agent of the Securities Administrator or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans in and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:

                                  ______________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of___________________________________________________________,
account number ______, or, if mailed by check, to____________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT B

                        FORM OF [CLASS A-R] CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                          :      A-R

Cut-off Date                             :      January 1, 2008

First Distribution Date                  :      February 25, 2008

CUSIP                                    :      05531C AE0


ISIN                                     :      US05531CAE03

                                    BCAP LLC

                            BCAP LLC Trust 2008-IND1
              Mortgage Pass-Through Certificates, Series 2008-IND1

                                    Class A-R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class A-R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer (the "Master Servicer"), and as Securities Administrator (the "Securities Administrator"), Deutsche Bank National Trust Company, as Custodian (the "Custodian") and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the office designated by the Securities Administrator for such purposes.

            No transfer of a Class A-R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Securities Administrator or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class A-R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class A-R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class A-R Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, Securities Administrator or agent in connection with any Transfer of this Class A-R Certificate, (C) not to cause income with respect to the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class A-R Certificate or to cause the Transfer of the Ownership Interest in this Class A-R Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class A-R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities Administrator



                                       By:____________________________________



Authenticated:



By:_________________________________

Authorized Signatory of
WELLS FARGO BANK, N.A.,
not in its individual capacity,
but solely as Securities Administrator

                                    BCAP LLC

                            BCAP LLC Trust 2008-IND1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2008-IND1 Mortgage Pass Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the monthly immediately preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Securities Administrator and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Securities Administrator, the Depositor, and any agent of the Securities Administrator or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:

                                  ______________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of___________________________________________________________,
account number ______, or, if mailed by check, to____________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT C

                     FORM OF CLASS P AND CLASS L CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT-REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                        :    [P][L]

Cut-off Date                           :    January 1, 2008

First Distribution Date                :    February 25, 2008

Percentage Interest of this
Certificate ("Denomination")           :    100%

CUSIP                                  :    Class P: [05531C AM2]
                                            Class L: [05531C AN0]

ISIN                                   :    Class P: [US05531CAM29]
                                            Class L: [US05531CAN02]

                                    BCAP LLC

                            BCAP LLC Trust 2008-IND1
              Mortgage Pass-Through Certificates, Series 2008-IND1

                               [Class P] [Class L]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer (the "Master Servicer"), and as Securities Administrator (the "Securities Administrator"), Deutsche Bank National Trust Company, as Custodian (the "Custodian") and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor. No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities Administrator



                                       By:____________________________________



Authenticated:



By:_________________________________

Authorized Signatory of
WELLS FARGO BANK, N.A.,
not in its individual capacity,
but solely as Securities Administrator

                                    BCAP LLC

                            BCAP LLC Trust 2008-IND1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2008-IND1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Securities Administrator and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Securities Administrator, the Depositor and any agent of the Securities Administrator or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Securities Administrator, the Depositor, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:

                                  ______________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of___________________________________________________________,
account number ______, or, if mailed by check, to____________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE
            (for Deutsche Bank National Trust Company, as custodian)

            In connection with the administration of the Mortgage Loans held by you as custodian, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:
-------------------------------------

Mortgage Loan Number:
---------------------

Send Custodial File to:
-----------------------

Reason for Requesting Documents (check one)
-------------------------------------------


_______     1.    Mortgage Loan Paid in Full. (The requestor hereby certifies that all amounts received in connection therewith have been credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)


_______     2.    Mortgage Loan Repurchased Pursuant to any or all of the
                  Pooling and Servicing Agreement, the applicable Servicing
                  Agreements or the Assignment Agreements. (The requestor hereby certifies that the Repurchase Price (as defined in the applicable agreement) has been credited to the Collection
                  Account pursuant to the Pooling and Servicing Agreement.)

_______     3.    Mortgage Loan Liquidated by _________________. (The requestor hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

_______     4.    Mortgage Loan in Foreclosure.


_______     5.    Other (explain).

            If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

            Capitalized terms not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of January 1, 2008 (the "Pooling and Servicing Agreement"), between BCAP LLC, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as custodian and HSBC Bank USA, National Association, as trustee.

            I, the undersigned, hereby certify that the above statements are true and correct and set my name hereof on this __ day of ___________, 200_.


                                    [REQUESTOR]




                                    By: ____________________________________
                                        Name:
                                        Title:

            If box 4 or 5 above is checked, upon our return of all of the above documents to you as the custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
   as a Custodian



By: _______________________________
    Name:
    Title

                                    EXHIBIT E

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

BCAP LLC
200 Park Avenue
New York, New York  10166

IndyMac Bank, F.S.B.
3465 East Foothill Boulevard
Pasadena, California 91107
Attention: Secondary Marketing - Transaction

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York  10018

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045

            Re: Pooling and Servicing Agreement, dated as of January 1, 2008, among BCAP LLC, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as custodian and HSBC Bank USA, National Association, as trustee
                  ------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, certifies that it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) except with respect to a MERS Loan, an executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, ownership, title, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                       as Custodian




                                      By:_________________________________
                                         Name:
                                         Title:

                                 EXHIBIT F

                       FORM OF DOCUMENT CERTIFICATION
                     AND EXCEPTION REPORT OF CUSTODIAN

                                   [date]

BCAP LLC
200 Park Avenue
New York, New York  10166

IndyMac Bank, F.S.B.
3465 East Foothill Boulevard
Pasadena, California 91107
Attention: Secondary Marketing - Transaction

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York  10018

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045

            Re: Pooling and Servicing Agreement, dated as of January 1, 2008, among BCAP LLC, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as custodian and HSBC Bank USA, National Association, as trustee
                  -----------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (a) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (b) the original Assignment of Mortgage in blank (except if recorded), unless the Mortgage Loan is a MERS Mortgage Loan;

            (c) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording;

            (d) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording;

            (e) originals of all assumption or modification agreements or certified copies thereof, in either case with evidence of recording thereon;

            (f) an original or copy of a title insurance policy or, in the event such title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company, Original Loan Seller or escrow company;

            (g) to the extent applicable, an original or copy of a power of attorney; and

            (h) the original or, if unavailable, a copy of a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items 2, 8, 32 and 34 of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, ownership, title, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Custodian




                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT G

                       FORM OF RESIDUAL TRANSFER AFFIDAVIT

                            BCAP LLC Trust 2008-IND1,
              Mortgage Pass-Through Certificates, Series 2008-IND1

STATE OF                 )
                         ) ss.:
COUNTY OF                )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Deutsche Bank National Trust Company, as custodian (the "Custodian") and HSBC Bank USA, National Association, as trustee (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor, the Securities Administrator and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass through entity an affidavit that such record holder is a Permitted Transferee and the pass through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            12. Check one of the following:

            [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee:

            [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_] None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _______, 20__.

                                    _______________________________
                                    Print Name of Transferee



                                    By:______________________________
                                       Name:
                                       Title:

[Corporate Seal]

ATTEST:

_______________________________

[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____ day of ________, 20__.


                                         ___________________________
                                               NOTARY PUBLIC


                                         My Commission expires the __ day
                                         of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

BCAP LLC
200 Park Avenue
New York, New York  10166
Attention: Ian Sterling

Wells Fargo Bank, N.A.,
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: BCAP  2008-IND1

            Re:   BCAP LLC Trust 2008-IND1,
                  Mortgage Pass-Through Certificates Series 2008-IND1, Class [o]
                  --------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.



                                      Very truly yours,


                                      ______________________________________
                                           Print Name of Transferor

                                     By:
                                          Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

BCAP LLC
200 Park Avenue
New York, New York  10166
Attention: Ian Sterling

Wells Fargo Bank, N.A.,
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attn: BCAP  2008-IND1

            Re:   BCAP LLC Trust 2008-IND1,
                  Mortgage Pass-Through Certificates Series 2008-IND1, Class [o]
                  --------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-X Certificate, Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate, or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class B-4 Certificate, Class B-5 Certificate or Class B-6 Certificate that has been the subject of an ERISA-Qualifying Underwriting, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $___________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                       ________________________________
                                          Print Name of Transferee



                                      By:____________________________________
                                         Name:
                                         Title:

                                         Date:


-------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

______The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

______The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       _________________________________
                                          Print Name of Transferee


                                       By:_______________________________
                                          Name:
                                          Title:


                                 IF AN ADVISER:



                                       __________________________________
                                          Print Name of Buyer



                                       Date:______________________________

                                    EXHIBIT J

                          SARBANES-OXLEY CERTIFICATION

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:  BCAP TRUST LLC 2008-IND1

I, [identify the certifying individual], certify that:

            1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BCAP TRUST LLC 2008-IND1 (the "Exchange Act periodic reports");

            2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects and]

            5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

            [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

            Date:  _______________________




                                   ___________________________________
                                   [Signature]
                                   [Title]

                                    EXHIBIT K

                FORM OF SECURITIES ADMINISTRATOR CERTIFICATION TO
                         BE PROVIDED TO MASTER SERVICER

            Re: BCAP LLC Trust 2008-IND1 (the "Trust") Mortgage Pass-Through Certificates Series 2008-IND1, issued pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2008 (the "Pooling and Servicing Agreement"), between BCAP LLC, as depositor (the "Depositor"), Deutsche Bank National Trust Company, as custodian, HSBC Bank USA, National Association, as trustee, and Wells Fargo Bank, N.A., as master servicer and securities administrator
                  ------------------------

                  The Securities Administrator hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

            3. Based on my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

            4. I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required in the Annual Report under
Item 1123 of Regulation AB, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

            5. The report on assessment of compliance with servicing criteria for asset-backed securities applicable of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and the related attestation reports on assessment of compliance with servicing criteria applicable to the Securities Administrator and any subcontractor required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date: _________________________________



WELLS FARGO BANK, N.A.



By: _______________________________________
                 [Signature]
                   [Title]

                                    EXHIBIT L

                      ASSIGNMENT AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 13, 2008 ("Agreement"), among Barclays Bank PLC (the "Assignor"), BCAP LLC ("Assignee"), IndyMac Bank, F.S.B. (the "Servicer" or the "Company"), HSBC Bank USA, National Association (the "Trustee") and Wells Fargo Bank, N.A. ("Wells Fargo Bank"):

            For and in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Assignment and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title, interest and obligations of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Amended and Restated Mortgage Loan Purchase Agreement (the "Sale Agreement"), dated as of January 1, 2008, between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, and the Servicing Agreement (the "Servicing Agreement"), dated as of October 1, 2006 (together with the Sale Agreement, the "Sale and Servicing Agreements"), between the Purchaser and the Company, as seller/servicer, solely insofar as the Sale and Servicing Agreements relate to the Mortgage Loans.

            From and after the date hereof, the Servicer shall service the Mortgage Loans in accordance with the Servicing Agreement as modified by this Agreement.

            The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to Sections 9.04 and 9.05 of the Sale Agreement and any mortgage loans subject to the Sale and Servicing Agreements that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), each of the Company and the Servicer shall and does hereby recognize that the Assignee, in connection with a securitization of the Mortgage Loans (the "Securitization"), will transfer the Mortgage Loans and assign its rights under the Sale and Servicing Agreements (solely to the extent set forth herein) and this Agreement to BCAP LLC Trust 2008-IND1 (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2008 (the "Pooling and Servicing Agreement"), among the Assignee, the Trustee, Deutsche Bank National Trust Company and Wells Fargo Bank, N.A., as master servicer and securities administrator (including its successors in interest and any successor master servicers under the Pooling and Servicing Agreement, the "Master Servicer"). Each of the Assignor, the Assignee, the Company, the Servicer, the Trustee and the Master Servicer on behalf of the Trust hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company and the Servicer shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust shall have and assume all the rights, remedies and obligations available to the Assignor, insofar as they relate to the Mortgage Loans, under the Sale and Servicing Agreements, including, without limitation, the enforcement of the document delivery requirements set forth in
Section 6.03 of the Sale Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, (iv) all references to the Purchaser under the Sale and Servicing Agreements insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust and (v) the Mortgage Loans will be part of a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code (a "REMIC"), and the Servicer shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage
Loan) in accordance with the Sale and Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC, and all custodial accounts and escrow accounts maintained under the Servicing Agreement with respect to the Mortgage Loans shall be Eligible Accounts as set forth in this Agreement. None of the Company, the Servicer or the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Sale and Servicing Agreements which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's or the Servicer's performance under the Sale and Servicing Agreements with respect to the Mortgage Loans without the prior written consent of the Master Servicer on behalf of the Trust, which consent shall not be unreasonably withheld.

Representations and Warranties of the Company and the Servicer

            3. Each of the Company and the Servicer warrants and represents to the Assignor, the Assignee, the Trustee, the Master Servicer and the Trust as of the date hereof that:

            (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable;

            (b) It has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Sale and Servicing Agreements to which it is a party. The execution by it of this Agreement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its charter or bylaws or organization documents, as applicable, or any legal restriction, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which its or its property is subject. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute its valid and legally binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Agreement; and

            (d) There is no action, suit, proceeding or investigation pending or to the best of its knowledge threatened against it, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Sale and Servicing Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in its ability to perform its obligations under this Agreement or the Sale and Servicing Agreements, and it is solvent.

Amendments to the Servicing Agreement:

            4. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, and solely with respect to mortgage loans being serviced under the BCAP 2008-IND1 transaction, the following amendments to the Servicing Agreement shall be effected:

            (a) The following definitions set forth in the Servicing Agreement are amended and restated in their entirety as follows:

Ancillary Income: All assumption fees, escrow account benefits, reinstatement fees, and similar types of fees arising from or in connection with any Mortgage (excluding late payment fees and Prepayment Penalties), to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California, the State of Maryland, the State of Minnesota or the State of Texas are authorized or obligated by law or executive order to be closed.

Principal Prepayment Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Remittance Date: 1:00 P.M. Eastern Standard Time on the 19th day (or if such 19th day is not a Business Day, the first Business Day immediately following) of any month.

            (b) The following definitions are hereby added to the Servicing
Agreement:

Eligible Account: The accounts of the Custodian or another depository which accounts are (i) maintained at an Eligible Institution, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the applicable Rating Agency(ies), as evidenced in writing. Each such account may bear interest unless otherwise specified herein. This Agreement may be amended to reduce the rating requirements in clause (i) above pursuant to Section 12.03, provided that, the Person requesting such amendment obtains a letter from the applicable Rating Agency(ies) stating that such reduction in rating requirements would not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

Eligible Institution: A federal or state chartered depository institution or trust company, the short-term debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have a minimum short-term rating of "A-2" by S&P, "P-2" by Moody's, or "F-2" by Fitch, as applicable ("Ratings"), respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating above, each account shall, within 30 calendar days, be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements. This Agreement may be amended to reduce the above rating requirements pursuant to Section 12.03, provided that, the Person requesting such amendment obtains a letter from the applicable Rating Agency(ies) stating that such reduction in rating requirements would not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. Each Eligible Account shall be a separate account.

Loan in Breach: Any Mortgage Loan with respect to which a material breach of a representation and warranty in Section 9.02 of the Purchase Agreement, as amended by Exhibit E in this Agreement, is discovered and cannot be cured.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Seller or any of their respective affiliates:

            (1) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (2) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated "F1+" by Fitch, "A-1+" by Standard & Poor's, "P-1" by Moody's and "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

            (3) repurchase obligations with respect to any security referenced in clause (1) above entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

            (4) securities (which shall in no event have an original maturity of more than 365 days) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any state thereof and that are rated by the Rating Agency that rates such securities in its highest long term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (5) commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by the Rating Agency that rates such securities in its highest short term unsecured debt rating available at the time of such investment;

            (6) units of money market funds, including money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Seller, the Seller having the highest applicable rating from the Rating Agency; and

            (7) if previously confirmed in writing to the Assignee or its designee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the senior certificates;

provided, however, that no instrument set forth hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of January 1, 2008, among the BCAP LLC, Deutsche Bank National Trust Company, HSBC Bank USA, National Association and Wells Fargo Bank, N.A.

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in the applicable Pass-Through Transfer.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 12.12 hereof. The Reconstitution Date shall be February 13, 2008.

Repurchase Price: With respect to any Loan in Breach, an amount equal to the then outstanding principal balance of such Loan in Breach as of the date of such repurchase plus accrued interest thereon at the mortgage interest rate from the date as to which interest had last been paid through the date of such repurchase, plus the amount of any outstanding servicing advances owed to any servicer, plus all costs and expenses incurred by the Purchaser arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation thereunder.

            (c) The second paragraph of Section 2.01 of the Servicing Agreement is hereby deleted and replaced in its entirety with the following:

"Notwithstanding anything in this Agreement to the contrary, the Seller may not make any future advances with respect to a Mortgage Loan (except as provided in Section 3.03 and except for Servicing Advances) and the Seller shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes), (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC (as defined in the related Pooling and Servicing Agreement) to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions (as defined in the related Pooling and Servicing Agreement),
(iii) except as provided in Section 10.11, waive any prepayment premiums, or
(iv) accept payment from the related Mortgagor of an amount less than the unpaid principal balance of such Mortgage Loan in final satisfaction thereof; provided, however, that the Seller may take any action set forth in clauses (i) through
(iv) with respect to any Mortgage Loan in default or, which in the judgment of the Seller, a default is reasonably foreseeable, and only to the extent the Seller determines that such action is not materially adverse to the interests of the Purchaser (taking into account any estimated Realized Loss (as defined in the related Pooling and Servicing Agreement) that might result absent such action).

If a prepayment premium or a late payment fee is waived other than as permitted by the prior paragraph, then the Seller is required to pay the amount of such waived prepayment premium or late payment fee, for the benefit of the Purchaser, by depositing the amount of such waived prepayment premium or late payment fee into the Custodial Account from its own funds, without any right of reimbursement therefor. Such prepayment premiums shall be deposited into the Custodial Account together with the amount prepaid on the related Mortgage Loan at the time such prepaid amount is required to be deposited into the Custodial Account. Such late payment fees shall be deposited into the Custodial Account together with the late scheduled payment on the related Mortgage Loan at the time such late scheduled payment amount is received."

            (d) The word "and" in Section 2.04(vii) is hereby deleted.

            (e) Section 2.04(viii) is hereby deleted and replaced in its entirety and Section 2.04(ix) is hereby added with the following:

            "(viii) any amounts required to be deposited by the Seller pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy; and

            (ix) any prepayment premiums and late payment fees received with respect to the Mortgage Loans."

            (f) The following sentence is added at the end of Section 10.11:

"Notwithstanding anything in this Agreement to the contrary, the Seller may waive, or permit a Subservicer to waive, in whole or in part, a prepayment premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Seller, maximize recovery of total proceeds taking into account the value of such prepayment premium and the related Mortgage Loan; provided, however, that the Seller or Subservicer may waive such prepayment premium if the Mortgage Loan is accelerated or paid-off in connection with the workout of a delinquent Mortgage Loan or due to the related Mortgagor's default, notwithstanding that the terms of the Mortgage Loan or federal or state law might permit the imposition of such prepayment premium, (ii) such prepayment premium is not permitted to be collected by applicable federal, state or local law or regulation or (iii) the collection of such prepayment premium would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters."

            (g) The first sentence of the second paragraph of Section 3.01 of the Servicing Agreement is amended by deleting the reference to "the second Business Day following" and is replaced with "1:00 P.M. Eastern Standard Time on."

            (h) The second sentence of the second paragraph of Section 3.01 of the Servicing Agreement is amended by deleting the reference to "the day following such second Business Day" and substituting in its place "the Business Day on which such payment was due."

            (i) The first paragraph of Section 3.02 of the Servicing Agreement is deleted and replaced in its entirety with the following:

            "No later than the tenth (10th) calendar day of each month (or if such tenth day is not a Business Day, the Business Day immediately preceding such tenth day), the Company shall furnish to the Purchaser and the Master Servicer a report in the format set forth in Exhibit B, Exhibit C and Exhibit D to the Assignment, Assumption and Recognition Agreement, dated as of February 13, 2008, among Barclays Bank PLC, BCAP LLC, IndyMac Bank F.S.B., HSBC Bank USA, National Association and Wells Fargo Bank, N.A., with respect to monthly remittance advice, defaulted Mortgage Loans and realized loss calculations."

            (j) The last paragraph of Section 13.01 of the Servicing Agreement is amended by adding ", the Master Servicer" immediately succeeding each reference to "Purchaser" therein.

            (k) Sections 4.04 and 4.05 of the Servicing Agreement are hereby deleted.

            (l) Subsection (d) of Section 13.03 of the Servicing Agreement is deleted and replaced in its entirety with the following: "(d) For the purpose of satisfying the Depositor's reporting obligation under the Exchange Act with respect to any class of asset backed securities, the Seller shall (or shall cause each Subservicer to) within two (2) Business Days after the occurrence (i) notify the Purchaser, the Master Servicer and any Depositor in writing of (A) any litigation or governmental proceedings pending against the Seller or any Subservicer that would be material to securityholders, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, but only to the extent that such affiliations or relationships do not include the Purchaser, the Depositor or any of the respective affiliates of a party (C) any Event of Default under the terms of this Agreement and the Servicing Agreement, any merger, consolidation or sale of substantially all of the assets of the Seller, and (D) the Seller's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Seller's obligations under this Agreement or the Servicing Agreement and
(ii) provide to the Purchaser, the Master Servicer and any Depositor a description of such proceedings, affiliations or relationships."

            (m) Subsection (e) of Section 13.03 of the Servicing Agreement is amended by adding ", the Master Servicer" immediately succeeding each reference to "Purchaser" therein.

            (n) Section 13.03(f) of the Servicing Agreement is deleted and replaced in its entirety with the following:

      "(f) In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Seller or any Subservicer, the Seller or such Subservicer, as applicable, shall, to the extent the Seller or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                  (i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                  (ii) material breaches of pool asset representations or
            warranties or transaction covenants (Item 1121(a)(12) of Regulation
            AB); and

                  (iii) information regarding new asset-backed securities
            issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

      (g) The Seller shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance, financial information and reports, and such other information related to the Seller or any Subservicer or the Seller or such Subservicer's performance hereunder.

            (o) Section 13.04 of the Servicing Agreement is amended by adding ", the Master Servicer" immediately succeeding each reference to "Purchaser" therein.

            (p) Clauses (i), (ii) and (iii) of Section 13.05 of the Servicing Agreement are hereby amended by adding ", the Master Servicer" immediately succeeding each reference to "Purchaser" therein.

            (q) Subsection (iv) of Section 13.05 of the Servicing Agreement is amended by deleting the reference to "deliver to the Purchaser," and substituting in its place "deliver and cause each Subservicer and Subcontractor described in clause (iii) to provide to the Purchaser, the Master Servicer,".

            (r) Subsection (b) of Section 13.05 of the Servicing Agreement is amended by deleting the reference to "Section 13.05(a)(i)" and substituting in its place "Section 13.05(a)(iii)" and deleting the phrase "Exhibit 10" and substituting in its place "Exhibit 12".

            (s) the reference to Sections "13.03(c) and (e)" in the third sentence of subsection (a) of Section 13.06 of the Servicing Agreement is deleted and substituted with "Section 13.03(c), (e), (f) and (g)".

            (t) The following language is hereby added as the paragraph immediately after paragraph (iii) of Section 13.07 of the Servicing Agreement:
"(iv) the negligence bad faith or willful misconduct of the Seller in connection with its performance under this Article XIII. If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller on the other."

            (u) The last sentence of the last paragraph of Section 13.06 of the Servicing Agreement is deleted and replaced in its entirety with the following:
"The Seller shall be responsible for obtaining from each Subcontractor and Subservicer and delivering to the Purchaser, the Master Servicer and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 13.05, in each case as and when required to be delivered."

            (v) The first paragraph of subsection (a) of Section 13.07 of the Servicing Agreement is amended as follows:

                  (i) the reference to "each Person responsible for the
            preparation" is deleted and substituted in its place with "each Person (including, but not limited to, the Master Servicer) responsible for the preparation" and

                  (ii) the phrase "(each, an "Indemnified Party")" shall be
            added immediately following the reference to "present and former directors, officers, employees and agents of each of the foregoing and of the Depositor" and the word "claims" shall be added immediately preceding the phrase "losses, damages, penalties,".

            (w) The phrase "any breach by the Seller of its obligations under this Article XIII, including particularly" is added to the beginning of subsection (a)(ii) of Section 13.07 of the Servicing Agreement.

            (x) The phrase "Interim Service" in the last paragraph of subsection
(a) of Section 13.07 of the Servicing Agreement is deleted and substituted with "the Seller".

            (y) The phrase "(and appoint a successor servicer reasonably acceptable to the Master Servicer)" is added immediately after the phrase "of any compensation to the Seller" in subsection (b)(i) of Section 13.07 of the Servicing Agreement.

            (z) Subsection (b)(ii) of Section 13.07 of the Servicing Agreement is amended by deleting the phrase "ten calendar days" and substituting in its place "five calendar days" and adding the phrase ", the Master Servicer" immediately preceding the first reference to "the Purchaser" therein.

            (aa) The following language is hereby added as Section 13.08 immediately following Section 13.07 of the Servicing Agreement:

            "Section 13.08  Third Party Beneficiary.

            For purposes of this Article XIII and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement."

            (bb) Exhibit 12 of the Servicing Agreement is amended by adding "X"s in each box of the "Applicable Servicing Criteria" column.

Amendments to the Purchase Agreement

            5. Sections 9.01 and 9.02 of the Purchase Agreement are hereby deleted and replaced in their entirety with Exhibit E in this Agreement.

Remedies for Breach of Representations and Warranties

            6. Each of the Company and the Servicer hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust in connection with any breach of the representations and warranties made by it set forth in Subsection 9.01 and 9.02 of the Sale Agreement shall be as set forth in Subsection 9.03 of the Sale Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Recordation of Assignments of Mortgages

            7. To the extent not previously delivered to the Purchaser pursuant to the IndyMac Sale Agreement, on or prior to the Securitization Closing Date, the Original Loan Seller (as defined in the Pooling and Servicing Agreement) shall deliver to the Deutsche Bank National Trust Company (the "Custodian"), Assignments of Mortgages (as defined in the Pooling and Servicing Agreement), in blank, for each Mortgage Loan that is not a MERS Loan (as defined in the Pooling and Servicing Agreement). No later than thirty (30) Business Days (as defined in the Pooling and Servicing Agreement) following the later of the Securitization Closing Date and the date of receipt by the Servicer of the complete recording information for a Mortgage (as defined in the Pooling and Servicing Agreement), the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Original Loan Seller and at no expense to the Trust Fund (as defined in the Pooling and Servicing Agreement), the Trustee, the Servicer, the Custodian, the Master Servicer, the Securities Administrator (as defined in the Pooling and Servicing Agreement) or the Depositor, in the appropriate public office for real property records, each Assignment of Mortgage referred to in
Section 2.01(b)(ii) of the Pooling and Servicing Agreement. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan
(i) if the Trustee and each Rating Agency have received an Opinion of Counsel (as defined in the Pooling and Servicing Agreement), satisfactory to the Trustee and each Rating Agency to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note, (ii) if such Mortgage Loan is a MERS Loan or (iii) if the Rating Agencies have each notified the Depositor and the Servicer in writing that not recording any such Assignments of Mortgage would not cause the initial ratings on any Certificates (as defined in the Pooling and Servicing Agreement) to be downgraded or withdrawn; provided, however, that the Servicer shall not be held responsible or liable for any loss that occurs because an Assignment of Mortgage was not recorded, but only to the extent the Servicer does not have prior knowledge of the act or omission that causes such loss. Unless the Depositor gives the Servicer notice to the contrary, the Depositor is deemed to have given the Servicer notice that the condition set forth in clause (iii) above is applicable. In addition to the foregoing, the Servicer shall cause each Assignment of Mortgage to be recorded in accordance with Accepted Servicing Practices (as defined in the Pooling and Servicing Agreement) in order to convey, upon foreclosure, the title of any Mortgaged Property (as defined in the Pooling and Servicing Agreement) to the Trust. If the Assignment of Mortgage is to be recorded, the applicable Mortgage shall be assigned by the Original Loan Seller, at the expense of the Original Loan Seller to "HSBC Bank USA, National Association, as trustee under the Pooling and Servicing Agreement dated as of January 1, 2008, BCAP LLC Trust 2008 IND1." In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Original Loan Seller shall promptly cause to be delivered a substitute Assignment of Mortgage to cure such defect and thereafter cause each such assignment to be duly recorded at no expense to the Trust Fund.

Termination upon Liquidation or Purchase of the Mortgage Loans

            8. The Servicer shall have the right to purchase the Mortgage Loans under the provisions of Section 11.01 of the Pooling and Servicing Agreement, which are summarized as of the Closing Date as follows:

The Servicer may, at its option, on any Distribution Date (as defined in the Pooling and Servicing Agreement) on which the aggregate of the Stated Principal Balances (as defined in the Pooling and Servicing Agreement) of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period (as defined in the Pooling and Servicing Agreement), to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date, purchase, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer, and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed principal and interest advances, Servicing Advances and indemnification payments payable to the Servicer, and (iv) any unreimbursed indemnification payments payable to the Custodian, the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement. In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall remit to the Securities Administrator for deposit in the Distribution Account (as defined in the Pooling and Servicing Agreement) all amounts then on deposit in the Custodial Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

Purchase of the Certificates by IndyMac

            9. The Servicer hereby agrees that it will cause any affiliate that is purchasing the Certificates on the Closing Date to deliver on such Closing Date an officer's certificate, certifying that such affiliate is purchasing the Certificates for investment purposes and not with a view to distribution.

            10. If the Servicer or its affiliate proposes to sell the Certificates to an unaffiliated party within one year after the Closing Date, the Servicer or its affiliate shall cause written notice to be provided to the Assignee within 20 (twenty) Business Days prior to such proposed sale. Within 5
(five) Business Days of receipt of such notice, the Assignee may require the Servicer or its affiliate to update the Prospectus and Prospectus Supplement in connection with any such sale of the Certificates in a manner satisfactory to the Assignee. The Assignee agrees to cooperate with the Servicer in connection with each update by providing any information regarding the Assignee that the Assignee reasonably determines necessary to update the Prospectus Supplement and Prospectus. All costs and expenses associated with such updates to the Prospectus and Prospectus Supplement shall be the responsibility of the Servicer and its affiliates and none of the Assignor, Assignee or any of their affiliates shall be responsible for any costs and expenses associated therewith. In connection with each such update to the Prospectus and Prospectus Supplement, the Servicer hereby agrees to indemnify the Assignee, Assignor and their affiliates pursuant to an indemnification and contribution agreement in substantially the form attached hereto as Exhibit A.

Miscellaneous

            11. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            12. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Master Servicer.

            13. This Agreement shall inure to the benefit of (i) the parties hereto and their respective successors and assigns and (ii) the Trust. Any entity into which Assignor, Assignee, the Servicer or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee, the Servicer or Company, respectively, hereunder.

            14. Each of this Agreement and the Sale and Servicing Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Sale and Servicing Agreements (to the extent assigned hereunder) by the Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Sale and Servicing Agreements.

            15. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            16. In the event that any provision of this Agreement conflicts with any provision of any Sale and Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            17. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreements

            18. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

                  In the case of the Assignor:

                  Barclays Bank PLC
                  200 Park Avenue, 5th Floor
                  New York, New York  10166
                  Attention: Mary Logan
                  Fax: (212) 412-3266
                  Email: mary.logan@barclayscapital.com

                  In the case of the Depositor:

                  BCAP LLC
                  200 Park Avenue
                  New York, New York  10166
                  Attention: General Counsel
                  Telephone: (212) 412-5271

                  with a copy to:

                  Barclays Bank PLC
                  200 Park Avenue, 5th Floor
                  New York, New York  10166
                  Attention: Michael Wade
                  Telephone: (212) 412-2812

                  In the case of the Trustee:

                  HSBC Bank USA, National Association
                  452 Fifth Avenue, New York, New York 10018,
                  Telephone: (212) 525-1367

                  In the case of the Company and Servicer:

                  IndyMac Bank, F.S.B.
                  3465 East Foothill Boulevard
                  Pasadena, California 91107
                  Attention: Secondary Marketing - Transaction Management
                  Fax: (626) 568-2385

                  In the case of the Master Servicer:

                  for the purposes of notices and delivery of reports:

                  Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: Corporate Trust Services-BCAP 2008-IND1
                  Facsimile: (410) 715-2380

                  with a copy to:

                  P.O. Box 98
                  Columbia, Maryland 21046
                  Attention: Client Manager-BCAP 2008-IND1

                  with a copy to:

                  Sixth Street and Marquette Ave.
                  Minneapolis, Minnesota 55479-0113
                  Attention: Client Manager-BCAP 2008-IND1

                  for the purposes of remittance:

                  Direct to: Wells Fargo Bank, N.A.
                  Bank Number ABA: 121000248
                  Beneficiary Account #: 3970771416
                  Beneficiary Account Name: SAS Clearing
                  Reference: For Further Credit 53192300 BCAP 2008-IND1

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       INDYMAC BANK F.S.B.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       INDYMAC BANK F.S.B.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       BARCLAYS BANK PLC

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       BCAP LLC

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       HSBC BANK USA, NATIONAL
                                          ASSOCIATION

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                        WELLS FARGO BANK, N.A., as
                                          Master Servicer and
                                          Securities Administrator

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

                             Mortgage Loan Schedule

               (Delivered to Master Servicer on the Closing Date)

                                    EXHIBIT B
                                    ---------

                               Standard File Layout

-----------------------------------------------------------------------------------------------------------------------------
Column Name                   Description                                     Decimal    Format Comment                  Max
                                                                                                                        Size
-----------------------------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR              A value assigned by the Servicer to define a               Text up to 10 digits             20
                              group of loans.
-----------------------------------------------------------------------------------------------------------------------------
LOAN_NBR                      A unique identifier assigned to each loan by               Text up to 10 digits             10
                              the investor.
-----------------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR             A unique number assigned to a loan by the                  Text up to 10 digits             10
                              Servicer. This may be different than the
                              LOAN_NBR.
-----------------------------------------------------------------------------------------------------------------------------
BORROWER_NAME                 The borrower name as received in the file. It              Maximum length of 30             30
                              is not separated by first and last name.                   (Last, First)
-----------------------------------------------------------------------------------------------------------------------------
SCHED_PAY_AMT                 Scheduled monthly principal and scheduled           2      No commas(,) or dollar           11
                              interest payment that a borrower is expected               signs ($)
                              to pay, P&I constant.
-----------------------------------------------------------------------------------------------------------------------------
NOTE_INT_RATE                 The loan interest rate as reported by the           4      Max length of 6                   6
                              Servicer.
-----------------------------------------------------------------------------------------------------------------------------
NET_INT_RATE                  The loan gross interest rate less the service       4      Max length of 6                   6
                              fee rate as reported by the Servicer.
-----------------------------------------------------------------------------------------------------------------------------
SERV_FEE_RATE                 The servicer's fee rate for a loan as               4      Max length of 6                   6
                              reported by the Servicer.
-----------------------------------------------------------------------------------------------------------------------------
SERV_FEE_AMT                  The servicer's fee amount for a loan as             2      No commas(,) or dollar           11
                              reported by the Servicer.                                  signs ($)
-----------------------------------------------------------------------------------------------------------------------------
NEW_PAY_AMT                   The new loan payment amount as reported by          2      No commas(,) or dollar           11
                              the Servicer.                                              signs ($)
-----------------------------------------------------------------------------------------------------------------------------
NEW_LOAN_RATE                 The new loan rate as reported by the                4      Max length of 6                   6
                              Servicer.
-----------------------------------------------------------------------------------------------------------------------------
ARM_INDEX_RATE                The index the Servicer is using to calculate        4      Max length of 6                   6
                              a forecasted rate.
-----------------------------------------------------------------------------------------------------------------------------
ACTL_BEG_PRIN_BAL             The borrower's actual principal balance at          2      No commas(,) or dollar           11
                              the beginning of the processing cycle.                     signs ($)
-----------------------------------------------------------------------------------------------------------------------------
ACTL_END_PRIN_BAL             The borrower's actual principal balance at          2      No commas(,) or dollar           11
                              the end of the processing cycle.                           signs ($)
-----------------------------------------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE        The date at the end of processing cycle that               MM/DD/YYYY                       10
                              the borrower's next payment is due to the
                              Servicer, as reported by Servicer.
-----------------------------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_1               The first curtailment amount to be applied.         2      No commas(,) or dollar           11
                                                                                         signs ($)
-----------------------------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_1              The curtailment date associated with the                   MM/DD/YYYY                       10
                              first curtailment amount.
-----------------------------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_1               The curtailment interest on the first               2      No commas(,) or dollar           11
                              curtailment amount, if applicable.                         signs ($)
-----------------------------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_2               The second curtailment amount to be applied.        2      No commas(,) or dollar           11
                                                                                         signs ($)
-----------------------------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_2              The curtailment date associated with the                   MM/DD/YYYY                       10
                              second curtailment amount.
-----------------------------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_2               The curtailment interest on the second              2      No commas(,) or dollar           11
                              curtailment amount, if applicable.                         signs ($)
-----------------------------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_3               The third curtailment amount to be applied.         2      No commas(,) or dollar           11
                                                                                         signs ($)
-----------------------------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_3              The curtailment date associated with the                   MM/DD/YYYY                       10
                              third curtailment amount.
-----------------------------------------------------------------------------------------------------------------------------
CURT_ADJ_AMT_3                The curtailment interest on the third               2      No commas(,) or dollar           11
                              curtailment amount, if applicable.                         signs ($)
-----------------------------------------------------------------------------------------------------------------------------
PIF_AMT                       The loan "paid in full" amount as reported by       2      No commas(,) or dollar           11
                              the Servicer.                                              signs ($)
-----------------------------------------------------------------------------------------------------------------------------
PIF_DATE                      The paid in full date as reported by the                   MM/DD/YYYY                       10
                              Servicer.
-----------------------------------------------------------------------------------------------------------------------------
ACTION_CODE                   The standard FNMA numeric code used to                     Action Code Key:                  2
                              indicate the default/delinquent status of a                15=Bankruptcy,
                              particular loan.                                           30=Foreclosure, , 60=PIF,
                                                                                         63=Substitution,
                                                                                         65=Repurchase,70=REO
-----------------------------------------------------------------------------------------------------------------------------
INT_ADJ_AMT                   The amount of the interest adjustment as            2      No commas(,) or dollar           11
                              reported by the Servicer.                                  signs ($)
-----------------------------------------------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_AMT        The Soldier and Sailor Adjustment amount, if        2      No commas(,) or dollar           11
                              applicable.                                                signs ($)
-----------------------------------------------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT              The Non Recoverable Loan Amount, if                 2      No commas(,) or dollar           11
                              applicable.                                                signs ($)
-----------------------------------------------------------------------------------------------------------------------------
LOAN_LOSS_AMT                 The amount the Servicer is passing as a loss,       2      No commas(,) or dollar           11
                              if applicable.                                             signs ($)
-----------------------------------------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL            The scheduled outstanding principal amount          2      No commas(,) or dollar           11
                              due at the beginning of the cycle date to be               signs ($)
                              passed through to investors.
-----------------------------------------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL            The scheduled principal balance due to              2      No commas(,) or dollar           11
                              investors at the end of a processing cycle.                signs ($)
-----------------------------------------------------------------------------------------------------------------------------
SCHED_PRIN_AMT                The scheduled principal amount as reported by       2      No commas(,) or dollar           11
                              the Servicer for the current cycle -- only                 signs ($)
                              applicable for Scheduled/Scheduled Loans.
-----------------------------------------------------------------------------------------------------------------------------
SCHED_NET_INT                 The scheduled gross interest amount less the        2      No commas(,) or dollar           11
                              service fee amount for the current cycle as                signs ($)
                              reported by the Servicer -- only applicable
                              for Scheduled/Scheduled Loans.
-----------------------------------------------------------------------------------------------------------------------------
ACTL_PRIN_AMT                 The actual principal amount collected by the        2      No commas(,) or dollar           11
                              Servicer for the current reporting cycle --                signs ($)
                              only applicable for Actual/Actual Loans.
-----------------------------------------------------------------------------------------------------------------------------
ACTL_NET_INT                  The actual gross interest amount less the           2      No commas(,) or dollar           11
                              service fee amount for the current reporting               signs ($)
                              cycle as reported by the Servicer -- only
                              applicable for Actual/Actual Loans.
-----------------------------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMT           The penalty amount received when a borrower         2      No commas(,) or dollar           11
                              prepays on his loan as reported by the                     signs ($)
                              Servicer.
-----------------------------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ WAIVED        The prepayment penalty amount for the loan          2      No commas(,) or dollar           11
                              waived by the servicer.                                    signs ($)
-----------------------------------------------------------------------------------------------------------------------------

MOD_DATE                      The Effective Payment Date of the                          MM/DD/YYYY                       10
                              Modification for the loan.
-----------------------------------------------------------------------------------------------------------------------------
MOD_TYPE                      The Modification Type.                                     Varchar - value can be           30
                                                                                         alpha or numeric
-----------------------------------------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_AMT        The current outstanding principal and               2      No commas(,) or dollar           11
                              interest advances made by Servicer.                        signs ($)
-----------------------------------------------------------------------------------------------------------------------------


Exhibit C: Standard File Layout - Delinquency Reporting

-----------------------------------------------------------------------------------------------------------------------------
Column/Header Name                                Description                             Decimal     Format Comment
-----------------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR          A unique number assigned to a loan by
                           the Servicer. This may be different than
                           the LOAN_NBR
-----------------------------------------------------------------------------------------------------------------------------
LOAN_NBR                   A unique identifier assigned to each
                           loan by the originator.
-----------------------------------------------------------------------------------------------------------------------------
CLIENT_NBR                 Servicer Client Number
-----------------------------------------------------------------------------------------------------------------------------
SERV_INVESTOR_NBR          Contains a unique number as assigned by
                           an external servicer to identify a group
                           of loans in their system.
-----------------------------------------------------------------------------------------------------------------------------
BORROWER_FIRST_NAME        First Name of the Borrower.
-----------------------------------------------------------------------------------------------------------------------------
BORROWER_LAST_NAME         Last name of the borrower.
-----------------------------------------------------------------------------------------------------------------------------
PROP_ADDRESS               Street Name and Number of Property
-----------------------------------------------------------------------------------------------------------------------------
PROP_STATE                 The state where the  property located.
-----------------------------------------------------------------------------------------------------------------------------
PROP_ZIP                   Zip code where the property is located.
-----------------------------------------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE     The date that the borrower's next                                            MM/DD/YYYY
                           payment is due to the servicer at the
                           end of processing cycle, as reported by
                           Servicer.
-----------------------------------------------------------------------------------------------------------------------------
LOAN_TYPE                  Loan Type (i.e. FHA, VA, Conv)
-----------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE      The date a particular bankruptcy claim                                       MM/DD/YYYY
                           was filed.
-----------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE    The chapter under which the bankruptcy
                           was filed.
-----------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR        The case number assigned by the court to
                           the bankruptcy filing.
-----------------------------------------------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE     The payment due date once the bankruptcy                                     MM/DD/YYYY
                           has been approved by the courts
-----------------------------------------------------------------------------------------------------------------------------
                           The Date The Loan Is Removed From                                            MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_     Bankruptcy. Either by Dismissal,
DATE                       Discharged and/or a Motion For Relief
                           Was Granted.
-----------------------------------------------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE         The Date The Loss Mitigation Was                                             MM/DD/YYYY
                           Approved By The Servicer
-----------------------------------------------------------------------------------------------------------------------------
LOSS_MIT_TYPE              The Type Of Loss Mitigation Approved For
                           A Loan Such As;
-----------------------------------------------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE     The Date The Loss Mitigation /Plan Is                                        MM/DD/YYYY
                           Scheduled To End/Close
-----------------------------------------------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE     The Date The Loss Mitigation Is Actually                                     MM/DD/YYYY
                           Completed
-----------------------------------------------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE       The date DA Admin sends a letter to the                                      MM/DD/YYYY
                           servicer with instructions to begin
                           foreclosure proceedings.
-----------------------------------------------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE     Date File Was Referred To Attorney to                                        MM/DD/YYYY
                           Pursue Foreclosure
-----------------------------------------------------------------------------------------------------------------------------
FIRST_LEGAL_DATE           Notice of 1st legal filed by an Attorney                                     MM/DD/YYYY
                           in a Foreclosure Action
-----------------------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE  The date by which a foreclosure sale is                                      MM/DD/YYYY
                           expected to occur.
-----------------------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_DATE           The actual date of the foreclosure sale.                                     MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_AMT            The amount a property sold for at the                             2          No commas(,) or
                           foreclosure sale.                                                            dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
EVICTION_START_DATE        The date the servicer initiates eviction                                     MM/DD/YYYY
                           of the borrower.
-----------------------------------------------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE    The date the court revokes legal
                           possession of the property from the                                          MM/DD/YYYY
                           borrower.
-----------------------------------------------------------------------------------------------------------------------------
LIST_PRICE                 The price at which an REO property is                             2          No commas(,) or
                                                                                                        dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
LIST_DATE                  The date an REO property is listed at a                                      MM/DD/YYYY
                           particular price.
-----------------------------------------------------------------------------------------------------------------------------
OFFER_AMT                  The dollar value of an offer for an REO                           2          No commas(,) or
                           property.                                                                    dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
OFFER_DATE_TIME            The date an offer is received by DA                                          MM/DD/YYYY
                           Admin or by the Servicer.
-----------------------------------------------------------------------------------------------------------------------------
REO_CLOSING_DATE           The date the REO sale of the property is                                     MM/DD/YYYY
                           scheduled to close.
-----------------------------------------------------------------------------------------------------------------------------
REO_ACTUAL_CLOSING_DATE    Actual Date Of REO Sale                                                      MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------------------
OCCUPANT_CODE              Classification of how the property is
                           occupied.
-----------------------------------------------------------------------------------------------------------------------------
PROP_CONDITION_CODE        A code that indicates the condition of
                           the property.
-----------------------------------------------------------------------------------------------------------------------------
PROP_INSPECTION_DATE       The date a  property inspection is                                           MM/DD/YYYY
                           performed.
-----------------------------------------------------------------------------------------------------------------------------
APPRAISAL_DATE             The date the appraisal was done.                                             MM/DD/YYYY

-----------------------------------------------------------------------------------------------------------------------------
CURR_PROP_VAL              The current "as is" value of the                                  2
                           property based on brokers price opinion
                           or appraisal.
-----------------------------------------------------------------------------------------------------------------------------
REPAIRED_PROP_VAL          The amount the property would be worth                            2
                           if repairs are completed pursuant to a
                           broker's price opinion or appraisal.
-----------------------------------------------------------------------------------------------------------------------------
If applicable:
-----------------------------------------------------------------------------------------------------------------------------
DELINQ_STATUS_CODE         FNMA Code Describing Status of Loan
-----------------------------------------------------------------------------------------------------------------------------
DELINQ_REASON_CODE         The circumstances which caused a
                           borrower to stop paying on a loan. Code
                           indicates the reason why the loan is in
                           default for this cycle.
-----------------------------------------------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE        Date Mortgage Insurance Claim Was Filed                                      MM/DD/YYYY
                           With Mortgage Insurance Company.
-----------------------------------------------------------------------------------------------------------------------------
MI_CLAIM_AMT               Amount of Mortgage Insurance Claim Filed                                     No commas(,) or
                                                                                                        dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE         Date Mortgage Insurance Company                                              MM/DD/YYYY
                           Disbursed Claim Payment
-----------------------------------------------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID          Amount Mortgage Insurance Company Paid                            2          No commas(,) or
                           On Claim                                                                     dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE      Date Claim Was Filed With Pool Insurance                                     MM/DD/YYYY
                           Company
-----------------------------------------------------------------------------------------------------------------------------
POOL_CLAIM_AMT             Amount of Claim Filed With Pool                                   2          No commas(,) or
                           Insurance Company                                                            dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE       Date Claim Was Settled and The Check Was                                     MM/DD/YYYY
                           Issued By The Pool Insurer
-----------------------------------------------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID        Amount Paid On Claim By Pool Insurance                            2          No commas(,) or
                           Company                                                                      dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_          Date FHA Part A Claim Was Filed With HUD                                     MM/DD/YYYY
FILED_DATE
-----------------------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT       Amount of FHA Part A Claim Filed                                  2          No commas(,) or
                                                                                                        dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID      Date HUD Disbursed Part A Claim Payment
_DATE                                                                                                   MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT  Amount HUD Paid on Part A Claim                                   2          No commas(,) or
                                                                                                        dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_          Date FHA Part B Claim Was Filed With HUD                                     MM/DD/YYYY
FILED_DATE
-----------------------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT       Amount of FHA Part B Claim Filed                                  2          No commas(,) or
                                                                                                        dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_          Date HUD Disbursed Part B Claim                                              MM/DD/YYYY
PAID_DATE                  Payment
-----------------------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT  Amount HUD Paid on Part B Claim                                   2          No commas(,) or
                                                                                                        dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE        Date VA Claim Was Filed With the                                             MM/DD/YYYY
                           Veterans Admin
-----------------------------------------------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE         Date Veterans Admin. Disbursed VA Claim                                      MM/DD/YYYY
                           Payment
-----------------------------------------------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT          Amount Veterans Admin. Paid on VA Claim                           2          No commas(,) or
                                                                                                        dollar signs ($)
-----------------------------------------------------------------------------------------------------------------------------

Exhibit C2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

      o     ASUM- Approved Assumption

      o     BAP- Borrower Assistance Program

      o     CO- Charge Off

      o     DIL- Deed-in-Lieu

      o     FFA- Formal Forbearance Agreement

      o     MOD- Loan Modification

      o     PRE- Pre-Sale

      o     SS- Short Sale

      o     MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

      o     Mortgagor

      o     Tenant

      o     Unknown

      o     Vacant

The Property Condition field should show the last reported condition of the property as follows:

      o     Damaged

      o     Excellent

      o     Fair

      o     Gone

      o     Good

      o     Poor

      o     Special Hazard

      o     Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               Delinquency      Delinquency Description
               Code
               001              FNMA-Death of principal mortgagor
               002              FNMA-Illness of principal mortgagor
               003              FNMA-Illness of mortgagor's family member
               004              FNMA-Death of mortgagor's family member
               005              FNMA-Marital difficulties
               006              FNMA-Curtailment of income
               007              FNMA-Excessive Obligation
               008              FNMA-Abandonment of property
               009              FNMA-Distant employee transfer
               011              FNMA-Property problem
               012              FNMA-Inability to sell property
               013              FNMA-Inability to rent property
               014              FNMA-Military Service
               015              FNMA-Other
               016              FNMA-Unemployment
               017              FNMA-Business failure
               019              FNMA-Casualty loss
               022              FNMA-Energy environment costs
               023              FNMA-Servicing problems
               026              FNMA-Payment adjustment
               027              FNMA-Payment dispute
               029              FNMA-Transfer of ownership pending
               030              FNMA-Fraud
               031              FNMA-Unable to contact borrower
               INC              FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                  Status Code   Status Description
                      09        Forbearance
                      17        Pre-foreclosure Sale Closing Plan Accepted
                      24        Government Seizure
                      26        Refinance
                      27        Assumption
                      28        Modification
                      29        Charge-Off
                      30        Third Party Sale
                      31        Probate
                      32        Military Indulgence
                      43        Foreclosure Started
                      44        Deed-in-Lieu Started
                      49        Assignment Completed
                      61        Second Lien Considerations
                      62        Veteran's Affairs-No Bid
                      63        Veteran's Affairs-Refund
                      64        Veteran's Affairs-Buydown
                      65        Chapter 7 Bankruptcy
                      66        Chapter 11 Bankruptcy
                      67        Chapter 13 Bankruptcy

Exhibit D: Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

      The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:

      1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable. Required documentation:

            * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

            * For escrow advances - complete payment history

              (to calculate advances from last positive escrow balance forward)

            * Other expenses - copies of corporate advance history showing all payments

            * REO repairs > $1500 require explanation

            * REO repairs >$3000 require evidence of at least 2 bids.

            * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

            * Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

      Credits:
      14-21. Complete as applicable. Required documentation:

            * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

              Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            *  All other credits need to be clearly defined on the 332 form

      22.   The total of lines 14 through 21.

      Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in
            parenthesis (   ).

Exhibit D1: Calculation of Realized Loss/Gain Form 332

      Prepared by: __________________   Date: _______________
      Phone: ______________________   Email Address:_____________________

------------------------  --------------------------  --------------------------
Servicer Loan No.         Servicer Name               Servicer Address


------------------------  --------------------------  --------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name:

      _________________________________________________________
      Property Address:

      _________________________________________________________

      Liquidation Type: REO Sale    3rd Party Sale    Short Sale    Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown   Yes   No
      If "Yes", provide deficiency or cramdown amount_________________________

      Liquidation and Acquisition Expenses:
      (1) Actual Unpaid Principal Balance of Mortgage Loan  $______________
          (1)
      (2) Interest accrued at Net Rate                       ______________
          (2)
      (3) Accrued Servicing Fees                             ______________
          (3)
      (4) Attorney's Fees                                    ______________
          (4)
      (5) Taxes (see page 2)                                 ______________
          (5)
      (6) Property Maintenance                               ______________
          (6)
      (7) MI/Hazard Insurance Premiums (see page 2)          ______________
          (7)
      (8) Utility Expenses                                   ______________
          (8)
      (9) Appraisal/BPO                                      ______________
          (9)
      (10) Property Inspections                              ______________
           (10)
      (11) FC Costs/Other Legal Expenses                     ______________
           (11)
      (12) Other (itemize)                                   ______________
           (12)
              Cash for Keys________________________          ______________
           (12)
              HOA/Condo Fees_______________________          ______________
           (12)
              _____________________________________          ______________
           (12)
               Total Expenses                               $______________
           (13)
      Credits:
      (14) Escrow Balance                                   $______________
           (14)
      (15) HIP Refund                                        ______________
           (15)
      (16) Rental Receipts                                   ______________
           (16)
      (17) Hazard Loss Proceeds                              ______________
           (17)
      (18) Primary Mortgage Insurance / Gov't Insurance      ______________
           (18a) HUD Part A
                                                             ______________

      (18b) HUD Part B                                       ______________

      (19) Pool Insurance Proceeds                           ______________
           (19)
      (20) Proceeds from Sale of Acquired Property           ______________
           (20)
      (21) Other (itemize)                                   ______________
           (21)
           _____________________________________             ______________
           (21)

           Total Credits                                    $______________
           (22)
      Total Realized Loss (or Amount of Gain)               $______________
             (23)

Escrow Disbursement Detail

--------------------------------------------------------------------------------
   Type     Date   Period of    Total     Base        Penalties    Interest
   (Tax     Paid   Coverage     Paid     Amount
  /Ins.)
--------------------------------------------------------------------------------

                                    EXHIBIT E

            Section 9.01 Representations and Warranties Regarding the
Seller.

            The Seller represents, warrants and covenants to the Purchaser that as of the date hereof and as of each Closing Date:

                   (1) The Seller is duly organized as a federally insured savings bank and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any business contemplated by the Pooling and Servicing Agreement to be conducted by The Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

                  (2) The Seller has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (3) The execution and delivery of the Pooling and Servicing Agreement by the Seller, the sale and servicing of the Mortgage Loans by the Seller under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Seller and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller (including the OTS, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over the Seller); and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it (including the OTS, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over the Seller) which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

                  (4) The Seller is an approved servicer of conventional mortgage loans for FNMA or FHLMC or is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                  (5) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller that would prohibit the execution or delivery of, or performance under, the Pooling and Servicing Agreement by the Seller.

                  (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, the Pooling and Servicing Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

                  (7) The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

            Section 9.02 Representations and Warranties Regarding
Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

                  (1) The information set forth on Schedule I to the Pooling and Servicing Agreement, dated as of January 1, 2008 (the "Pooling and Servicing Agreement"), among BCAP LLC, HSBC Bank USA, National Association, Deutsche Bank National Trust Company and Wells Fargo Bank, N.A., with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date.

                  (2) All regularly scheduled monthly payments due with respect to each Mortgage Loan up to and including the Due Date before the Cut-off Date have been made; and as of the Cut-off Date, no Mortgage Loan had a regularly scheduled monthly payment that was 60 or more days delinquent during the twelve months before the Cut-off Date.

                  (3) With respect to any Mortgage Loan that is not a Co-op Loan, each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances and, if the related Mortgaged Property is a unit in a condominium project or planned unit development, any lien for common charges permitted by statute or homeowner association fees, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

                  (4) Immediately before the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.

                  (5) As of the Closing Date, there was no delinquent tax or assessment lien against the related Mortgaged Property.

                  (6) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

                  (7) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (11) below.

                  (8) No Mortgaged Property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of the related Mortgaged Property as security for the Mortgage Loan.

                  (9) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws and regulations, including usury, equal credit opportunity, real estate settlement procedures, truth-in-lending, and disclosure laws, or any noncompliance does not have a material adverse effect on the value of the related Mortgage Loan.

                  (10) The Seller has not modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Purchaser and which has been delivered to the Trustee (as defined in the Pooling and Servicing Agreement)); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

                  (11) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Stated Principal Balance as of the Cut-off Date of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect.

                  (12) Each Mortgage Loan was originated (within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended) by an entity that satisfied at the time of origination the requirements of
      Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

                  (13) All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless such failure to be wholly within such boundaries and restriction lines or such encroachment, as the case may be, does not have a material effect on the value of the Mortgaged Property.

                  (14) As of the date of origination of each Mortgage Loan, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation unless such violation would not have a material adverse effect on the value of the related Mortgaged Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of the Mortgaged Property.

                  (15) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

                  (16) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

                  (17) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

                  (18) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (19) At the Closing Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customarily required by institutional single family mortgage lenders in the area where the Mortgaged Property is located, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense. Anything to the contrary in this item (19) notwithstanding, no breach of this item
      (19) shall be deemed to give rise to any obligation of the Seller to repurchase or substitute for such affected Mortgage Loan or Loans so long as the Servicer maintains a blanket policy.

                  (20) If at the time of origination of each Mortgage Loan, the related Mortgaged Property was in an area then identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the then-current requirements of the Flood Insurance Administration is in effect with respect to the Mortgaged Property with a generally acceptable carrier.

                  (21) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

                  (22) There is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any material non-monetary default, breach, violation or event of acceleration.

                  (23) Each Mortgage File contains an appraisal of the related Mortgaged Property prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP).

                  (24) Any leasehold estate securing a Mortgage Loan has a stated term of not less than five years in excess of the term of the related Mortgage Loan.

                  (25) Each Mortgage Loan was selected from among the outstanding adjustable rate one- to four-family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties made with respect to the Mortgage Loans set forth in this Exhibit can be made. No such selection was made in a manner intended to adversely affect the interests of the Purchaser.

                  (26) None of the Mortgage Loans is a Co-op Loan.

                  (27) None of the Mortgage Loans is a "high cost" loan, "covered" loan or any other similarly designated loan as defined under any state, local or federal law, as defined by applicable predatory and abusive lending laws.

                  (28) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies.

                  (29) None of the Mortgage Notes related to the Mortgage Loans impose a Prepayment Penalty on the related Mortgage Loan for a term in excess of three years from the origination of the Mortgage Loan.

                  (30) Each Mortgage Loan was in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide.

                  (31) Each Mortgage Loan has been underwritten and serviced substantially in accordance with the Seller's guidelines, subject to such variances as are reflected on the Mortgage Loan Schedule or that the Seller has approved.

                  (32) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current version of Standard & Poor's LEVELS(R) Glossary, which is now Version 5.7 Revised, Appendix E) and no Mortgage Loan originated on or after Oct. 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

                  (33) The Pooling and Servicing Agreement creates a valid and continuing "security interest" (as defined in Section 1-201(37) of the UCC) in each Mortgage Note in favor of the Trustee, which security interest is prior to all other liens and is enforceable as such against creditors of and purchasers from the Depositor. Each Mortgage Note constitutes "promissory notes" (as defined in Section 9-102(a)(65) of the UCC). Immediately before the assignment of each Mortgage Note to the Trustee, the Depositor had good and marketable title to such Mortgage Note free and clear of any lien, claim, encumbrance of any Person. All original executed copies of each Mortgage Note have been or shall be delivered to the Trustee within five Business Days following the Closing Date. Other than the security interest granted to the Trustee, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any Mortgage Note. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of any of the Mortgage Notes. The Depositor is not aware of any judgment or tax liens filed against the Depositor. None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

                  (34) To the best of the Seller's knowledge, there was no fraud involved in the origination of any Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan.

                  (35) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

                  (36) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

                  (37) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994.

                  (38) No Mortgage Loan is a "High-Cost Home Loan" as defined in any of the following statutes: the Georgia Fair Lending Act, as amended (the "Georgia Act"), the New York Banking Law 6-1, the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003), the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat.
      Section 360.100), the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.), or the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann ss.ss. 58-21A-1 et seq.). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the state of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003. No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.). None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/1 et seq.).

                  (39) None of the Mortgage Loans is a "high cost" loan, "covered" loan (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan or any other similarly designated loan as defined under any state, local or federal law, as defined by applicable predatory and abusive lending laws.

                                    EXHIBIT F

                             FORM OF INDEMNIFICATION
                                       AND
                             CONTRIBUTION AGREEMENT

            THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated
_________, 200_ ("Agreement") among BCAP LLC, a Delaware limited liability company (the "Depositor"), [______________], a [______________] (the "Underwriter"), and IndyMac Bank, F.S.B., a
[______________] (the "Indemnifying Party").

                              W I T N E S S E T H:

            WHEREAS, the Indemnifying Party originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to Barclays Bank PLC (the "Purchaser"), an affiliate of the Depositor, in anticipation of the securitization transaction;

            WHEREAS, as an inducement to the Depositor to enter into the Pooling and Servicing Agreement and the Underwriter to enter into the Underwriting Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

            1933 Act: The Securities Act of 1933, as amended.

            1934 Act: The Securities Exchange Act of 1934, as amended.

            Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

            Barclays' Updated Information: All information relating to the Sponsor and Depositor provided by the Depositor to the Indemnifying Party in connection with any update pursuant to a Supplement to the Prospectus Supplement.

            Indemnified Parties: As defined in Section 3.1.

            Indemnifying Party Information: All information in the Supplement to the Prospectus Supplement and the Prospectus Supplement and any amendment or supplement thereto, other than Barclays' Updated Information.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of ___________, 200_, among the Depositor and [______________].

            Privately Offered Certificates: BCAP LLC Trust [_______], Mortgage Pass-Through Certificates, Series [_______], Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Prospectus Supplement: The prospectus supplement, dated ___________, 200_, relating to the offering of the Publicly Offered Certificates.

            Publicly Offered Certificates: BCAP LLC Trust [_______], Mortgage Pass-Through Certificates, Series [_______], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and
Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed.
Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Supplement to the Prospectus Supplement: The supplement to the prospectus supplement, dated ___________, 200_, relating to the offering of the Publicly Offered Certificates.

            Underwriting Agreement: The Underwriting Agreement, dated ___________, 200_, among the Depositor and the Underwriter, relating to the sale of the Publicly Offered Certificates.

            1.2 Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            (a) Each party hereto represents and warrants that it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

            (b) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

            (c) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party and

            (d) The Indemnifying Party hereto represents and warrants that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

                                   ARTICLE III

                                 INDEMNIFICATION

            3.1 Indemnification by the Indemnifying Party of the Depositor and the Underwriter. (a) The Indemnifying Party shall indemnify and hold harmless the Depositor and the Underwriter and their respective affiliates, and their respective present and former directors, officers, employees, agents and each Person, if any, that controls the Depositor, the Underwriter or such affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Supplement to the Prospectus Supplement, the Prospectus Supplement or any amendment or supplement thereto, or arise out of or are based upon (i) any breach of the representation and warranty set forth in Article II(d) above or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other costs, fees, or expenses reasonably incurred and as incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, penalty, fine, forfeiture, liability or action. The Indemnifying Party's liability under this
Section 3.1 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

            (b) If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an Indemnified Party under this Section 3.1 (other than due to indemnification not being applicable under Section 3.1(a)), then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, penalty, fine, forfeiture, costs, fees and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor or the Underwriter, on the one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, each director of a party to this Agreement and each Person, if any, that controls a party to this Agreement within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such party.

            3.2 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.1 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party (or if a claim for contribution is to be made against another party) under Section 3.1, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party (or to the party requesting contribution) otherwise than under Section 3.1. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or if the use of counsel chosen by the Indemnifying Party to represent the Indemnified Parties would present such counsel with a conflict of interest, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                   ARTICLE IV

                                     GENERAL

            4.1 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and Privately Offered Certificates.

            4.2 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

            4.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

            4.4 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

            4.5 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

                  In the case of the Depositor:

                  BCAP LLC
                  200 Park Avenue, 5th Floor
                  New York, New York  10166
                  Attention: Michael Wade
                  Telephone: (212) 412-5271

                  with a copy to:

                  c/o Barclays Bank PLC
                  200 Park Avenue
                  New York, New York 10166
                  Attention: [_____________]
                  Telephone: (212) [________]

                  In the case of the Underwriter:

                  [______________]
                  [______________]
                  [______________]
                  Attention:
                  Telephone:

                  In the case of the Indemnifying Party:

                  IndyMac Bank, F.S.B.
                        888 East Walnut Street
                  Pasadena, California 91101
                  Attention:

            4.6 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            4.7 Waiver of Trial by Jury.

            EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                       BCAP LLC

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       [UNDERWRITER]

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       INDYMAC BANK, F.S.B.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT M-1

                           INDYMAC PURCHASE AGREEMENT

================================================================================




                               BARCLAYS BANK PLC,

                                    Purchaser

                              INDYMAC BANK, F.S.B.,

                                     Seller







                       AMENDED AND RESTATED MORTGAGE LOAN
                               PURCHASE AGREEMENT

                           Dated as of January 1, 2008







                     Conventional, Fixed and Adjustable Rate
                           Residential Mortgage Loans




================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................


                                   ARTICLE II

                              AGREEMENT TO PURCHASE

Section 2.01  Agreement to Purchase.........................................


                                   ARTICLE III

                               MORTGAGE SCHEDULES

Section 3.01  Preliminary Mortgage Schedule.................................
Section 3.02  Delivery of Mortgage Loan Schedule............................


                                   ARTICLE IV

                                 PURCHASE PRICE

Section 4.01  Purchase Price................................................


                                    ARTICLE V

                          EXAMINATION OF MORTGAGE FILES

Section 5.01  Examination of Mortgage Files.................................


                                   ARTICLE VI

                       CONVEYANCE FROM SELLER TO PURCHASER

Section 6.01  Conveyance of Mortgage Loans..................................
Section 6.02  Books and Records.............................................
Section 6.03  Delivery of Mortgage Loan Documents...........................
Section 6.04  Quality Control Procedures....................................
Section 6.05  MERS Designated Loans.........................................


                                   ARTICLE VII

                         SERVICING OF THE MORTGAGE LOANS

Section 7.01  Servicing.....................................................


                                  ARTICLE VIII

                                   [RESERVED]


                                   ARTICLE IX

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                           SELLER; REMEDIES FOR BREACH

Section 9.01  Representations and Warranties Regarding the Seller...........
Section 9.02  Representations and Warranties Regarding Individual
               Mortgage Loans...............................................
Section 9.03  Remedies for Breach of Representations and Warranties.........
Section 9.04  Repurchase of Mortgage Loans with Early Payment Defaults......
Section 9.05  Premium Recapture.............................................


                                    ARTICLE X

                                     CLOSING

Section 10.01  Conditions to Closing........................................


                                   ARTICLE XI

                                CLOSING DOCUMENTS

Section 11.01  Required Closing Documents...................................


                                   ARTICLE XII

                                      COSTS

Section 12.01  Costs........................................................


                                  ARTICLE XIII

                   COOPERATION OF SELLER WITH A RECONSTITUTION

Section 13.01  Reconstitution of Mortgage Loans.............................


                                   ARTICLE XIV

                                   THE SELLER

Section 14.01  Additional Indemnification by the Seller; Third Party
                Claims......................................................
Section 14.02  Merger or Consolidation of the Seller........................


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

Section 15.01  Financial Statements.........................................
Section 15.02  Mandatory Delivery...........................................
Section 15.03  Notices......................................................
Section 15.04  Severability Clause..........................................
Section 15.05  Counterparts.................................................
Section 15.06  [Reserved]...................................................
Section 15.07  Intention of the Parties.....................................
Section 15.08  Successors and Assigns; Assignment of Purchase Agreement.....
Section 15.09  Waivers......................................................
Section 15.10  Exhibits.....................................................
Section 15.11  General Interpretive Principles..............................
Section 15.12  Reproduction of Documents....................................
Section 15.13  Further Agreements...........................................
Section 15.14  [Reserved]...................................................
Section 15.15  No Solicitation..............................................
Section 15.16  Waiver of Trial by Jury......................................
Section 15.17  Governing Law Jurisdiction; Consent to Service of Process....
Section 15.18  No Brokers...................................................
Section 15.19  Reasonable Purchase Price....................................


                                    ARTICLE XVI

                           COMPLIANCE WITH REGULATION AB

Section 16.01  Intent of the Parties; Reasonableness........................
Section 16.02  Additional Representations and Warranties of the Seller......
Section 16.03  Information to Be Provided by the Seller.....................
Section 16.04  Indemnification; Remedies....................................

                                    EXHIBITS


EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE
EXHIBIT B   FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT
EXHIBIT C   FORM OF SELLER'S OFFICER'S CERTIFICATE
EXHIBIT D   FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT E   FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT F   FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT G   UNDERWRITING GUIDELINES
EXHIBIT H   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
EXHIBIT I   FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

              AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AGREEMENT
              -----------------------------------------------------

            This AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AGREEMENT (the "Agreement"), dated as of January 1, 2008, by and between Barclays Bank PLC, a public limited liability company, registered in England and Wales under company number 1026167, having an office at 200 Park Avenue, New York , New York 10166 (the "Purchaser"), and IndyMac Bank, F.S.B., a federal savings bank, having an office at 3465 East Foothill Boulevard, Pasadena, California 91107 (the "Seller").


                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first-lien and second lien residential mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein, and which shall be delivered in pools of whole loans (each, a "Mortgage Loan Package") on various dates as provided herein (each, a "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package;

            WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated Securitization Transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

            Section 1.01 Defined Terms.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Act: The National Housing Act, as amended from time to time.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Amended and Restated Mortgage Loan Purchase Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association or any successor thereto.

            Ancillary Income: All late charges, assumption fees, escrow account benefits, reinstatement fees, Prepayment Penalties, and similar types of fees arising from or in connection with any Mortgage, to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

            Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan or (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan.

            Assignment and Conveyance Agreement: As defined in Section 6.01.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Balloon Mortgage Loan: Any Mortgage Loan (a) that requires only payments of interest until the stated maturity date of the Mortgage Loan or (b) for which Monthly Payments of principal (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

            Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions, in the State of New York, the State of California or the State in which the Seller's servicing operations are located or (iii) the state in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            CLTV: As of any date and as to any Second Lien Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding Stated Principal Balance of the Second Lien Loan and (ii) the outstanding Stated Principal Balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value as determined pursuant to the Underwriting Guidelines of the related Mortgaged Property as of the origination of the Second Lien Loan.

            Code: Internal Revenue Code of 1986, as amended.

            Commission: The United States Securities and Exchange Commission.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Co-op: A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

            Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

            Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease. A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Custodial Account: The separate trust account created and maintained pursuant to Section 2.04 of the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Custodial Agreement: The agreement(s) governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents. If more than one Custodial Agreement is in effect at any given time, all of the individual Custodial Agreements shall collectively be referred to as the "Custodial Agreement."

            Custodian: Deutsche Bank National Trust Company., a national banking association, and its successors in interest or permitted assigns or any successor to the Custodian under the Custodial Agreement as therein provided.

            Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Deemed Material and Adverse Representation: Each representation and warranty identified as such in Section 9.02 of this Agreement.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Determination Date: The 15th day of the month in which the related Remittance Date occurs or, if that date is not a Business Day, the next Business Day.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to Fannie Mae or Freddie Mac.

            Escrow Account: The separate account created and maintained pursuant to Section 2.06 of the Servicing Agreement (with respect to each Mortgage Loan, as specified therein.

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide, and all amendments or additions thereto.

            Fannie Mae Transfer: As defined in Section 13.01.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

            First Lien Loan: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., or its successor in interest.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Freddie Mac Transfer: As defined in Section 13.01.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) with an "annual percentage rate" or total "points and fees" payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. ss. 226.32(a)(1)(i) and
(ii), (c) classified as a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term was defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(d) categorized as High Cost pursuant to Appendix E of Standard & Poor's
Glossary.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

            Index: The index indicated in the related Mortgage Note for each Adjustable Rate Mortgage Loan.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the Lifetime Rate Cap set forth as an amount per annum on the related Mortgage Loan Schedule.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding Stated Principal Balance of the Mortgage Loan as of the related origination date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedures Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS System.

            MERS Identification Number: The eighteen digit number permanently assigned to each MERS Designated Mortgage Loan.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., and any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Loan, or a second lien, in the case of a Second Lien Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create, with respect to a First Lien Loan, a first lien, and with respect to a Second Lien Loan, a second lien, in each case, upon a leasehold estate of the Mortgagor. With respect to a Co-op Loan, the Security Agreement.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Section 6.03 with respect to any Mortgage Loan.

            Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on each Closing Date.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

            Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed, if available; (5) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (6) the number and type of residential units constituting the Mortgaged Property (e.g., single family residence, a two- to four-family dwelling, condominium, planned unit development or cooperative); (7) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (8) with respect to each First Lien Loan, the Loan-to-Value Ratio at origination, and with respect to each Second Lien Loan, the CLTV at origination; (9) the Mortgage Interest Rate as of the related Cut-off Date; (10) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, the Due Date; (11) the stated maturity date; (12) the amount of the Monthly Payment as of the related Cut-off Date;
(13) the last payment date on which a payment was actually applied to the outstanding principal balance; (14) the initial principal amount of the Mortgage Loan; (15) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (16) with respect to each Adjustable Rate Mortgage Loan, the Interest Rate Adjustment Date; (17) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (18) with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap under the terms of the Mortgage Note; (19) with respect to each Adjustable Rate Mortgage Loan, a code indicating the type of Index; (20) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan, First or Second Lien Loan); (21) a code indicating the purpose of the loan (i.e., purchase, rate/term refinance, equity take-out refinance); (22) a code indicating the documentation style (i.e. no documents, full, alternative, reduced, no income/no asset, stated income, no ratio, reduced or NIV); (23) [reserved]; (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score); (30) the date of origination; (31) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment period;
(32) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment percentage; (33) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate floor; (34) [reserved]; (35) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap as of the first Interest Rate Adjustment Date; (36) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (37) a code indicating whether the Mortgage Loan is a Home Loan; (38) the initial Monthly Payment due; (39) the Appraised Value;
(40) [reserved]; (41) [reserved]; (42) a code indicating whether the Mortgage Loan is covered by a PMI Policy and, if so, identifying the PMI Policy provider;
(43) PMI coverage percentage; (44) in connection with a condominium unit, a code indicating whether the condominium project where such unit is located is low-rise or high-rise; (45) a code indicating whether the Mortgaged Property is a leasehold estate; (46) the MERS Identification Number, if applicable; (47) a code indicating the documentation style, as required by Standard & Poor's criteria; and (48) number of times previously 30+ delinquent (if applicable). With respect to the Mortgage Loans in the aggregate, the related Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off
Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the average principal balance of the Mortgage Loans; (6) the applicable Cut-off Date; and (7) the applicable Closing Date.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgagor's real property (or leasehold estate, if applicable) securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling. With respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

            Mortgagor: The obligor on the related Mortgage Note.

            OCC: Office of the Comptroller of the Currency, and any successor thereto.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President, a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser.

            Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan that gives the related Mortgagor different payment options each month, which include:
(i) a minimum monthly payment option, (ii) an interest-only payment option or
(iii) a full principal and interest option which amortizes over 30 years or less.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            PMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Underwriting Guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located.

            Preliminary Mortgage Schedule: As defined in Article III.

            Prepayment Penalty: With respect to each Mortgage Loan, the penalty if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Penalty or premium thereon, if so provided in the related Purchase Price and Terms Agreement, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 4.01 of this Agreement.

            Purchase Price and Terms Agreement: Those certain agreements setting forth the general terms and conditions of the transactions consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder, by and between the Seller and the Purchaser.

            Purchaser: Barclays Bank PLC, a public limited liability company, registered in England and Wales under Company number 1026167 and its successors in interest and assigns, or any successor to the Purchaser under this Agreement as herein provided.

            Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Mortgage Interest Rate Caps); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Article IX.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Article XIII, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

            Reconstitution Date: As defined in Section 13.01.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1506-1631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act: The Servicemembers Civil Relief Act.

            Remittance Date: The date specified in the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Repurchase Price: As defined in the related Purchase Price and Terms Agreement.

            Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a one-family dwelling in a planned unit development or (v) a Co-op, none of which is a mobile home or manufactured home.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Second Lien Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Security Agreement: The agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

            Seller:   As  defined  in  the  initial   paragraph  of  the
Agreement, together with its successors in interest.

            Seller Information: As defined in Section 16.04(a).

            Servicing Agreement: The agreement to be entered into by the Purchaser and the Seller, as servicer, providing for the Seller to service the Mortgage Loans as specified by the Servicing Agreement.

            Servicing Fee: With respect to each Mortgage Loan subject to the Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Seller, as servicer under the Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Seller, as servicer or as otherwise provided under this Agreement.

            Servicing Fee Rate: A percentage per annum as set forth in the related Purchase Price and Terms Agreement.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Seller during the period in which the Seller is acting as servicer pursuant to the Servicing Agreement consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser, its designee or the Custodian and copies of the Mortgage Loan Documents set forth in
Section 2 of the Custodial Agreement.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Sponsor: The sponsor, as such term is defined in Item 1101(l) of Regulation AB, with respect to any Securitization Transaction.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect on a particular Closing Date.

            Stated Principal Balance: As to each Mortgage Loan (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus
(ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Static Pool Information: Static pool information as described in
Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

            Successor Servicer: Any servicer of one or more Mortgage Loans designated by the Purchaser as being entitled to the benefits of the indemnifications set forth in Sections 9.03 and 14.01.

            Tax Service Contract: A paid-in-full, life-of-loan tax service contract with First American Real Estate Tax Service, as described in Section
2.08 of the Servicing Agreement.

            Third-Party Originator: Each Person, other than a Qualified Correspondent or the Seller, that originated Mortgage Loans acquired by the Seller.

            Underwriting Guidelines: The underwriting guidelines of the Seller in effect at the origination of each Mortgage Loan Package, a copy of which is attached as an exhibit to the related Assignment and Conveyance.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.


                                   ARTICLE II
                                   ----------

                              AGREEMENT TO PURCHASE

            Section 2.01 Agreement to Purchase.

            The Seller agrees to sell, without recourse, from time to time, and the Purchaser agrees to purchase from time to time, Mortgage Loans having an aggregate Stated Principal Balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on each Closing Date.


                                   ARTICLE III

                               MORTGAGE SCHEDULES
                               ------------------

            Section 3.01 Preliminary Mortgage Schedule.

            The Seller from time to time shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on each Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (each, a "Preliminary Mortgage Schedule").

            Section 3.02 Delivery of Mortgage Loan Schedule.

            The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on a particular Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date.


                                   ARTICLE IV

                                 PURCHASE PRICE
                                 --------------

            Section 4.01 Purchase Price.

            The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Loan Remittance Rate of the Mortgage Loans from the related Cut-off Date through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

            The Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date, (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Seller or any successor servicer after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date) and any amounts collected from the Mortgagor in connection with the origination of the Mortgage Loan. Payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.


                                    ARTICLE V

                          EXAMINATION OF MORTGAGE FILES
                          -----------------------------

            Section 5.01 Examination of Mortgage Files.

            At least five (5) Business Days prior to the related Closing Date, the Seller shall make the Mortgage File with respect to each Mortgage Loan to be purchased, including a copy of the Assignment of Mortgage, available for examination at a location acceptable to the Purchaser. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.


                                   ARTICLE VI

                       CONVEYANCE FROM SELLER TO PURCHASER
                       -----------------------------------

            Section 6.01 Conveyance of Mortgage Loans.

            The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit H (the "Assignment and Conveyance Agreement"). The Seller shall cause the Servicing File retained by the Seller, as servicer, pursuant to this Agreement to be appropriately identified in the Seller's computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Section 9.03.

            Section 6.02 Books and Records.

            Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the Fannie Mae Guides. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

            The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

            Section 6.03 Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Custodian no later than two (2) Business Days prior to the related Closing Date those Mortgage Loan Documents set forth on Exhibit A hereto as required by the Custodial Agreement with respect to each Mortgage Loan set forth on the related Mortgage Loan Schedule.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Seller shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses of the Custodian.

            The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation, conversion or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

            In the event any document required to be delivered to the Custodian in the Custodial Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 90 days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Section
9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate.

            Except with respect to the MERS Designated Mortgage Loans, the Seller shall pay all initial recording fees, if any, for the Assignments of Mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Seller shall be responsible for recording the Assignments of Mortgage, if requested.

            Section 6.04 Quality Control Procedures.

            The Seller must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of the it's loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

            Section 6.05 MERS Designated Loans.

            With respect to each MERS Designated Mortgage Loan, the Seller shall, on or prior to the related Closing Date, designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System. In addition, on or prior to the related Closing Date, Seller shall provide the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor, the Custodian as custodian and no Person as Interim Funder with respect to each MERS Designated Mortgage Loan.


                                   ARTICLE VII

                         SERVICING OF THE MORTGAGE LOANS
                         -------------------------------

            Section 7.01 Servicing.

            The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing retained basis.

            The Purchaser shall retain the Seller as independent contract servicer of the Mortgage Loans pursuant to and in accordance with the terms and conditions contained in the Servicing Agreement. The Purchaser and Seller shall execute the Servicing Agreement on the initial Closing Date.

            Pursuant to the Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee and any Ancillary Income with respect to such Mortgage Loans from the related Closing Date until the termination of the Servicing Agreement with respect to any of the Mortgage Loans as set forth in the Servicing Agreement. The Seller shall conduct such servicing in accordance with the terms of the Servicing Agreement.


                                  ARTICLE VIII

                                   [RESERVED]


                                   ARTICLE IX

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                           SELLER; REMEDIES FOR BREACH
                           ---------------------------

            Section 9.01 Representations and Warranties Regarding the Seller.

            The Seller represents, warrants and covenants to the Purchaser that as of the date hereof and as of each Closing Date:

            (a) Due Organization and Authority. The Seller is a federal savings bank duly organized, validly existing, and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where each Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller. The Seller has power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of the Seller, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

            (b) No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Seller is required or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

            (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (d) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

            (f) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (g) [Reserved];

            (h) Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws, regulations and executive orders, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. Additionally, no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations; and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

            (i) [Reserved];

            (j) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Section 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

            (k) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction or Whole Loan Transfer) contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading; and

            (l) Insured Depository Institution Representations. The Seller is an "insured depository institution" as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended, and accordingly, the Seller makes the following additional representations and warranties:

                        (i) This Agreement between the Purchaser and the Seller
                  conforms to all applicable statutory and regulatory requirements; and

                        (ii) This Agreement is (1) executed contemporaneously
                  with the agreement reached by the Purchaser and the Seller,
                  (2) approved by a specific corporate or banking association resolution by the Seller's board of directors, which approval shall be reflected in the minutes of said board, and (3) an official record of the Seller. A copy of such resolution, certified by a vice president or higher officer of the Seller has been provided to the Purchaser.

            Section 9.02 Representations and Warranties Regarding Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet thirty (30) days delinquent, have been made and credited. No payment required under the Mortgage Loan is thirty (30) days or more delinquent nor has any payment under the Mortgage Loan been thirty (30) days or more delinquent at any time since the origination of the Mortgage Loan, other than as set forth on the related Mortgage Loan Schedule;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory, abusive and fair lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to the Illinois Interest Act and Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material and Adverse Representation;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Type of Mortgaged Property. With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely accepted practice that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform with the Underwriting Guidelines. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes (as described under the Fannie Mae Guides); provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgaged Properties are manufactured homes, log homes, mobile homes, geodesic domes or other unique property types;

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (i) with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

            (ii) the lien of current real property taxes and assessments not yet due and payable;

            (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

            (k) Valid First or Second Priority Security Interest. With respect to any Co-op Loan, the related Mortgage is a valid, subsisting, enforceable and perfected, first priority security interest (with respect to a First Lien Loan) or second priority security interest (with respect to a Second Lien Loan) on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative housing corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

            (l) Request for Notice; No Consent Required. With respect to any Second Lien Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File. This representation and warranty is a Deemed Material and Adverse Representation;

            (m) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. To the knowledge of the Seller, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any other Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan.

            (n) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (o) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan.

            (p) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (q) CLTV, LTV and PMI Policy. No Mortgage Loan that is a Second Lien Loan has a CLTV greater than 100%. No Mortgage Loan has an LTV greater than 100%. Any Mortgage Loan that had at the time of origination an LTV in excess of 80% is insured as to payment defaults by a PMI Policy. Any PMI Policy in effect covers the related Mortgage Loan for the life of such Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith or is lender-paid. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium if the related PMI Policy is lender-paid;

            (r) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (j) of this Section 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (s) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (t) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (u) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (v) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization (other than with respect to Option ARM Mortgage Loans and Balloon Mortgage Loans). Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. Except for Balloon Mortgage Loans, the Mortgage Loan does not require a balloon payment on its stated maturity date;

            (w) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (x) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines subject to such exceptions as the Seller shall have approved; provided the Purchaser is notified of the Seller's exception policies. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (y) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (z) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (aa) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (bb) [Reserved];

            (cc) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (dd) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Underwriting Guidelines;

            (ee) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (ff) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

            (gg) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (hh) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ii) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (jj) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property;

            (kk) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller and with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (ll) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from an adjustable rate to a fixed rate;

            (mm) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (nn) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (oo) Servicemembers' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act, or other similar state statute;

            (pp) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser;

            (qq) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

            (rr) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (ss) Escrow Analysis. If applicable, with respect to each Mortgage, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (tt) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

            (uu) No Default Under First Lien. With respect to each Second Lien Loan, the related First Lien Loan is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such First Lien Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (vv) Right to Cure First Lien. With respect to each Second Lien Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage. This representation and warranty is a Deemed Material and Adverse Representation;

            (ww) No Failure to Cure Default. The Seller has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (xx) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

            (yy) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee's interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (zz) Prepayment Penalty. Each Mortgage Loan that is subject to a Prepayment Penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, except as set forth on the related Mortgage Loan Schedule, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of the related Mortgage Note and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a penalty, (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state, local or federal law to the contrary, the Seller shall not impose such Prepayment Penalty in any instance when the mortgage debt is accelerated or paid off in connection with the workout of a delinquent Mortgage Loan or as a result of the Mortgagor's default in making the Mortgage Loan payments. This representation and warranty is a Deemed Material and Adverse Representation;

            (aaa) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. This representation and warranty is a Deemed Material and Adverse Representation;

            (bbb) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage under Section 860G(a)(3) of the Code;

            (ccc) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by a provider reasonably acceptable to the Purchaser and such contract is transferable at no cost to the Purchaser or any Successor Servicer;

            (ddd) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (eee) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (fff) Co-op Loans. With respect to a Mortgage Loan that is a Co-op Loan, (i) a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan, (ii) the stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" and the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation," each within the meaning of
Section 216 of the Code and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

            (ggg) Mortgagor Bankruptcy. On or prior to the Closing Date, the Mortgagor has not filed and a bankruptcy petition or has not become the subject of involuntary bankruptcy proceedings or has not consented to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

            (hhh) [Reserved].

            (iii) [Reserved].

            (jjj) Fannie Mae Guides Anti-Predatory Lending Eligibility. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides. This representation and warranty is a Deemed Material and Adverse Representation;

            (kkk) Mortgagor Selection. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Seller which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Seller or any Affiliate of the Seller. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending Affiliate of the Seller, the Seller referred the related Mortgagor's application to such Affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material and Adverse Representation;

            (lll) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor's income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (mmm) Purchase of Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment, or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (nnn) Points and Fees. No Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides and "points and fees" (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges, which miscellaneous fees and charges, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (ooo) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material and Adverse Representation;

            (ppp) Balloon Mortgage Loans. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years;

            (qqq) No Arbitration. No Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material and Adverse
Representation;

            (rrr) No Negative Amortization of Related First Lien Loan. With respect to each Second Lien Loan, the related First Lien Loan does not permit negative amortization. This representation and warranty is a Deemed Material and Adverse Representation;

            (sss) [Reserved].

            (ttt) Simple Interest Mortgage Loans. With respect to each Mortgage Loan that is a simple interest Mortgage Loan, the Mortgage Loan is identified on the related Mortgage Loan Schedule as a simple interest Mortgage Loan, the Mortgage Loan is required to be serviced as a simple interest Mortgage Loan pursuant to the terms of the related Mortgage Note, and the servicing and collection practices used in connection therewith have been in accordance with legal, proper, prudent and customary practices for servicing simple interest Mortgage Loans; and

            (uuu) Option ARM Mortgage Loans. With respect to each Option ARM Mortgage Loan, (a) the Seller (or a servicer on its behalf) either did not provide different payment options after a "teaser period" or, if different payment options were provided, applied each payment received under the Option ARM Mortgage Loan correctly in accordance with Accepted Servicing Practices, (b) unless otherwise set forth on the related Mortgage Loan Schedule, the Option ARM Mortgage Loan has no negative amortization as of the related Closing Date and
(c) such Option ARM Mortgage Loans were serviced in accordance with Accepted Servicing Practices and all payment histories are set forth on the related Mortgage Loan Schedule that would be required to service the Option ARM Mortgage Loans after the related Closing Date in accordance with Accepted Servicing Practices.

            Section 9.03 Remedies for Breach of Representations and Warranties.

            It is understood and agreed that the representations and warranties set forth in Sections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

            Within 60 days of the earlier of either discovery by or notice to the Seller of any such breach of a representation or warranty, which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, exercised no later than sixty (60) days following such discovery by or notice to the Seller of any such breach, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, (i) within sixty (60) days after the earlier of either discovery by, or written notice to, the Seller of any breach of the representation and warranty set forth in clause (bbb) of Section 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price and (ii) any breach of a Deemed Material and Adverse Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loans or the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in
Section 9.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, exercised no later than sixty (60) days following such discovery by or notice to the Seller of any such breach, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in
Section 9.02 (other than the representation and warranty set forth in clause
(bbb) of such Section or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller may, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 9.03 shall be accomplished by either (a) if the Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Servicing Agreement has not been entered into or is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Section
6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by
Section 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

            For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall at the Mortgage Loan Remittance Rate.

            In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any representation or warranty contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Section 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser and Successor Servicer as provided in this Section 9.03 and in Section 14.01 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Section 9.04 Repurchase of Mortgage Loans with Early Payment Defaults. If the related Mortgagor is thirty (30) or more days delinquent with respect to (i) the Mortgage Loan's first Monthly Payment after origination or
(ii) either of the Mortgage Loan's first two (2) Monthly Payments after the related Closing Date, the Seller, at the Purchaser's option, shall repurchase such Mortgage Loan from the Purchaser at a price equal to the Repurchase Price. The Purchaser shall notify the Seller and request a repurchase within sixty (60) days after the related Mortgagor's failure to make such payment and the Seller shall repurchase such delinquent Mortgage Loan within thirty (30) days of such request.

            Section 9.05 Premium Recapture. With respect to any Mortgage Loan that prepays in full during the first sixty (60) days following the related Closing Date, the Seller shall pay the Purchaser, within twenty (20) days after such prepayment in full or repurchase, an amount equal to the excess of the Purchase Price Percentage for such Mortgage Loan over par, multiplied by the outstanding principal balance of such Mortgage Loan as of the related Cut-off Date over (ii) any Prepayment Penalties collected on such prepaid Mortgage Loans.


                                    ARTICLE X

                                     CLOSING
                                     -------

            Section 10.01 Conditions to Closing.

            The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

            i. at least two Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem or email, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on such Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

            ii. all of the representations and warranties of the Seller under this Agreement and under the Servicing Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Servicing Agreement;

            iii. the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Article XI of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            iv. the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

            v. all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Article IV of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.


                                   ARTICLE XI

                                CLOSING DOCUMENTS
                                -----------------

            Section 11.01 Required Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

                        (1) this Agreement (to be executed and delivered only
                  for the initial Closing Date);

                        (2) the Servicing Agreement, dated as of the initial
                  Cut-off Date (to be executed and delivered only for the initial Closing Date);

                        (3) with respect to the initial Closing Date, the
                  Custodial Agreement, dated as of the initial Cut-off Date;

                        (4) the related Mortgage Loan Schedule (one copy to be
                  attached to the Custodian's counterpart of the Custodial Agreement in connection with the initial Closing Date, and one copy to be attached to the related Assignment and Conveyance as the Mortgage Loan Schedule thereto);

                        (5) a Custodian's Certification, as required under the
                  Custodial Agreement, in the form of Exhibit 2 to the Custodial Agreement;

                        (6) a Custodial Account Letter Agreement or a Custodial
                  Account Certification, as applicable, as required under the Servicing Agreement;

                        (7) an Escrow Letter Agreement or an Escrow Account
                  Certification, as applicable, as required under the Servicing Agreement;

                        (8) with respect to the initial Closing Date, an
                  Officer's Certificate, in the form of Exhibit C hereto with respect to each of the Seller, including all attachments thereto; with respect to subsequent Closing Dates, an Officer's Certificate upon request of the Purchaser;

                        (9) with respect to the initial Closing Date, an Opinion
                  of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto ("Opinion of Counsel of the Seller"); with respect to subsequent Closing Dates, an Opinion of Counsel of the Seller upon request of the Purchaser;

                        (10) with respect to the initial Closing Date, an
                  Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement(s);

                        (11) a Security Release Certification, in the form of
                  Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

                        (12) a certificate or other evidence of merger or change
                  of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

                        (13) with respect to the initial Closing Date, the
                  Underwriting Guidelines to be attached hereto as Exhibit G and with respect to each subsequent Closing Date, the Underwriting Guidelines to be attached to the related Assignment and Conveyance;

                        (14) Assignment and Conveyance Agreement in the form of
                  Exhibit H hereto, and all exhibits thereto; and

                        (15) a MERS Report reflecting the Purchaser as Investor,
                  the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan.

            The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.


                                   ARTICLE XII

                                      COSTS
                                      -----

            Section 12.01 Costs.

            The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and custodial fees. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans and the Servicing Rights including recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage for a single recordation with respect to each Assignment of Mortgage, and the Seller's attorney's fees, shall be paid by the Seller.


                                  ARTICLE XIII

                   COOPERATION OF SELLER WITH A RECONSTITUTION
                   -------------------------------------------

            Section 13.01 Reconstitution of Mortgage Loans.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a "Fannie Mae Transfer"); or

            (ii)  Freddie Mac (the "Freddie Mac Transfer"); or

            (iii) one or more third party purchasers in one or more Whole Loan
                  Transfers; or

            (iv) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

            The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the parties, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the parties or an Assignment and Recognition Agreement substantially in the form attached hereto as Exhibit I (collectively, the agreements referred to herein are designated, the "Reconstitution Agreements"), together with an opinion of counsel with respect to such Reconstitution Agreements.

            With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and (3) (3) to restate the representations and warranties set forth in Section 9.01 of this Agreement and the Servicing Agreement as of the Reconstitution Date, or make such representations or warranties as may be required by any Rating Agency in connection with such Reconstitution. The Seller shall provide to such servicer or issuer, as the case may be, and any other participants or purchasers in such
Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its Affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant, including, without limitation, an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit B. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements. The Seller shall indemnify the Purchaser, each Affiliate of the Purchaser participating in the Reconstitution and each Person who controls the Purchaser or such Affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the information provided by or on behalf of the Seller regarding the Seller, the Seller's or other originator's static pool information, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Servicing Agreement shall remain in effect with respect to the related Mortgage Loan Package, shall continue to be serviced in accordance with the terms of this Agreement and the Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.


                                   ARTICLE XIV

                                   THE SELLER
                                   ----------

            Section 14.01 Additional Indemnification by the Seller; Third Party Claims.

            (a) The Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents, and hold such parties harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses (including legal fees and expenses incurred in connection with the enforcement of the Seller's indemnification obligation under this Section 14.01) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the failure of the Seller to perform its duties in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to
Article XIII or any breach of any of Seller's representation, warranties and covenants set forth in this Agreement. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

            (b) Promptly after receipt by an indemnified party under this
Section 14.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 14.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 14.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Section 14.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            Section 14.02 Merger or Consolidation of the Seller.

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

            Section 15.01 Financial Statements.

            The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above; provided, however, any statements referenced above shall be only required to be provided by the Seller to the Purchaser if the Seller is no longer a public company whose financial statements are readily available to the Purchaser without the Seller's assistance. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

            The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

            Section 15.02 Mandatory Delivery.

            The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date.

            Section 15.03 Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

            i.    if to the Seller:

                  IndyMac Bank, F.S.B.
                  3465 East Foothill Boulevard
                  Pasadena, CA 91107
                  Attention: Secondary Marketing - Transaction Management
                  Tel: (626) 535-2300
                  Fax: (626) 568-2385

            ii.   if to the Purchaser:

                  Barclays Bank PLC
                  200 Cedar Knolls Road
                  Whippany, New Jersey 07981
                  Attention:  Glenn Pearson
                  Fax:  973-576-3736
                  E mail: glenn.pearson@barclayscapital.com

                  With a copy to:

                  Barclays Bank PLC, as administrator
                  200 Park Avenue
                  New York, New York 10166
                  Attention:  Michael Dryden
                  Fax:  212-412-6846
                  E mail: michael.dryden@barclayscapital.com

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 15.04 Severability Clause.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            Section 15.05 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 15.06 [Reserved].

            Section 15.07 Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review. The Seller and the Purchaser intend to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and as a purchase on the books and records of the Purchaser and have determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes.

            Section 15.08 Successors and Assigns; Assignment of Purchase Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement except that the Purchaser may not assign Mortgage Loans in any Mortgage Loan Package to more than four (4) assignees. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto.

            Section 15.09 Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 15.10 Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 15.11 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            Section 15.12 Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 15.13 Further Agreements.

            The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 15.14 [Reserved].

            Section 15.15 No Solicitation.

            From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail (via electronic means or otherwise), solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that the Seller, or any of its respective Affiliates:

            (i) may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the servicing portfolio of the Seller and any of its Affiliates (those it owns as well as those serviced for others); and

            (ii) may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available.

            Promotions undertaken by the Seller or by any Affiliate of the Seller which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 15.15.

            Section 15.16 Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 15.17 Governing Law Jurisdiction; Consent to Service of Process.

            THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES AND PRINCIPLES. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

            Section 15.18 No Brokers.

             The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans

            Section 15.19 Reasonable Purchase Price.

            The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;


                                   ARTICLE XVI

                          COMPLIANCE WITH REGULATION AB
                          -----------------------------

            Section 16.01 Intent of the Parties; Reasonableness.

            The Purchaser and the Seller acknowledge and agree that the purpose of Section 16 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

            Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information reasonably necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans provided that the Seller is servicing the Mortgage Loans of the related Securitization, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

            The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

            Section 16.02 Additional Representations and Warranties of the
Seller.

            (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 16.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

            (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 16.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            Section 16.03 Information to Be Provided by the Seller.

            In connection with any Securitization Transaction the Seller shall
(i) within five Business Days but in no event later than ten (10) Business Days following written request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

            (a) If so requested in writing by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum so long as required by Regulation AB:

                  (A) the originator's form of organization;

                  (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with
            Item 1110(b)(2) of Regulation AB;

                  (C) a description of any legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator that would be material to securityholders; and

                  (D) a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                        (1)   the sponsor;
                        (2)   the depositor;
                        (3)   the issuing entity;
                        (4)   any servicer;
                        (5)   any trustee;
                        (6)   any originator;
                        (7)   any significant obligor;
                        (8)   any enhancement or support provider; and
                        (9)   any other material transaction party.

            (b) If so requested in writing by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

            Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller, subject to mutually agreed time limits.

            If so requested in writing by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

            (c) [Reserved].

            (d) If so requested in writing by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

            Section 16.04 Indemnification; Remedies.

            (a) The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this
      Section 16 by or on behalf of the Seller, or provided under this Section 16 by or on behalf of any Third-Party Originator (collectively, the "Seller Information"), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

            (ii) any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 16; or

            (iii) any breach by the Seller of a representation or warranty set forth in Section 16.02(a) or in a writing furnished pursuant to Section 16.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 16.02(b) to the extent made as of a date subsequent to such closing date.

            In the case of any failure of performance described in clause
(a)(iii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Seller or any Third-Party Originator.

            (b) Any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 16, or any breach by the Seller of a representation or warranty set forth in Section 16.02(a) or in a writing furnished pursuant to Section 16.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 16.02(b) to the extent made as of a date subsequent to such closing date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under the Servicing Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller, as servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                       BARCLAYS BANK PLC
                                              (Purchaser)


                                       By:   /s/ Jay Kim
                                             ----------------------------------
                                       Name:  Jay Kim
                                       Title: Managing Director


                                       INDYMAC BANK, F.S.B.
                                             (Seller)


                                       By:   /s/ Jill Jacobson
                                             ----------------------------------
                                       Name:  Jill Jacobson
                                       Title: Vice President

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE
                         ------------------------------

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Article VI of the Amended and Restated Mortgage Loan Purchase Agreement to which this Exhibit is attached (the "Agreement"):

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) with respect to Mortgage Loans that are not Co-op Loans, the original Mortgage with evidence of recording thereon. With respect to any Co-op Loan, an original or copy of the Security Agreement. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (e) with respect to Mortgage Loans that are not Co-op Loans, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except with respect to MERS Designated Loans). The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

            (f) with respect to Mortgage Loans that are not Co-op Loans, the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee (or, in the case of a MERS Designated Loan, MERS) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (g) with respect to Mortgage Loans that are not Co-op Loans, the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

            (h) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

            (i) with respect to any Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and (iv) copies of the financing statement filed by the originator as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 assignment of such security interest by the Seller in a form sufficient for filing; and

            (j) if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Seller to be a true and correct copy of the original.

            In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer's Certificate which shall
(i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian; provided, however, that any recorded document shall in no event be delivered later than one year following the related Closing Date. An extension of the date specified in clause (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT B

                             FORM OF INDEMNIFICATION
                                       AND
                             CONTRIBUTION AGREEMENT


            THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated _________, 200_ ("Agreement") among BCAP LLC, a Delaware limited liability company (the "Depositor"), [______________], a [______________] (the "Underwriter"), and
IndyMac Bank, F.S.B., a [______________] (the "Indemnifying Party").


                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, the Indemnifying Party originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to Barclays Bank PLC (the "Purchaser"), an affiliate of the Depositor, in anticipation of the securitization transaction;

            WHEREAS, as an inducement to the Depositor to enter into the Pooling and Servicing Agreement and the Underwriter to enter into the Underwriting Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            1.1 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

            1933 Act: The Securities Act of 1933, as amended.

            1934 Act: The Securities Exchange Act of 1934, as amended.

            ABS Informational and Computational Material means any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as may be amended from time to time.

            Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

            Free Writing Prospectus: Any written communication that constitutes a "free writing prospectus," as defined in Rule 405 under the 1933 Act.

            Indemnified Parties: As defined in Section 3.1.

            Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, any Free Writing Prospectus or any amendment or supplement thereto (i) contained under the headings "Summary--Relevant Parties--Responsible Party [and Servicer,"] "The Mortgage Loan Pool--Underwriting Guidelines" [and "The Servicer"] and (ii) regarding the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission arose from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any affiliate by or on behalf of the Indemnifying Party)[, and (B) any static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Materials or the Free Writing Prospectus or any amendment or supplement thereto] [incorporated by reference from the Seller's website located at ______________]].

            Offering Circular: The offering circular, dated [ ], 200_, relating to the private offering of the Privately Offered Certificates, including any structural term sheets, collateral terms sheets and computational materials used in connection with such offering.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of ___________, 200_, among the Depositor and [______________].

            Privately Offered Certificates: BCAP LLC Trust [_______], Mortgage Pass-Through Certificates, Series [_______], Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Prospectus Supplement: The preliminary prospectus supplement, dated ___________, 200_, together with the final prospectus supplement, dated
___________, 200_, relating to the offering of the Publicly Offered
Certificates.

            Publicly Offered Certificates: BCAP LLC Trust [_______], Mortgage Pass-Through Certificates, Series [_______], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1506-1631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Underwriting Agreement: The Underwriting Agreement, dated ___________, 200_, among the Depositor and the Underwriter, relating to the sale of the Publicly Offered Certificates.

            1.2 Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            (a) Each party hereto represents and warrants that it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

            (b) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

            (c) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party and

            (d) The Indemnifying Party hereto represents and warrants that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.


                                   ARTICLE III

                                 INDEMNIFICATION

            3.1 Indemnification by the Indemnifying Party of the Depositor and the Underwriter. (a) The Indemnifying Party shall indemnify and hold harmless the Depositor and the Underwriter and their respective affiliates, and their respective present and former directors, officers, employees, agents and each Person, if any, that controls the Depositor, the Underwriter or such affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Materials, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon (i) any breach of the representation and warranty set forth in Article II(d) above or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other costs, fees, or expenses reasonably incurred and as incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, penalty, fine, forfeiture, liability or action. The Indemnifying Party's liability under this Section 3.1 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

            (b) If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an Indemnified Party under this Section 3.1 (other than due to indemnification not being applicable under Section 3.1(a)), then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, penalty, fine, forfeiture, costs, fees and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor or the Underwriter, on the one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, each director of a party to this Agreement and each Person, if any, that controls a party to this Agreement within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such party.

            3.2 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.1 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party (or if a claim for contribution is to be made against another party) under Section 3.1, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party (or to the party requesting contribution) otherwise than under Section 3.1. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or if the use of counsel chosen by the Indemnifying Party to represent the Indemnified Parties would present such counsel with a conflict of interest, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


                                   ARTICLE IV

                                     GENERAL

            4.1 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and Privately Offered Certificates.

            4.2 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

            4.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

            4.4 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

            4.5 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

            In the case of the Depositor:

                  BCAP LLC
                  200 Park Avenue, 5th Floor
                  New York, New York  10166
                  Attention:  Michael Wade
                  Telephone:  (212) 412-5271

            with a copy to:

                  c/o Barclays Bank PLC
                  200 Park Avenue
                  New York, New York 10166
                  Attention:
                  [_____________]
                  Telephone: (212) [________]

            In the case of the Underwriter:

                  [______________]
                  [______________]
                  [______________]
                  Attention:
                  Telephone:

            In the case of the Indemnifying Party:

                  IndyMac Bank, F.S.B.
                  888 East Walnut Street
                  Pasadena, California 91101
                  Attention:

            4.6 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            4.7  Waiver of Trial by Jury.

            EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.


                                       BCAP LLC



                                       By:____________________________________
                                          Name:
                                          Title:



                                       [UNDERWRITER]



                                       By:____________________________________
                                          Name:
                                          Title:



                                       INDYMAC BANK, F.S.B.



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT C

                         SELLER'S OFFICER'S CERTIFICATE
                         ------------------------------


            I, ____________________, hereby certify that I am the duly elected [Vice] President of IndyMac Bank, F.S.B., a federally chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

            3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver (a) the Amended and Restated Mortgage Loan Purchase Agreement, dated as of January 1, 2008 (the "Purchase Agreement"), by and between Barclays Bank PLC (the "Purchaser") and the Company (b) the Custodial Agreement, dated as of January 1, 2008 (the "Custodial Agreement"), by and among the Purchaser, the Company and Deutsche Bank National Trust Company (the "Custodian"), [and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________. The Purchase Agreement, the Servicing Agreement and the Custodial Agreement may be referred to herein as the "Agreements."

            5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, [the sale of the mortgage loans] or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company or, to the best of my knowledge, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

            8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Agreements, and
      (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
      Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

            9. The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.



Date:__________________________________  By:____________________________________
                                            Name:
[Seal]                                      Title: [Vice] President


            I, ________________________, an [Assistant] Secretary of IndyMac Bank, F.S.B., hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.



Date:__________________________________  By:____________________________________
                                            Name:
[Seal]                                      Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate


           NAME                       TITLE                    SIGNATURE

-------------------------  ---------------------------  ------------------------

-------------------------  ---------------------------  ------------------------

-------------------------  ---------------------------  ------------------------

-------------------------  ---------------------------  ------------------------

-------------------------  ---------------------------  ------------------------

-------------------------  ---------------------------  ------------------------

-------------------------  ---------------------------  ------------------------

                                    EXHIBIT D

                    FORM OF OPINION OF COUNSEL TO THE SELLER
                    ----------------------------------------

                          [INDYMAC FORM TO BE INSERTED]

                                    EXHIBIT E

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                                                      ___________________, 200__


[Federal Home Loan Bank of
______(the "Association")]
__________________________
__________________________
____))____________________

Attention:        ___________________________
                  ___________________________

            Re:   Notice of Sale and Release of Collateral
                  ----------------------------------------

Dear Sirs:

            This letter serves as notice that IndyMac Bank, F.S.B. a [type of entity], organized pursuant to the laws of [the State of incorporation] (the "Company") has committed to sell certain mortgage loans to Barclays Bank PLC under an Amended and Restated Mortgage Loan Purchase Agreement, dated as of January 1, 2008. The Company warrants that the mortgage loans to be sold to Barclays Bank PLC are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

            The Company acknowledges that the mortgage loans to be sold to Barclays Bank PLC shall not be used as additional or substitute collateral for advances made by the Association. Barclays Bank PLC understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

            Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Barclays Bank PLC.

                            [Signature Page Follows]

           Very truly yours,

     ____________________________

     By:_________________________
     Name:_______________________
     Title:______________________
     Date:_______________________



Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]

__________________________

By:______________________________
Name:____________________________
Title:___________________________
Date:____________________________

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                         I. Release of Security Interest
                         -------------------------------

            The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the "Mortgage Loans"), to be purchased by Barclays Bank PLC from the company named on the next page (the "Company") pursuant to that certain Amended and Restated Mortgage Loan Purchase Agreement, dated as of January 1, 2008, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company or its designees, as of the date and time of the sale of such Mortgage Loans to Barclays Bank PLC. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $_____________, in accordance with the wire instructions set forth below.

Name, Address and Wire Instructions of Financial Institution

           IndyMac Bank, F.S.B.
      ________________________________
                (Name)

      ________________________________
               (Address)

      ________________________________
      ________________________________
      ________________________________


      By:_____________________________

                          II. Certification of Release
                              ------------------------

            The Company named below hereby certifies to Barclays Bank PLC that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Barclays Bank PLC the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                                INDYMAC BANK, F.S.B.

                                                By:__________________________
                                                Title:_______________________
                                                Date:________________________

                                    EXHIBIT G

                             UNDERWRITING GUIDELINES
                             -----------------------

                                    EXHIBIT H

                   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
                   -------------------------------------------

            On this ___ day of ____________, 200_, IndyMac Bank, F.S.B. ("Seller"), as the Seller under (i) that certain Purchase Price and Terms Agreement, dated as of _________, 200_ (the "PPTA"), and (ii) that certain Amended and Restated Mortgage Loan Purchase Agreement, dated as of January 1, 2008 (the "Purchase Agreement"), does hereby sell, transfer, assign, set over and convey to Barclays Bank PLC ("Purchaser") as the Purchaser under the Agreements (as defined below) without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"), together with the Mortgage Files and all rights and obligations arising under the documents contained therein. Each Mortgage Loan subject to the Agreements was underwritten in accordance with, and conforms to, the Underwriting Guidelines attached hereto as Exhibit C. Pursuant to Article VI of the Purchase Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Purchase Agreement. The contents of each Servicing File required to be retained by IndyMac Bank, F.S.B. ("Seller" or "Servicer") under that certain Servicing Agreement, dated as of October 1, 2006 (the "Servicing Agreement") to service the Mortgage Loans pursuant to the Servicing Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Servicing Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The PPTA, the Purchase Agreement and the Servicing Agreement shall collectively be referred to as the "Agreements" herein.

            The Mortgage Loan Package characteristics of the Mortgage Loans subject hereto are set forth on Exhibit B attached hereto.

            In accordance with Article VI of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                       INDYMAC BANK, F.S.B.

                                       By:  __________________________________
                                            Name:  ___________________________
                                            Title: ___________________________



Accepted and Agreed:

BARCLAYS BANK PLC

By:_____________________________
   Name:
   Title:

                                    EXHIBIT A
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                               THE MORTGAGE LOANS
                               ------------------

                                    EXHIBIT B
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

              [Pool Characteristics of the Mortgage Loan Package as
                     delivered on the related Closing Date:]

                                    EXHIBIT C
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                             UNDERWRITING GUIDELINES
                             -----------------------

                                    EXHIBIT I

                  FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT AND  RECOGNITION  AGREEMENT,  dated  [____________
__,   20__]    ("Agreement"),    among   Barclays   Bank   PLC   ("Assignor"),
[____________________] ("Assignee") and IndyMac Bank, F.S.B. (the "Company"):

            For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance
-------------------------

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Amended and Restated Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated as of January 1, 2008, between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans.

            The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 9.04 of the Purchase Agreement.

Recognition of the Company
--------------------------

            2. From and after the date hereof (the "Securitization Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to [__________________] (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of [______], 200_ (the "Pooling Agreement"), among the Assignee, the Assignor, [___________________], as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"), [____________________], as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 6 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser, the Custodian or the Bailee under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company
---------------------------------------------

            3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

            (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

            (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

            4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Section 9.02 of the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof unless otherwise specifically stated in such representations and warranties.

Remedies for Breach of Representations and Warranties
-----------------------------------------------------

            5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Section 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous
-------------

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            8. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            9. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

            10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            11. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       [_______________]



                                       By:  __________________________________
                                          Name:_______________________________
                                          Its:________________________________



                                       BARCLAYS BANK PLC



                                       By:  __________________________________
                                          Name:_______________________________
                                          Its:________________________________



                                       By:  __________________________________
                                          Name:_______________________________
                                          Its:________________________________



                                       INDYMAC BANK, F.S.B.



                                       By:  __________________________________
                                          Name:_______________________________
                                          Its:________________________________

                EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT
                -------------------------------------------------

                             Mortgage Loan Schedule

                                   EXHIBIT M-2

                           INDYMAC SERVICING AGREEMENT

================================================================================


                                    SERVICING
                                    AGREEMENT

                                     between

                                BARCLAYS BANK PLC

                                    Purchaser

                                       and

                              INDYMAC BANK, F.S.B.

                                 Seller/Servicer

                           Dated as of October 1, 2006

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions.......................................................

                                   ARTICLE II

                                    SERVICING

Section 2.01  Seller to Act as Servicer.........................................
Section 2.02  Liquidation of Mortgage Loans.....................................
Section 2.03  Collection of Mortgage Loan Payments..............................
Section 2.04  Establishment of and Deposits to Custodial Account................
Section 2.05  Permitted Withdrawals from Custodial Account......................
Section 2.06  Establishment of and Deposits to Escrow Account...................
Section 2.07  Permitted Withdrawals from Escrow Account.........................
Section 2.08  Payment of Taxes, Insurance and Other Charges.....................
Section 2.09  Protection of Accounts............................................
Section 2.10  Maintenance of Hazard Insurance...................................
Section 2.11  Maintenance of Mortgage Impairment Insurance......................
Section 2.12  Maintenance of Fidelity Bond and Errors and Omissions
              Insurance.........................................................
Section 2.13  Inspections.......................................................
Section 2.14  Restoration of Mortgaged Property.................................
Section 2.15  Title, Management and Disposition of REO Property.................
Section 2.16  Permitted Withdrawals with Respect to REO Property................
Section 2.17  Real Estate Owned Reports.........................................
Section 2.18  Liquidation Reports...............................................
Section 2.19  Reports of Foreclosures and Abandonments of Mortgaged
              Property..........................................................
Section 2.20  Notification of Adjustments.......................................
Section 2.21  Maintenance of PMI Policy; Claims.................................

                                   ARTICLE III

                              PAYMENTS TO PURCHASER

Section 3.01  Remittances.......................................................
Section 3.02  Statements to Purchaser...........................................
Section 3.03  Advances by Seller................................................

                                   ARTICLE IV

                          GENERAL SERVICING PROCEDURES

Section 4.01  Transfers of Mortgaged Property...................................
Section 4.02  Satisfaction of Mortgages and Release of Mortgage Files...........
Section 4.03  Servicing Compensation............................................
Section 4.04  Annual Statement as to Compliance.................................
Section 4.05  Annual Independent Public Accountants' Servicing Report...........
Section 4.06  Right to Examine Seller Records...................................
Section 4.07  Compliance with Gramm-Leach-Bliley Act of 1999....................
Section 4.08  Credit Reporting..................................................
Section 4.09  Subservicing......................................................

                                    ARTICLE V

                               SELLER TO COOPERATE

Section 5.01  Provision of Information..........................................
Section 5.02  Financial Statements; Servicing Facilities........................

                                   ARTICLE VI

                                   TERMINATION

Section 6.01  Agency Suspension.................................................
Section 6.02  Damages...........................................................
Section 6.03  Termination.......................................................
Section 6.04  Termination without Cause.........................................

                                   ARTICLE VII

                                BOOKS AND RECORDS

Section 7.01  Possession of Servicing Files.....................................

                                  ARTICLE VIII

                         INDEMNIFICATION AND ASSIGNMENT

Section 8.01  Indemnification...................................................
Section 8.02  Limitation on Liability of Seller and Others......................
Section 8.03  Limitation on Resignation and Assignment by Seller................
Section 8.04  Assignment by Purchaser...........................................
Section 8.05  Merger or Consolidation of the Seller.............................

                                   ARTICLE IX

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Section 9.01  Authority and Capacity............................................

                                    ARTICLE X

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 10.01 Due Organization and Authority....................................
Section 10.02 Ordinary Course of Business.......................................
Section 10.03 No Conflicts......................................................
Section 10.04 Ability to Service................................................
Section 10.05 Ability to Perform................................................
Section 10.06 No Litigation Pending.............................................
Section 10.07 No Consent Required...............................................
Section 10.08 No Untrue Information.............................................
Section 10.09 Reasonable Servicing Fee..........................................
Section 10.10 Credit Reporting..................................................
Section 10.11 Mortgage Loans with Prepayment Premiums...........................
Section 10.12 Ability to Service................................................
Section 10.13 Reasonable Servicing Fee..........................................

                                   ARTICLE XI

                                     DEFAULT

Section 11.01 Events of Default.................................................
Section 11.02 Waiver of Defaults................................................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Notices...........................................................
Section 12.02 Waivers...........................................................
Section 12.03 Entire Agreement; Amendment.......................................
Section 12.04 Execution; Binding Effect.........................................
Section 12.05 Headings..........................................................
Section 12.06 Relationship of Parties...........................................
Section 12.07 Severability of Provisions........................................
Section 12.08 Recordation of Assignments of Mortgage............................
Section 12.09 Exhibits..........................................................
Section 12.10 Counterparts......................................................
Section 12.11 No Solicitation...................................................
Section 12.12 Cooperation of Seller with a Reconstitution.......................
Section 12.13 Governing Law Jurisdiction; Consent to Service of Process.........
Section 12.14 Waiver of Trial by Jury...........................................

                                  ARTICLE XIII

                    COMPLIANCE WITH REGULATION AB PROVISIONS

Section 13.01 Intent of the Parties; Reasonableness.............................
Section 13.02 Additional Representations and Warranties of the Seller...........
Section 13.03 Information to Be Provided by the Seller..........................
Section 13.04 Servicer Compliance Statement.....................................
Section 13.05 Report on Assessment of Compliance and Attestation................
Section 13.06 Use of Subservicers and Subcontractors............................
Section 13.07 Indemnification; Remedies.........................................

EXHIBITS
--------

EXHIBIT 1         FORM OF TRIAL BALANCE
EXHIBIT 2         FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 3         FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 4         FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 5         FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 6         FORM OF MONTHLY REO PROPERTY STATEMENT
EXHIBIT 7         FORM OF LIQUIDATION REPORT
EXHIBIT 8         FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT 9         FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT
EXHIBIT 10        [RESERVED]
EXHIBIT 11        FORM OF ANNUAL CERTIFICATION
EXHIBIT 12        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

                               SERVICING AGREEMENT

            This Servicing Agreement (the "Servicing Agreement" or the "Agreement") is entered into as of October 1, 2006, by and between INDYMAC BANK, F.S.B., a federal savings bank (the "Seller"), and BARCLAYS BANK PLC, a Delaware limited liability company (the "Purchaser").

            WHEREAS, the Purchaser and the Seller entered into a Mortgage Loan Purchase Agreement dated as of October 1, 2006 (the "Purchase Agreement") pursuant to which the Purchaser has agreed to purchase, from time to time, from the Seller, certain first and second lien, adjustable-rate and fixed-rate residential mortgage loans (the "Mortgage Loans") to be delivered as whole loans (each, a "Mortgage Loan Package") on a servicing retained basis; and

            WHEREAS, the Purchaser desires to have the Seller service and administer the Mortgage Loans on behalf of the Purchaser, and the parties desire to provide the terms and conditions of such servicing by the Seller.

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions.

            All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Ancillary Income: All late charges, assumption fees, escrow account benefits, reinstatement fees, Prepayment Penalties, and similar types of fees arising from or in connection with any Mortgage, to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

            Best's: Best's Key Rating Guide.

            Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Commission: The United States Securities and Exchange Commission.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.04.

            Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Determination Date: The earlier of two (2) Business Days prior to the related Remittance Date, or the 15th day of the month in which the related Remittance Date occurs.

            Due Period: With respect to each Remittance Date, the period commencing on the first day of the month preceding the month of the Remittance Date and ending on the last day of the month preceding the month of the Remittance Date.

            Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to Fannie Mae or Freddie Mac.

            Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Seller pursuant to Section 2.12.

            Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.06.

            Escrow Payment: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 11.01.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide, and all amendments or additions thereto.

            Fidelity Bond: A fidelity bond to be maintained by the Seller pursuant to Section 2.12.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Monthly Remittance Advice: As defined in Section 3.02.

            Mortgage Impairment Insurance: A mortgage impairment or blanket hazard insurance policy as described in Section 2.11.

            Mortgaged Property: With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgagor's real property (or leasehold estate, if applicable) securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling. With respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President, Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser.

            PMI Policy or Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

            Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Penalty or premium thereon, if so provided in the related Purchase Price and Terms Agreement, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: The period beginning on the second day of the month preceding the month in which the related Remittance Date occurs and ending on the first day of the month in which the related Remittance Date occurs.

            Purchase Agreement: The Mortgage Loan Purchase Agreement between the Purchaser and the Seller related to the purchase of the Mortgage Loans dated as of the initial Cut-off Date.

            Qualified Depository: A commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Servicer) which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts. In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the highest category by any of the Rating Agencies with respect to primary mortgage insurance and, in addition, in the two highest rating categories by Best's with respect to hazard and flood insurance or such other rating as may be required by a Rating Agency in connection with a Securitization Transaction in order to achieve the desired ratings for the securities to be issued in connection with such Securitization Transaction.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1506-1631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            REMIC: A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1, of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the first Remittance Date on November 18, 2006.

            REO Property: A Mortgaged Property acquired by the Purchaser or its designee or the Seller on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 2.15.

            Regulation AB: Regulation AB under the Securities Act and the Securities Exchange Act, as such regulation may be amended from time to time.

            Securities Act: The federal Securities Act of 1933, as amended.

            Securities Exchange Act: The federal Securities Exchange Act of 1934, as amended.

            Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Seller: As defined in the recitals to this Agreement.

            Servicer: As defined in Section 13.03(c).

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Section 2.08 (except with respect to any expenses incurred in connection with procuring or transferring Tax Service Contracts as provided therein).

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

            Servicing Fee: With respect to each Mortgage Loan subject to this Agreement, the amount of the annual fee the Purchaser shall pay to the Seller, which shall, for each month, be equal to one-twelfth of (i) the product of the Servicing Fee Rate and (ii) the unpaid principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be pro rated (based upon the number of days of the related month the Seller so acted as Seller relative to the total number of days in that month) for each part thereof.

            Servicing Fee Rate: With respect to each Mortgage Loan, an amount equal to 0.375% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Seller, during the period in which the Seller is acting as servicer pursuant to this Agreement, consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser, its designee or the Custodian and copies of the Mortgage Loan Documents listed on Exhibit A to the Purchase Agreement.

            Servicer Information: As defined in Section 13.07(a).

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

            Tax Service Contract: A paid-in-full, life-of-loan tax service contract with First American Real Estate Tax Service, as described in Section
2.08 hereof.

            Termination Fee: The amount paid by the Purchaser to the Seller in the event of the Seller's termination, without cause, as servicer. Such fee shall equal the percentage amount set forth in Section 6.04 hereof of the then current aggregate unpaid principal balance of the related Mortgage Loans.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

                                   ARTICLE II

                                    SERVICING

            Section 2.01 Seller to Act as Servicer.

            (a) From and after the related Closing Date, the Seller, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through subservicers or agents, to do any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. Except as set forth in this Agreement, the Seller shall service the Mortgage Loans in strict compliance with the servicing provisions related to the Fannie Mae MBS Program (Special Servicing Option) of the Fannie Mae Guides. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Seller.

            Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not individually or in the aggregate materially adverse to the Purchaser, provided, however, that unless the Seller has obtained the prior written consent of the Purchaser, the Seller shall not (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest or any penalty or premium on the prepayment of principal, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

            In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Seller. In addition, the Seller shall retain adequate personnel to effect such servicing and administration of the Mortgage Loans.

            The Seller shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Seller shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Seller has been notified of such transfers as provided in this Section 2.01. The Purchaser may sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon Seller unless such transferee shall agree in writing to be bound by the terms of this Agreement and the Purchase Agreement. Upon the execution of such writing, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Seller and their permitted successors, assignees and designees.

            The Servicing File retained by the Seller pursuant to this Agreement shall be appropriately marked and identified in the Seller's computer system to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Section 9 of the Purchase Agreement.

            The Seller shall forward to the Custodian or, at the request of the Purchaser, to the Purchaser or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Seller shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within 90 days of the related Closing Date, and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Section 9 of the Purchase Agreement. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction, provided that (i) the Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate of the Seller, which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian; provided, however, that any recorded document shall in no event be delivered later than one year following the related Closing Date.

            The Seller must have an internal quality control program that verifies in a manner consistent with accepted industry procedures, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of it's loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860D of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any tax on the REMIC.

            (b) In addition to the Seller's servicing obligations as set forth herein, the Seller shall not consent to the placement of a lien on the Mortgaged Property senior to that of the related Mortgage.

            Section 2.02 Liquidation of Mortgage Loans.

            In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as (1) the Seller would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Seller shall determine prudently to be in the best interest of Purchaser and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 2.01 and remains delinquent for a period of 60 days or any other default continues for a period of 60 days beyond the expiration of any grace or cure period (or such other period as is required by law in the jurisdiction where the related Mortgaged Property is located), the Seller shall commence foreclosure proceedings in accordance with the Fannie Mae Guides, provided that, prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller's intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. In such connection, the Seller shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Seller shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and
(b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.05) or through Insurance Proceeds (respecting which it shall have similar priority).

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector the Seller shall cause the Mortgaged Property to be so inspected at the Purchaser's expense. Upon completion of the inspection, the Seller shall promptly provide the Purchaser with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the Purchaser shall determine how the Seller shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Seller to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Seller, the Seller shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 2.05 hereof. In the event the Purchaser directs the Seller not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 2.05 hereof.

            Section 2.03 Collection of Mortgage Loan Payments.

            Continuously from the related Closing Date, the Seller shall proceed diligently to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Section 2.04 Establishment of and Deposits to Custodial Account.

            The Seller shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish one or more Custodial Accounts, in the form of time deposit or demand accounts, to be maintained in trust for the Purchaser and titled "IndyMac Bank, F.S.B., in trust for Barclays Bank PLC as Purchaser of Mortgage Loans." The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. The Seller and the Purchaser intend that the Custodial Account be a special deposit account. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of
Exhibit 3 hereto, in the case of an account held by a depository other than the Seller. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent purchaser.

            The Seller shall deposit in the Custodial Account on a daily basis and retain therein, the following collections received by the Seller and payments made by the Seller after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date or received by the Seller prior to the related Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage;

            (iii) all Liquidation Proceeds and any amount received with respect to REO Property;

            (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14),
      Section 2.11 and 2.15;

            (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14;

            (vi) any amount required to be deposited in the Custodial Account pursuant to Section 2.01, 2.09, 2.16, 3.01, 4.01 or 4.02;

            (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 9 of the Purchase Agreement; and

            (viii) any amounts required to be deposited by the Seller pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

            The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, unless otherwise provided herein, Ancillary Income need not be deposited by the Seller into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05.

            Section 2.05 Permitted Withdrawals from Custodial Account.

            Subject to Section 3.01, on each Remittance Date, the Seller shall be entitled to funds from the Custodial Account for the following purposes:

            (i) to pay to itself the Servicing Fee;

            (ii) to reimburse the Seller for unreimbursed Servicing Advances (except to the extent reimbursed pursuant to Section 2.07), any accrued but unpaid Servicing Fees and for unreimbursed advances of Seller funds made pursuant to Sections 2.16 or 3.03, the Seller's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser, except that where the Seller is required to purchase a Mortgage Loan pursuant to
      Section 4.02 of this Agreement, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

            (iii) to pay the Seller any interest earned on funds deposited in the Custodial Account (all such interest to be paid monthly not later than each Remittance Date);

            (iv) to clear and terminate the Custodial Account upon the termination of this Agreement; and

            (v) to reimburse itself for advances of the Seller's funds made pursuant to Section 3.03, the Seller's right to reimburse itself pursuant to this subclause (v) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Seller's right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan pursuant to Section 9 of the Purchase Agreement or Section 4.02 of this Agreement, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan.

            Section 2.06 Establishment of and Deposits to Escrow Account.

            The Seller shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "IndyMac Bank, F.S.B., in trust for Barclays Bank PLC as Purchaser of Mortgage Loans." The Seller and the Purchaser intend that the Escrow Account be a special deposit account. The Escrow Account shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Accounts may be drawn on by the Seller in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of
Exhibit 5 hereto, in the case of an account held by a depository other than the Seller. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

            The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

            (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

            (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

            The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 2.07. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law or the applicable mortgage loan documents to be paid to the Mortgagor. To the extent required by law, the Seller shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Section 2.07 Permitted Withdrawals from Escrow Account.

            Withdrawals from the Escrow Account or Accounts may be made by the Seller only:

            (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

            (ii) to reimburse the Seller for any Servicing Advance made by the Seller pursuant to Section 2.08 (except with respect to any expenses incurred in procuring or transferring Tax Service Contracts) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling;

            (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

            (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 2.14;

            (vi) to pay to the Seller, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

            (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

            Section 2.08 Payment of Taxes, Insurance and Other Charges.

            With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Seller shall determine whether any such payments are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Seller shall make Servicing Advances to effect such payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien.

            Section 2.09 Protection of Accounts.

            The Seller may transfer the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent shall not be withheld unreasonably.

            The Seller shall bear any expenses, losses or damages sustained by the Purchaser because the Escrow Account are not demand deposit accounts.

            Section 2.10 Maintenance of Hazard Insurance.

            The Seller shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located that conforms to the requirements of Fannie Mae or Freddie Mac.

            If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is, and shall continue to be, covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage not less than the lesser of (i) the aggregate unpaid Stated Principal Balance of the related Mortgage Loan and of any mortgage loan senior to such Mortgage Loan,
(ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property. If a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the National Flood Insurance Act of 1968, as amended, the Seller shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty five (45) days after such notification, the Seller shall immediately force place the required flood insurance on the Mortgagor's behalf.

            If a Mortgage is secured by a unit in a condominium project, the Seller shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Seller promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

            The Seller shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

            In the event that the Purchaser or the Seller shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Seller shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

            All policies required hereunder shall name the Seller and its successors and assigns as a mortgagee and loss payee and shall be endorsed with non contributory standard or New York mortgagee clauses which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

            The Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Seller shall determine that such policies provide sufficient risk coverage and amounts as required pursuant to the Fannie Mae Guides, that they insure the property owner and that they properly describe the property address. The Seller shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Seller, the Seller shall ensure that replacement insurance policies are in place in the required coverages and the Seller shall be solely liable for any losses in the event coverage is not provided.

            Pursuant to Section 2.04, any amounts collected by the Seller under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Seller's normal servicing procedures as specified in Section 2.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

            Section 2.11 Maintenance of Mortgage Impairment Insurance.

            In the event that the Seller shall obtain and maintain, at its own expense, a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of
Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.10. Any amounts collected by the Seller under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Seller shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Seller's funds, without reimbursement therefor. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

            Section 2.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

            The Seller shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies shall insure the Seller against losses resulting from dishonest or fraudulent acts committed by the Seller's personnel, any employees of outside firms that provide data processing services for the Seller, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure the Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Servicers' Guide or in an amount as may be permitted to the Seller by express waiver of Fannie Mae or Freddie Mac. Upon the request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

            Section 2.13 Inspections.

            The Seller shall inspect the Mortgaged Property as often as is deemed necessary by the Seller to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Seller shall immediately inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Seller shall keep a written report of each such inspection.

            Section 2.14 Restoration of Mortgaged Property.

            The Seller need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. At a minimum, the Seller shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation
Proceeds:

            (i) the Seller shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (ii) the Seller shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

            (iii) the Seller shall verify that the Mortgage Loan is not in default; and

            (iv) pending repairs or restoration, the Seller shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

            If the Purchaser is named as an additional loss payee, the Seller is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

            Section 2.15 Title, Management and Disposition of REO Property.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued in the name of the Seller or its designee, on behalf of the Purchaser, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be issued in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Seller from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Seller shall acknowledge in writing that such title is being held as nominee for the Seller, on behalf of the Purchaser.

            The Seller shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Seller, either itself or through an agent selected by the Seller, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Seller shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Seller deems to be in the best interest of the Purchaser. The Seller shall notify the Purchaser from time to time as to the status of each REO Property.

            If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non permitted assets" within the meaning of Section 860(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860(a)(2)(B) of the Code.

            The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within two years after title has been taken to such REO Property, unless the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than two years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Seller and Purchaser shall be entered into with respect to such purchase money mortgage.

            The Seller shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in Section 2.10 hereof.

            Each REO disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller reasonably determines to be in the best interest of the Purchaser and provided the sales price and the related terms and conditions are results of arm's-length negotiation. No REO disposition shall be effected without the prior written consent of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Seller shall reimburse itself pursuant to Section
2.05 (ii) hereof, for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser; provided that such distribution shall, in any event, be made within ninety (90) days from and after the closing of the sale of such REO Property.

            In addition to the Seller's obligations set forth in this Section 2.15, the Seller shall deliver written notice to the Purchaser whenever title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure together with a copy of the drive-by appraisal of the related Mortgaged Property obtained by the Seller on or prior to the date of such acquisition.

            With respect to each REO Property, the Seller shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Seller shall cause to be deposited on a daily basis upon the receipt thereof in each Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

            Section 2.16 Permitted Withdrawals with Respect to REO Property.

            For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, the Seller shall withdraw funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Seller. The Seller shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.15 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

            Section 2.17 Real Estate Owned Reports.

            For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, the Seller shall furnish to the Purchaser on or before the 15th Business Day of each month a statement in the form of Exhibit 6 hereto with respect to any REO Property covering the operation of such REO Property for the previous month and the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Section 2.18 Liquidation Reports.

            For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report in the form of Exhibit 7 hereto with respect to such Mortgaged Property.

            Section 2.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

            For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, following the foreclosure sale or abandonment of any Mortgaged Property, the Seller shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code or any successor provision thereof.

            Section 2.20 Notification of Adjustments.

            With respect to each Adjustable Rate Mortgage Loan, the Seller shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment accordingly in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. The Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. The Seller shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Seller, or any Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby.

            Section 2.21 Maintenance of PMI Policy; Claims.

            With respect to each Mortgage Loan with a LTV in excess of 80%, the Seller shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Seller shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Seller shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Seller shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Seller determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Seller shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Seller, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Seller shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement PMI Policy as provided above.

            In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 2.04, any amounts collected by the Seller under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 2.05.

                                   ARTICLE III

                              PAYMENTS TO PURCHASER

            Section 3.01 Remittances.

            On each Remittance Date the Seller shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the 10th day of the month in which the Remittance Date occurs, except Principal Prepayments received on or after the second day of the month in which the Remittance Date occurs which shall be remitted to the Purchaser on the next following Remittance Date, together with an amount representing compensating interest which, when added to all amounts allocable to interest received in connection with such partial Principal Prepayment equals thirty (30) days' interest at the Mortgage Interest Rate net of the Servicing Fee on the amount of principal so prepaid (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05), plus (b) all amounts, if any, which the Seller is obligated to distribute pursuant to Section 3.03 and minus (c) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts

            With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Seller on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver by the Purchaser of any Event of Default.

            Section 3.02 Statements to Purchaser.

            Not later than on the tenth (10th) day of the month in which the Remittance Date occurs, the Seller shall furnish to the Purchaser a monthly remittance advice in hard copy or electronic format acceptable to the Purchaser, in the form set forth as Exhibit 8 hereto (the "Monthly Remittance Advice"), as to the accompanying remittance and the period ending on the tenth (10th) day of the month in which the Remittance Date occurs and a copy of the bank statement for the Custodial Account for the immediately preceding month.

            In addition, the Seller shall furnish to Purchaser an individual loan accounting report in hard copy or electronic format, as of the last Business Day of each month, in the Purchaser's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month, which report shall contain the following:

            (i) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.01);

            (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest and assumption fees;

            (iii) the amount of servicing compensation received by the Seller during the prior distribution period;

            (iv) the aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 2.05 or 2.07; and

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

            The Seller shall also provide a trial balance, sorted in Purchaser's assigned loan number order, in the form of Exhibit 1 hereto, with each such report.

            In addition, not more than 60 days after the end of each calendar year, commencing in 2007, the Seller shall furnish to each Person who was a Purchaser of the Mortgage Loans at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year. Such obligation of the Seller shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Seller pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

            The Seller shall prepare and file any and all tax returns, information statements or other filings for the previous tax year and subsequent tax years required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time and which may be reasonably available to the Seller.

            Section 3.03 Advances by Seller.

            On the Business Day immediately preceding each Remittance Date, the Seller shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to
Section 2.01. The Seller's obligation to make such advances as to any Mortgage Loan will continue through the date of foreclosure sale or sale of any property acquired through foreclosure or by deed in lieu of foreclosure, whichever is later with respect to each of the Mortgage Loans or until the Seller deems such an advance to be nonrecoverable. Except as otherwise provided herein, the Seller shall be entitled to first priority reimbursement pursuant to Section 2.05 hereof for principal and interest advances and for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

                                   ARTICLE IV

                          GENERAL SERVICING PROCEDURES

            Section 4.01 Transfers of Mortgaged Property.

            Except as otherwise set forth herein, the Seller shall be required to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Seller shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Seller shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

            If the Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Seller will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 4.01, the Seller, with the prior written consent of the primary mortgage insurer, if any, and to the extent required by the applicable insurance agreement, is authorized to prepare substitution of liability agreement and any other document required in connection therewith to be entered into by the Purchaser and the person to whom the Mortgaged Property has been conveyed or is to be proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. If an assumption fee is collected by the Seller for entering into an assumption agreement, a portion of such fee, up to an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Seller as additional servicing compensation, and any portion thereof in excess of one-half of one percent (0.5%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

            To the extent that any Mortgage Loan is assumable, the Seller shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the Underwriting Guidelines for approving the credit of the proposed transferee which are used by the Seller with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such Underwriting Guidelines, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

            Section 4.02 Satisfaction of Mortgages and Release of Mortgage
Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 4.02 hereof. Such Mortgage Note shall be held by the Seller, in trust, for the purpose of canceling such Mortgage Note and delivering the cancelled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under applicable state law. If the Mortgage has been recorded in the name of MERS or its designee, the Seller shall take all necessary action to effect the release of the Mortgage Loan on the records of MERS.

            If the Seller satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Seller otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Seller shall purchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Seller shall maintain a Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.12 insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            Section 4.03 Servicing Compensation.

            As consideration for servicing the Mortgage Loans hereunder, the Seller shall withdraw the Servicing Fee with respect to each Mortgage Loan from the Custodial Account pursuant to Section 2.05 hereof. Such Servicing Fee shall be payable monthly, computed on the basis of the number of Mortgage Loans subject to this Agreement. The Servicing Fee shall be pro-rated when servicing is for less than one month. The obligation of the Purchaser to pay, and the Seller's right to withdraw, the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Seller, or as otherwise provided under Section 2.05. The Seller recognizes that to the extent it does not recover all accrued but unpaid Servicing Fees under Section 4.03, the Purchaser shall not have any liability with respect to such shortfalls.

            Additional servicing compensation in the form of Ancillary Income shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

            Section 4.04 Annual Statement as to Compliance.

            To the extent not required by Section 13.04 hereof, the Seller shall deliver to the Purchaser, (a) on or before March 10th each year beginning March 10, 2007, an Officer's Certificate, stating that (i) a review of the activities of the Seller during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Seller has complied fully with the provisions of Article II and Article IV and to the best of such officer's knowledge, based on such review, the Seller has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Seller to cure such default.

            Section 4.05 Annual Independent Public Accountants' Servicing
Report.

            To the extent not required by Section 13.05 hereof, as long as any Mortgage Loans are being serviced hereunder, or were serviced during the prior calendar year on or before March 10th of each year beginning March 10, 2007, the Seller, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of
Article II and Article III have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for such exceptions as such firm shall believe to be immaterial.

            Section 4.06 Right to Examine Seller Records.

            The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Seller, whether held by the Seller or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

            Section 4.07 Compliance with Gramm-Leach-Bliley Act of 1999.

            With respect to each Mortgage Loan and the related Mortgagor, the Seller shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, and shall provide all notices required thereunder.

            Section 4.08 Credit Reporting.

            The Seller shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. Additionally, the Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

            Section 4.09 Subservicing. The Seller shall not hire or otherwise utilize a subservicer hereunder without the prior written consent of the Purchaser and its designee. Any such subservicer must agree in writing to comply with Sections 4.04, 4.05 and 12.12 (regarding the provision of Servicer Information).

                                    ARTICLE V

                               SELLER TO COOPERATE

            Section 5.01 Provision of Information.

            During the term of this Agreement, the Seller shall furnish to the Purchaser such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

            The Seller shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

            Section 5.02 Financial Statements; Servicing Facilities.

            In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the corporate group that includes the Seller for the most recently completed five fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by any Consolidated Statement of Operations. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the corporate group that includes the Seller (and are available upon request to members or stockholders of the corporate group that includes the Seller or to the public at large). The Seller shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above.

            The Seller shall make available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Seller or the financial statements of the corporate group that includes the Seller, and to permit any prospective purchaser to inspect the Seller's servicing facilities for the purpose of satisfying such prospective purchaser that the Seller has the ability to service the Mortgage Loans as provided in this Agreement.

                                   ARTICLE VI

                                   TERMINATION

            Section 6.01 Agency Suspension.

            Should the Seller at any time during the term of this Agreement have its right to service temporarily or permanently suspended by Fannie Mae or Freddie Mac or otherwise cease to be an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, then the Purchaser may immediately terminate this Agreement and accelerate performance of the provisions of the Purchase Agreement to require immediate transfer of the Servicing Rights.

            Section 6.02 Damages.

            The Purchaser shall have the right at any time to seek and recover from the Seller any damages or losses suffered by it as a result of any failure by the Seller to observe or perform any duties, obligations, covenants or agreements herein contained, or as a result of a party's failure to remain an approved Fannie Mae mortgage servicer.

            Section 6.03 Termination.

            The respective obligations and responsibilities of the Seller shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan serviced by the Seller or the disposition of all REO Property serviced by the Seller and the remittance of all funds due hereunder; or (ii) by mutual consent of the Seller and the Purchaser in writing, unless earlier terminated pursuant to this Agreement.

            Section 6.04 Termination without Cause.

            The Purchaser may, at its sole option, terminate any rights the Seller may have hereunder with respect to any or all of the Mortgage Loans, without cause, upon written notice, provided that the Seller shall have an additional period of not more than sixty (60) days from and after the date of said notice from the Purchaser within which to effect the related transfer of servicing. Any such notice of termination shall be in writing and delivered to the Seller as provided in Section 12.01 of this Agreement. In the event of such termination, the Seller shall be entitled to a termination fee, equal to 2% of the then current aggregate unpaid principal balance of the related Mortgage Loans.

                                   ARTICLE VII

                                BOOKS AND RECORDS

            Section 7.01 Possession of Servicing Files.

            The contents of each Servicing File are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of the Servicing File by the Seller is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Seller is in its capacity as Servicer only and at the election of the Purchaser. The Seller shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Seller's servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to Section 9 of the Purchase Agreement.

            The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser or its designee, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 2.13.

                                  ARTICLE VIII

                         INDEMNIFICATION AND ASSIGNMENT

            Section 8.01 Indemnification.

            The Seller agrees to indemnify and hold the Purchaser and any successor servicer and their respective present and former directors, officers, employees and agents harmless from any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses (including, without limitation, any legal fees and expenses, judgments or expenses relating to such liability, claim, loss or damage) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the Seller's failure:

            (a) to observe and perform any or all of Seller's duties, obligations, covenants, agreements, warranties or representations contained in this Agreement; including without limitation, Sections 4.04, 4.05 and 4.09; or

            (b) to comply with all applicable requirements contained in this Agreement with respect to the servicing of the Mortgage Loan and the transfer of Servicing Rights.

            The indemnification rights set forth in this Section 8.01 shall survive the termination of this Agreement for any reason.

            The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement. For purposes of this Section, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            Promptly after receipt by an indemnified party under this Section
8.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 8.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Section 8.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            Section 8.02 Limitation on Liability of Seller and Others.

            Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, its own negligent actions, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Seller may, with the prior written consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Seller shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

            Section 8.03 Limitation on Resignation and Assignment by Seller.

            The Purchaser has entered into this Agreement with the Seller and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Seller, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Seller shall not assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld by the Purchaser.

            The Seller shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller. Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in
Section 8.06.

            Without in any way limiting the generality of this Section 8.03, in the event that the Seller either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder, except as provided for herein, or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 6.04, without any payment of any penalty or damages and without any liability whatsoever to the Seller or any third party.

            Section 8.04 Assignment by Purchaser.

            The Purchaser shall have the right, without the consent of the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee with respect to such Mortgage Loans.

            Section 8.05 Merger or Consolidation of the Seller.

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business includes the servicing of mortgage loans and shall have a tangible net worth not less than $30,000,000.

            Section 8.06. Successor to the Seller.

            Prior to termination of Seller's responsibilities and duties under this Agreement pursuant to Sections 2.15, 6.04, 8.03 or 11.01, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a tangible net worth of not less than $30,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement prior to the termination of Seller's responsibilities, duties and liabilities under this Agreement. Any successor to the Seller shall be a Fannie Mae- or Freddie Mac-approved servicer in good standing. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to Article X hereof this Section and shall in no event relieve the Seller of the representations, warranties and covenants made pursuant to and the remedies available to the Purchaser with respect thereto, it being understood and agreed that the provisions of such
Article X shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

            Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser, an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement and the Custodial Agreement. Any termination of this Agreement pursuant to Section 2.15, 6.04, 8.03 or 11.01 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

            The Seller shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller. The successor shall make arrangements as it may deem appropriate to reimburse the Seller for amounts the Seller actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

                                   ARTICLE IX

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

            As of each Closing Date, the Purchaser warrants and represents to, and covenants and agrees with, the Seller as follows:

            Section 9.01 Authority and Capacity.

            The execution, delivery and performance by the Purchaser of this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and enforceable obligation of the Purchaser.

                                    ARTICLE X

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            As of each Closing Date, the Seller warrants and represents to, and covenants and agrees with, the Purchaser as follows:

            Section 10.01 Due Organization and Authority.

            The Seller is a federal savings bank, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments or transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

            Section 10.02 Ordinary Course of Business.

            The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller.

            Section 10.03 No Conflicts.

            Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

            Section 10.04 Ability to Service.

            The Seller is an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is in good standing to enforce and sell mortgage loans to and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located and for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

            Section 10.05 Ability to Perform.

            The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

            Section 10.06 No Litigation Pending.

            There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

            Section 10.07 No Consent Required.

            No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

            Section 10.08 No Untrue Information.

            Neither this Agreement nor any statement, report or other document furnished or to be furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

            Section 10.09 Reasonable Servicing Fee.

            The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement and the Purchase Agreement.

            Section 10.10 Credit Reporting.

            The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material and Adverse Representation.

            Section 10.11 Mortgage Loans with Prepayment Premiums.

            With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, notwithstanding any state or federal law to the contrary, the Seller shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments.

            Section 10.12 Ability to Service.

            The Seller is an approved seller/servicer of conventional residential adjustable and fixed rate Mortgage Loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by the OTS, the OCC or the FDIC, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac.

            Section 10.13 Reasonable Servicing Fee.

            The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement and the Servicing Agreement.

                                   ARTICLE XI

                                     DEFAULT

            Section 11.01 Events of Default.

            The following shall constitute an Event of Default under this Agreement on the part of the Seller:

            (a) any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement; or

            (b) the failure by the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of 30 days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such number of days shall be five in the case of a failure to deliver any reports required to be delivered to the Purchaser hereunder); or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (d) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

            (e) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) the Seller ceases to meet the qualifications of a Fannie Mae or Freddie Mac servicer; or

            (g) the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, except as provided for herein; or

            (h) the Seller fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located.

            In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Seller, may terminate without compensation all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

            Upon receipt by the Seller of such written notice, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.06. Upon written request from the Purchaser, the Seller shall prepare, execute and deliver any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            Section 11.02 Waiver of Defaults.

            The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Notices.

            All demands, notices and communications hereunder shall be in writing and shall be given via e-mail, facsimile transmission or registered or certified mail to the person at the address set forth below:

            i.    if to the Seller:

                  IndyMac Bank, F.S.B.
                  3465 East Foothill Boulevard
                  Pasadena, California 91107
                  Attention: Secondary Marketing - Transaction Management
                  Fax: (626) 568-2385
                  E-mail: ___________

            ii.   if to the Purchaser:

                  Barclays Bank PLC
                  200 Cedar Knolls Road
                  Whippany, New Jersey 07981
                  Attention: Glenn Pearson
                  Fax: 973-576-3736
                  E mail: glenn.pearson@barclayscapital.com

                  With a copy to:

                  Barclays Bank PLC, as administrator
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Michael Dryden
                  Fax: 212-412-6846
                  E mail: michael.dryden@barclayscapital.com

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 12.02 Waivers.

            Either the Seller or the Purchaser may upon consent of all parties, by written notice to the others:

            (a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

            (b) Waive or modify performance of any of the obligations of the others hereunder.

            The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

            Section 12.03 Entire Agreement; Amendment.

            This Agreement constitutes the entire agreement between the parties with respect to servicing of the Mortgage Loans. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

            Section 12.04 Execution; Binding Effect.

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.03 and 8.04, this Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

            Section 12.05 Headings.

            Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

            Section 12.06 Relationship of Parties.

            Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Seller shall be rendered by it as an independent contractor and not as an agent of the Purchaser. The Seller shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

            Section 12.07 Severability of Provisions.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            Section 12.08 Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Purchaser or the Purchaser's designee, but in any event, at the Seller's expense for a single recordation relating to each Assignment of Mortgage in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

            Section 12.09 Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

            Section 12.10 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 12.11 No Solicitation.

            From and after the Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.11.

            Section 12.12 Cooperation of Seller with a Reconstitution.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (a) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a "Fannie Mae Transfer"); or

            (b) Freddie Mac (the "Freddie Mac Transfer"); or

            (c) one or more third party purchasers in one or more Whole Loan Transfers; or

            (d) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

            The Seller agrees to execute (i) in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer, (ii) in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the parties, and (iii) in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the parties (collectively, the agreements referred to herein are designated, the "Reconstitution Agreements").

            With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in Article X as of the Reconstitution Date or make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations or warranties as may be required by any rating agency or prospective purchaser of the related securities or such Mortgage Loans in connection with such Reconstitution; (4) to service the Mortgage Loans on a "scheduled/scheduled" basis; (5) to pay compensating interest on any Principal Prepayment in an amount necessary to provide for thirty (30) days of interest on the related Principal Prepayment; and (6) to make principal and interest advances on the Mortgage Loans through the termination of foreclosure. In that connection, the Seller shall provide to such master servicer or issuer, as the case may be, and any other participants or purchasers in such Reconstitution:
(i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant, including, without limitation, an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit 9. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements. The Seller shall indemnify the Purchaser, each affiliate of the Purchaser and each underwriter as placement agent participating in the Reconstitution and each Person who controls the Purchaser or such affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the information provided by or on behalf of the Seller regarding the Seller, the Seller's servicing practices or performance or the Mortgage Loans set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute or shall cause the Seller to execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute or shall cause the Seller to execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            To the extent not required by Section 13.05 hereof, with respect to any Mortgage Loans sold in a Securitization Transaction where the Seller is the servicer, the Seller agrees that on or before March 10th of each year beginning March 10, 2007, the Servicer shall deliver to the depositor, the master servicer (if any) and the trustee for the securitization trust in the Securitization Transaction, and their officers, directors and affiliates, a certification in the form attached as Exhibit 11 hereto, executed by the senior officer in charge of servicing at the Seller for use in connection with any Form 10-K to be filed with the Securities and Exchange Commission with respect to the securitization trust. The Seller shall indemnify and hold harmless the depositor, the master servicer (if any) and the trustee, and their respective officers, directors and affiliates, from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Seller's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then the Seller agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Seller, on the other, in connection with a breach of the Seller's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Seller in connection therewith.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if this Agreement shall remain in effect with respect to the related Mortgage Loan Package, shall continue to be serviced in accordance with the terms of this Agreement and the Purchase Agreement and with respect thereto this Agreement shall remain in full force and effect.

            Section 12.13 Governing Law Jurisdiction; Consent to Service of Process.

            THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES AND PRINCIPLES. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

            Section 12.14 Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                  ARTICLE XIII

                    COMPLIANCE WITH REGULATION AB PROVISIONS

            Section 13.01 Intent of the Parties; Reasonableness. The Purchaser and the Seller acknowledge and agree that the purpose of Article XIII of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

            Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

            Section 13.02 Additional Representations and Warranties of the Seller. (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 13.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller's financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Seller or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

            (b) If so requested in writing by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 13.03, the Seller shall, within five Business Days but in no event later than ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            Section 13.03 Information to Be Provided by the Seller. In connection with any Securitization Transaction the Seller shall (i) within five Business Days but in no event later than ten Business Days following written request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

            (a) If so requested in writing by the Purchaser or any Depositor, the Seller shall provide such information regarding each Subservicer, as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation AB. Such information shall include, at a minimum so long as required by Regulation AB:

                  (A) [Reserved];

                  (B) [Reserved];

                  (C) a description of any legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Subservicer that would be material to securityholders; and

                  (D) a description of any affiliation or relationship between the Seller, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                        (1) the sponsor;

                        (2) the depositor;

                        (3) the issuing entity;

                        (4) any servicer;

                        (5) any trustee;

                        (6) any originator;

                        (7) any significant obligor (as defined in Item 1101(k)
                  of Regulation AB);

                        (8) any enhancement or support provider; and

                        (9) any other material transaction party.

            (b) [Reserved].

            (c) If so requested in writing by the Purchaser or any Depositor, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

                  (A) the Servicer's form of organization;

                  (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset backed securities, as applicable, including, without limitation:

                        (1) whether any prior securitizations of mortgage loans
                  of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three year period immediately preceding the related Securitization Transaction;

                        (2) the extent of outsourcing the Servicer utilizes;

                        (3) whether there has been previous disclosure of
                  material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three year period immediately preceding the related Securitization Transaction;

                        (4) whether the Servicer has been terminated as servicer
                  in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                        (5) such other information as the Purchaser or any
                  Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                  (C) a description of any material changes during the three year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                  (D) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement;

                  (E) information regarding advances made by the Servicer on the
            Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                  (F) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                  (G) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                  (H) information as to how the Servicer defines or determines delinquencies and charge offs, including the effect of any grace period, re aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

            (d) If so requested in writing by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset backed securities, the Seller shall (or shall cause each Subservicer to) (i) notify the Purchaser and any Depositor in writing of (A) any litigation or governmental proceedings pending against the Seller or any Subservicer that would be material to securityholders and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, but only to the extent that such affiliations or relationships do not include the Purchaser, Depositor or any of the respective affiliates of a party and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

            (e) As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested in writing by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8 K with respect to any class of asset backed securities.

            (f) In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested in writing by the Purchaser or any Depositor, the Seller shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Purchaser or any Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB and to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB relating to Static Pool Information regarding the performance of the Mortgage Loans on the basis of the Purchaser's or such Depositor's reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB (including without limitation as to the format and content of such Static Pool Information). Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement commencing with the first such report due in connection with the applicable Securitization Transaction).

            Section 13.04 Servicer Compliance Statement. On or before March 10 of each calendar year, commencing in 2007, the Seller shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

            Section 13.05 Report on Assessment of Compliance and Attestation.
(a) On or before March 10 of each calendar year, commencing in 2007, the Seller shall:

            (i) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor; provided, however, that such report may be in the form customarily provided by the Seller, and need not be customized for the Purchaser, such master servicer or such Depositor) regarding the Seller's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a 18 and 15d 18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 12 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

            (ii) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1 02(a)(3) and 2 02(g) of Regulation S X under the Securities Act and the Exchange Act;

            (iii) cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 13.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

            (iv) deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a 14(d) and 15d 14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes Oxley Act of 2002) on behalf of an asset backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 11.

            The Seller acknowledges that the parties identified in clause
(a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

            (b) Each assessment of compliance provided by a Subservicer pursuant to Section 13.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 10 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to
Section 13.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Section 13.06.

            Section 13.06 Use of Subservicers and Subcontractors. The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (a) of this Section. The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (b) of this Section.

            (a) The Seller shall not hire or otherwise utilize the services of any Subservicer with respect to the Mortgage Loans without giving the Purchaser or its designee fifteen (15) calendar days' advance written notice of the effective date of such hiring or utilization of a Subservicer, followed by written confirmation of such hiring or utilization of a Subservicer on the effective date of such engagement and indicating the circumstances surrounding such hiring or utilization. Any notices required by this Section 13.06(a) shall be sent via telecopier or certified or registered mail to the addresses set forth below: Michael Dryden, Barclays Bank PLC, 200 Park Avenue, New York, New York, 10166, Telecopy: 212-412-6846 and emailed to:
Michael.Dryden@barclayscapital.com, with a copy to Michael Gambro, Cadwalader, Wickersham & Taft, LLP, One World Financial Center, New York, New York, 10281,
Telecopy: 212-504-6666, Email: michael.gambro cwt.com (or such other address as such Person may otherwise specify to Seller) to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(c) and (e), 13.04, 13.05 and 13.07 of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Section 13.03(d) of this Agreement. The Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 13.05 as and when required to be delivered.

            (b) It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Seller shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and
(iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

            As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 13.05 and 13.07 of this Agreement to the same extent as if such Subcontractor were the Seller. The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.05, in each case as and when required to be delivered.

            Section 13.07 Indemnification; Remedies. (a) The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a 14(d) or Rule 15d 14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this
      Article XIII by or on behalf of the Seller, or provided under this Article XIII by or on behalf of any Subservicer or Subcontractor (collectively, the "Servicer Information"), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

            (ii) any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Article XIII, including any failure by the Seller to identify pursuant to Section 13.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

            (iii) any breach by the Seller of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date.

            In the case of any failure of performance described in clause
(a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a 14(d) or Rule 15d 14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Interim Service, any Subservicer or any Subcontractor.

            (b) (i) Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Article XIII or under
Section 34 of the Purchase Agreement, or any breach by the Seller of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) or any breach by the Seller of a representation or warranty set forth in Section 34.02(a) of the Purchase Agreement or in a writing furnished pursuant to Section 34.02(b) of the Purchase Agreement and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(b) or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 34.02(b) of the Purchase Agreement to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

            (ii) Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 13.04 or 13.05, including (except as provided below) any failure by the Seller to identify pursuant to Section 13.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

            Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph
(b)(ii) if a failure of the Seller to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

            (iii) The Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.


                                       BARCLAYS BANK PLC


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                       INDYMAC BANK, F.S.B.


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT 1

                                  TRIAL BALANCE

                                    EXHIBIT 2

                         CUSTODIAL ACCOUNT CERTIFICATION

                                      _______ __, ____

            The Seller hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.04 of the Servicing Agreement, dated as of October 1, 2006, between the Seller and Barclays Bank PLC.

            All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Servicing Agreement.

Title of Account:           "IndyMac Bank, F.S.B., in trust for Barclays Bank
                            PLC as Purchaser of Mortgage Loans."

Account Number:             _______________________________________


Address of office or branch
of the Seller at which
Account is maintained:      _______________________________________


                                       _________________________________________
                                                        Seller

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       Date:____________________________________

                                    EXHIBIT 3

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                               _______ __, _____

To:______________________________

   ______________________________

   ______________________________
   (the "Depository")

            As Seller under the Servicing Agreement, dated as of October 1, 2006, (the "Agreement"), between the Seller and Barclays Bank PLC we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.04 of the Agreement, to be designated "IndyMac Bank, F.S.B., in trust for Barclays Bank PLC as Purchaser of Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

            All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Agreement.


                                       _________________________________________
                                                        Seller

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       Date:____________________________________

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.


                                       _________________________________________
                                                      Depository

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       Date:____________________________________

                                    EXHIBIT 4

                          ESCROW ACCOUNT CERTIFICATION

                                                             _________ ___, ____

            IndyMac Bank, F.S.B. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.06 of the Servicing Agreement, dated as of October 1, 2006, between the Seller and Barclays Bank PLC.

            All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Servicing Agreement.

Title of Account:           "IndyMac Bank, F.S.B., in trust for Barclays Bank
                            PLC as Purchaser of Mortgage Loans."

Account Number:             _______________________________________

Address of office
or branch of the Seller
at which Account is
maintained:                 _______________________________________


                                       _________________________________________
                                                       Seller

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 5

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                               _______ ___, ____

To:______________________________

   ______________________________

   ______________________________

   (the "Depository")

            As Seller under the Servicing Agreement, dated as of October 1, 2006, (the "Agreement"), between the Seller and Barclays Bank PLC, we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.06 of the Agreement, to be designated as "IndyMac Bank, F.S.B, in trust for Barclays Bank PLC as Purchaser of Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

            All initially capitalized terms used herein shall have the meanings ascribed to tem in the above-referenced Agreement.


                                       _________________________________________
                                                        Seller

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       Date:____________________________________

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.


                                       _________________________________________
                                                      Depository

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       Date:____________________________________

                                    EXHIBIT 6

                     FORM OF MONTHLY REO PROPERTY STATEMENT

                                    EXHIBIT 7

                           FORM OF LIQUIDATION REPORT

                                    EXHIBIT 8

                        FORM OF MONTHLY REMITTANCE ADVICE

                                    EXHIBIT 9

               FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT

            This INDEMNIFICATION AND CONTRIBUTION AGREEMENT ("Agreement"), dated as of [_______], 200_, among [________________] (the "Depositor"), a
[______________] corporation (the "Depositor"), Barclays Bank PLC Barclays Bank PLC, a public limited liability company, registered in England and Wales under company number 1026167 ("Barclays") and IndyMac Bank, F.S.B., a federal savings bank (the "Servicer" or the "Seller").

                              W I T N E S S E T H:
                              --------------------

            WHEREAS, the Depositor is acting as depositor and registrant with respect to the Prospectus, dated [________________], and the Prospectus Supplement to the Prospectus, [________________] (the "Prospectus Supplement"), relating to [________________] Certificates (the "Certificates") to be issued pursuant to a Pooling and Servicing Agreement, dated as of [________________] (the "P&S"), among the Depositor, as depositor, [________________], as master servicer (the "Master Servicer"), and [________________], as trustee (the "Trustee");

            WHEREAS, as an inducement to the Depositor to enter into the P&S, and [____________________] (the "Underwriter[s]") to enter into the Underwriting Agreement, dated [____________________] (the "Underwriting Agreement") between the Depositor and the Underwriter[s], Seller has agreed to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

            WHEREAS, Barclays purchased from Seller certain of the Mortgage Loans underlying the Certificates (the "Mortgage Loans") pursuant to a Mortgage Loan Purchase Agreement, dated as of October 1, 2006 (the "Purchase Agreement"), by and between Barclays and the Seller; and

            WHEREAS, pursuant to Section 13 of the Purchase Agreement, the Seller has agreed to provide indemnification for certain information.

            NOW THEREFORE, in consideration of the agreements contained herein, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Depositor, Barclays and the Servicer agree as follows:

            1. Indemnification and Contribution.

            (a) The Servicer agrees to indemnify and hold harmless the Depositor, Barclays, the Underwriter[s] and their respective affiliates and their respective present and former directors, officers, employees and agents and each person, if any, who controls the Depositor, Barclays, the Underwriter[s] or such affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, ABS Computational and Informational Materials, or in the Free Writing Prospectus, or any omission or alleged omission to state in the Prospectus Supplement, ABS Computational and Informational Materials or in the Free Writing Prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any such untrue statement or omission or alleged untrue statement or alleged omission made in any amendment of or supplement to the Prospectus Supplement, ABS Computational and Informational Materials or the Free Writing Prospectus and agrees to reimburse the Depositor, Barclays, the Underwriter[s] or such affiliates and each such officer, director, employee, agent and controlling person promptly upon demand for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Servicer shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Servicer Information. The foregoing indemnity agreement is

            (b) in addition to any liability which Servicer may otherwise have to the Depositor, Barclays, the Underwriter[s], their affiliates or any such director, officer, employee, agent or controlling person of the Depositor, Barclays, the Underwriter[s] or their respective affiliates.

            As used herein:

            "Servicer Information" means any information relating to Servicer, the Mortgage Loans and/or the servicing guidelines relating to the Mortgage Loans set forth in the Prospectus Supplement, the Offering Circular, ABS Computational and Informational Materials or the Free Writing Prospectus [and static pool information regarding mortgage loans originated or acquired by the Servicer and included in the Prospectus Supplement, the Offering Circular or the ABS Computational and Informational Materials or the Free Writing Prospectus [incorporated by reference from the Servicer's website located at ____________].

            "ABS Informational and Computational Material" means any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

            "Free Writing Prospectus" means any written communication that constitutes a "free writing prospectus," as defined in Rule 405 under the 1933 Act.

            (c) Promptly after receipt by any indemnified party under this
Section 1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 1.

            If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except as provided in the following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 1 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is necessary or appropriate for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties.

            Each indemnified party, as a condition of the indemnity agreements contained in this Section 1, shall cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

            (d) If the indemnification provided for in this Section 1 is unavailable to an indemnified party, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the statements or omissions that result in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified party and indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations.

            (e) The indemnity and contribution agreements contained in this
Section 1 and the representations and warranties set forth in Section 2 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, Barclays, the Underwriter[s], their respective affiliates, directors, officers, employees or agents or any person controlling the Depositor, Barclays, the Underwriter[s] or any such affiliate, and (iii) acceptance of and payment for any of the Offered Certificates.

            2. Representations and Warranties. Servicer represents and warrants that:

            (i) Servicer is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and has full power and authority to own its assets and to transact the business in which it is currently engaged. Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Servicer;

            (ii) Servicer is not required to obtain the consent of any other person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

            (iii) the execution, delivery and performance of this Agreement by Servicer will not violate any provision of any existing law or regulation or any order decree of any court applicable to Servicer or any provision of the charter or bylaws of Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Servicer is a party or by which it may be bound;

            (iv) (a) no proceeding of or before any court, tribunal or governmental body is currently pending or, (b) to the knowledge of Servicer, threatened against Servicer or any of its properties or with respect to this Agreement or the Offered Certificates, in either case, which would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Servicer;

            (v) Servicer has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of each of Servicer enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, by the availability of equitable remedies, and by limitations of public policy under applicable securities law as to rights of indemnity and contribution thereunder; and

            (vi) this Agreement has been duly executed and delivered by Servicer.

            3. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Servicer, will be mailed, delivered or telegraphed and confirmed to IndyMac Bank, F.S.B., 3465 East Foothill Boulevard, Pasadena, California 91107; if sent to Barclays, will be mailed, delivered or telegraphed and confirmed to Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: Vice President; if to the Depositor, will be mailed, delivered or telegraphed and confirmed to [____________________]; or if to the Underwriter[s], will be mailed, delivered or telegraphed and confirmed to [_____________________].

            4. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument. Capitalized terms used but not defined herein shall have the meanings provided in the P&S.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, this __th day of [_____________].


                                       [DEPOSITOR]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BARCLAYS BANK PLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       INDYMAC BANK, F.S.B.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT 10

                                   [RESERVED]

                                   EXHIBIT 11

                              ANNUAL CERTIFICATION

      Re: The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]
            ------------------------------------------------------------------

            I, ________________________________, the _______________________ of
IndyMac Bank, F.S.B. (the "Company"), certify to Barclays Bank PLC, [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

            First, I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

            Second, Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

            Third, Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

            Fourth, I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement, in all material respects; and

            Fifth, The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                   EXHIBIT 12

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

            The assessment of compliance to be delivered by [the Seller] [Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

                                                                      Applicable
                                                                       Servicing
                               Servicing Criteria                      Criteria
--------------------------------------------------------------------------------
   Reference                        Criteria
--------------------------------------------------------------------------------
                        General Servicing Considerations
--------------------------------------------------------------------------------
1122(d)(1)(i)    Policies and procedures are instituted to monitor
                 any performance or other triggers and events of
                 default in accordance with the transaction
                 agreements.
--------------------------------------------------------------------------------
1122(d)(1)(ii)   If any material servicing activities are outsourced
                 to third parties, policies and procedures are
                 instituted to monitor the third party's performance
                 and compliance with such servicing activities.
--------------------------------------------------------------------------------
1122(d)(1)(iii)  Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans
                 are maintained.
--------------------------------------------------------------------------------
1122(d)(1)(iv)   A fidelity bond and errors and omissions policy is
                 in effect on the party participating in the
                 servicing function throughout the reporting period
                 in the amount of coverage required by and otherwise
                 in accordance with the terms of the transaction
                 agreements.
--------------------------------------------------------------------------------
                       Cash Collection and Administration
--------------------------------------------------------------------------------
1122(d)(2)(i)    Payments on mortgage loans are deposited into the
                 appropriate custodial bank accounts and related
                 bank clearing accounts no more than two business
                 days following receipt, or such other number of
                 days specified in the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(2)(ii)   Disbursements made via wire transfer on behalf of
                 an obligor or to an investor are made only by
                 authorized personnel.
--------------------------------------------------------------------------------
1122(d)(2)(iii)  Advances of funds or guarantees regarding
                 collections, cash flows or distributions, and any
                 interest or other fees charged for such advances,
                 are made, reviewed and approved as specified in the
                 transaction agreements.
--------------------------------------------------------------------------------
1122(d)(2)(iv)   The related accounts for the transaction, such as
                 cash reserve accounts or accounts established as a
                 form of overcollateralization, are separately
                 maintained (e.g., with respect to commingling of
                 cash) as set forth in the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(2)(v)    Each custodial account is maintained at a federally
                 insured depository institution as set forth in the
                 transaction agreements. For purposes of this
                 criterion, "federally insured depository
                 institution" with respect to a foreign financial
                 institution means a foreign financial institution
                 that meets the requirements of Rule 13k-1(b)(1) of
                 the Securities Exchange Act.
--------------------------------------------------------------------------------
1122(d)(2)(vi)   Unissued checks are safeguarded so as to prevent
                 unauthorized access.
--------------------------------------------------------------------------------
1122(d)(2)(vii)  Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts,
                 including custodial accounts and related bank
                 clearing accounts. These reconciliations are (A)
                 mathematically accurate; (B) prepared within 30
                 calendar days after the bank statement cutoff date,
                 or such other number of days specified in the
                 transaction agreements; (C) reviewed and approved
                 by someone other than the person who prepared the
                 reconciliation; and (D) contain explanations for
                 reconciling items. These reconciling items are
                 resolved within 90 calendar days of their original
                 identification, or such other number of days
                 specified in the transaction agreements.
--------------------------------------------------------------------------------
                       Investor Remittances and Reporting
--------------------------------------------------------------------------------
1122(d)(3)(i)    Reports to investors, including those to be filed
                 with the Commission, are maintained in accordance
                 with the transaction agreements and applicable
                 Commission requirements. Specifically, such reports
                 (A) are prepared in accordance with timeframes and
                 other terms set forth in the transaction
                 agreements; (B) provide information calculated in
                 accordance with the terms specified in the
                 transaction agreements; (C) are filed with the
                 Commission as required by its rules and
                 regulations; and (D) agree with investors' or the
                 trustee's records as to the total unpaid principal
                 balance and number of mortgage loans serviced by
                 the Servicer.
--------------------------------------------------------------------------------
1122(d)(3)(ii)   Amounts due to investors are allocated and remitted
                 in accordance with timeframes, distribution
                 priority and other terms set forth in the
                 transaction agreements.
--------------------------------------------------------------------------------
1122(d)(3)(iii)  Disbursements made to an investor are posted within two business days to the Servicer's investor
                 records, or such other number of days specified in
                 the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(3)(iv)   Amounts remitted to investors per the investor
                 reports agree with cancelled checks, or other form
                 of payment, or custodial bank statements.
--------------------------------------------------------------------------------
                            Pool Asset Administration
--------------------------------------------------------------------------------
1122(d)(4)(i)    Collateral or security on mortgage loans is
                 maintained as required by the transaction
                 agreements or related mortgage loan documents.
--------------------------------------------------------------------------------
1122(d)(4)(ii)   Mortgage loan and related documents are safeguarded
                 as required by the transaction agreements
--------------------------------------------------------------------------------
1122(d)(4)(iii)  Any additions, removals or substitutions to the asset pool are made, reviewed and approved in
                 accordance with any conditions or requirements in
                 the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(4)(iv)   Payments on mortgage loans, including any payoffs,
                 made in accordance with the related mortgage loan
                 documents are posted to the Servicer's obligor
                 records maintained no more than two business days
                 after receipt, or such other number of days
                 specified in the transaction agreements, and
                 allocated to principal, interest or other items
                 (e.g., escrow) in accordance with the related
                 mortgage loan documents.
--------------------------------------------------------------------------------
1122(d)(4)(v)    The Servicer's records regarding the mortgage loans
                 agree with the Servicer's records with respect to
                 an obligor's unpaid principal balance.
--------------------------------------------------------------------------------
1122(d)(4)(vi)   Changes with respect to the terms or status of an
                 obligor's mortgage loans (e.g., loan modifications
                 or re-agings) are made, reviewed and approved by
                 authorized personnel in accordance with the
                 transaction agreements and related pool asset
                 documents.
--------------------------------------------------------------------------------
1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g.,
                 forbearance plans, modifications and deeds in lieu
                 of foreclosure, foreclosures and repossessions, as
                 applicable) are initiated, conducted and concluded
                 in accordance with the timeframes or other
                 requirements established by the transaction
                 agreements.
--------------------------------------------------------------------------------
1122(d)(4)(viii) Records documenting collection efforts are
                 maintained during the period a mortgage loan is
                 delinquent in accordance with the transaction
                 agreements. Such records are maintained on at least
                 a monthly basis, or such other period specified in
                 the transaction agreements, and describe the
                 entity's activities in monitoring delinquent
                 mortgage loans including, for example, phone calls,
                 letters and payment rescheduling plans in cases
                 where delinquency is deemed temporary (e.g.,
                 illness or unemployment).
--------------------------------------------------------------------------------
1122(d)(4)(ix)   Adjustments to interest rates or rates of return
                 for mortgage loans with variable rates are computed
                 based on the related mortgage loan documents.
--------------------------------------------------------------------------------
1122(d)(4)(x)    Regarding any funds held in trust for an obligor
                 (such as escrow accounts): (A) such funds are
                 analyzed, in accordance with the obligor's mortgage
                 loan documents, on at least an annual basis, or
                 such other period specified in the transaction
                 agreements; (B) interest on such funds is paid, or
                 credited, to obligors in accordance with applicable
                 mortgage loan documents and state laws; and (C)
                 such funds are returned to the obligor within 30
                 calendar days of full repayment of the related
                 mortgage loans, or such other number of days
                 specified in the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(4)(xi)   Payments made on behalf of an obligor (such as tax
                 or insurance payments) are made on or before the
                 related penalty or expiration dates, as indicated
                 on the appropriate bills or notices for such
                 payments, provided that such support has been
                 received by the servicer at least 30 calendar days
                 prior to these dates, or such other number of days
                 specified in the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(4)(xii)  Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid
                 from the servicer's funds and not charged to the
                 obligor, unless the late payment was due to the
                 obligor's error or omission.
--------------------------------------------------------------------------------
1122(d)(4)(xiii) Disbursements made on behalf of an obligor are posted within two business days to the obligor's
                 records maintained by the servicer, or such other
                 number of days specified in the transaction
                 agreements.
--------------------------------------------------------------------------------
1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance
                 with the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(4)(xv)   Any external enhancement or other support,
                 identified in Item 1114(a)(1) through (3) or Item
                 1115 of Regulation AB, is maintained as set forth
                 in the transaction agreements.
--------------------------------------------------------------------------------

                                    EXHIBIT N

                                   (Reserved)

                                    EXHIBIT O

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Securities Administrator], [the Master Servicer], [each Custodian], [the Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria." The responsibilities set forth herein may be amended without amending the Pooling and Servicing Agreement upon mutual agreement among the applicable party requesting such amendment and the other parties to the Agreement.


----------------------------------------------------------------------------------------------------
                                                                             APPLICABLE SERVICING
                                   SERVICING CRITERIA                              CRITERIA
----------------------------------------------------------------------------------------------------
   Reference                             Criteria
----------------  -------------------------------------------------------- -------------------------
                             General Servicing Considerations
----------------  -------------------------------------------------------- -------------------------
                  Policies and procedures are instituted to monitor any
                  performance or other triggers and events of default in          Securities
1122(d)(1)(i)     accordance with the transaction agreements.               Administrator/Servicer
----------------  -------------------------------------------------------- -------------------------
                  If any material servicing activities are outsourced to
                  third parties, policies and procedures are instituted
                  to monitor the third party's performance and                    Securities
1122(d)(1)(ii)    compliance with such servicing activities.                Administrator/Servicer
----------------  -------------------------------------------------------- -------------------------
                  Any requirements in the transaction agreements to
                  maintain a back-up servicer for the mortgage loans are
1122(d)(1)(iii)   maintained.                                                         N/A
----------------  -------------------------------------------------------- -------------------------
                  A fidelity bond and errors and omissions policy is in
                  effect on the party participating in the servicing
                  function throughout the reporting period in the amount
                  of coverage required by and otherwise in accordance      Servicer/Master Servicer
1122(d)(1)(iv)    with the terms of the transaction agreements.
----------------------------------------------------------------------------------------------------
                            Cash Collection and Administration
----------------------------------------------------------------------------------------------------
                  Payments on mortgage loans are deposited into the
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days
                  following receipt, or such other number of days          Servicer/Master Servicer
1122(d)(2)(i)     specified in the transaction agreements.
----------------  -------------------------------------------------------- -------------------------
                  Disbursements made via wire transfer on behalf of an        Servicer/Securities
                  obligor or to an investor are made only by authorized      Administrator/Master
1122(d)(2)(ii)    personnel.                                                       Servicer
----------------  -------------------------------------------------------- -------------------------
                  Advances of funds or guarantees regarding collections,
                  cash flows or distributions, and any interest or other
                  fees charged for such advances, are made, reviewed and
1122(d)(2)(iii)   approved as specified in the transaction agreements.     Servicer/Master Servicer
----------------  -------------------------------------------------------- -------------------------
                  The related accounts for the transaction, such as cash
                  reserve accounts or accounts established as a form of       Servicer/Securities
                  overcollateralization, are separately maintained           Administrator/Master
                  (e.g., with respect to commingling of cash) as set               Servicer
1122(d)(2)(iv)    forth in the transaction agreements.
----------------  -------------------------------------------------------- -------------------------
                  Each custodial account is maintained at a federally
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this
                  criterion, "federally insured depository institution"
                  with respect to a foreign financial institution means       Servicer/Securities
                  a foreign financial institution that meets the             Administrator/Master
                  requirements of Rule 13k-1(b)(1) of the Securities               Servicer
1122(d)(2)(v)     Exchange Act.
----------------  -------------------------------------------------------- -------------------------
                                                                              Servicer/Securities
                  Unissued checks are safeguarded so as to prevent           Administrator/Master
1122(d)(2)(vi)    unauthorized access.                                             Servicer
----------------  -------------------------------------------------------- -------------------------
                   Reconciliations are prepared on a monthly basis for
                  all asset-backed securities related bank accounts,
                  including custodial accounts and related bank clearing
                  accounts. These reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar days after
                  the bank statement cutoff date, or such other number
                  of days specified in the transaction agreements; (C)
                  reviewed and approved by someone other than the person
                  who prepared the reconciliation; and (D) contain            Servicer/Securities
                  explanations for reconciling items. These reconciling      Administrator/Master
                  items are resolved within 90 calendar days of their              Servicer
                  original identification, or such other number of days
1122(d)(2)(vii)   specified in the transaction agreements.
----------------------------------------------------------------------------------------------------
                            Investor Remittances and Reporting
----------------------------------------------------------------------------------------------------
                  Reports to investors, including those to be filed with
                  the Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are
                  prepared in accordance with timeframes and other terms
                  set forth in the transaction agreements; (B) provide
                  information calculated in accordance with the terms
                  specified in the transaction agreements; (C) are filed
                  with the Commission as required by its rules and                 Securities
                  regulations; and (D) agree with investors' or the          Administrator/Servicer/
                  securities administrator's records as to the total             Master Servicer
                  unpaid principal balance and number of mortgage loans
1122(d)(3)(i)     serviced by the Servicer.
----------------  -------------------------------------------------------- -------------------------
                  Amounts due to investors are allocated and remitted in          Securities
                  accordance with timeframes, distribution priority and    Administrator/Servicer/
1122(d)(3)(ii)    other terms set forth in the transaction agreements.          Master Servicer
----------------  -------------------------------------------------------- -------------------------
                  Disbursements made to an investor are posted within
                  two business days to the Servicer's investor records,            Securities
                  or such other number of days specified in the              Administrator/Servicer/
1122(d)(3)(iii)   transaction agreements.                                       Master Servicer
----------------  -------------------------------------------------------- -------------------------
                  Amounts remitted to investors per the investor reports          Securities
                  agree with cancelled checks, or other form of payment,     Administrator/Servicer/
1122(d)(3)(iv)    or custodial bank statements.                                 Master Servicer
----------------------------------------------------------------------------------------------------
                                 Pool Asset Administration
----------------------------------------------------------------------------------------------------
                  Collateral or security on mortgage loans is
                  maintained as required by the transaction agreements       Custodian/ Securities
1122(d)(4)(i)     or related mortgage loan documents.                       Administrator/Servicer
----------------  -------------------------------------------------------- -------------------------
                  Mortgage loan and related documents are safeguarded as     Custodian/Securities
1122(d)(4)(ii)    required by the transaction agreements                    Administrator/Servicer
----------------  -------------------------------------------------------- -------------------------
                  Any additions, removals or substitutions to the asset
                  pool are made, reviewed and approved in accordance
                  with any conditions or requirements in the transaction
1122(d)(4)(iii)   agreements.                                                      Servicer
----------------  -------------------------------------------------------- -------------------------
                  Payments on mortgage loans, including any payoffs,
                  made in accordance with the related mortgage loan
                  documents are posted to the Servicer's obligor records
                  maintained no more than two business days after
                  receipt, or such other number of days specified in the
                  transaction agreements, and allocated to principal,
                  interest or other items (e.g., escrow) in accordance             Servicer
1122(d)(4)(iv)    with the related mortgage loan documents.
----------------  -------------------------------------------------------- -------------------------
                  The Servicer's records regarding the mortgage loans
                  agree with the Servicer's records with respect to an
1122(d)(4)(v)     obligor's unpaid principal balance.                              Servicer
----------------  -------------------------------------------------------- -------------------------
                  Changes with respect to the terms or status of an
                  obligor's mortgage loans (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset                    Servicer
1122(d)(4)(vi)    documents.
----------------  -------------------------------------------------------- -------------------------
                  Loss mitigation or recovery actions (e.g., forbearance
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are
                  initiated, conducted and concluded in accordance with
                  the timeframes or other requirements established by              Servicer
1122(d)(4)(vii)   the transaction agreements.
----------------  -------------------------------------------------------- -------------------------
                  Records documenting collection efforts are maintained
                  during the period a mortgage loan is delinquent in
                  accordance with the transaction agreements. Such
                  records are maintained on at least a monthly basis, or
                  such other period specified in the transaction
                  agreements, and describe the entity's activities in
                  monitoring delinquent mortgage loans including, for
                  example, phone calls, letters and payment rescheduling           Servicer
                  plans in cases where delinquency is deemed temporary
1122(d)(4)(viii)  (e.g., illness or unemployment).
----------------  -------------------------------------------------------- -------------------------
                  Adjustments to interest rates or rates of return for
                  mortgage loans with variable rates are computed based
1122(d)(4)(ix)    on the related mortgage loan documents.                          Servicer
----------------  -------------------------------------------------------- -------------------------
                  Regarding any funds held in trust for an obligor (such
                  as escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan documents,
                  on at least an annual basis, or such other period
                  specified in the transaction agreements; (B) interest
                  on such funds is paid, or credited, to obligors in
                  accordance with applicable mortgage loan documents and
                  state laws; and (C) such funds are returned to the
                  obligor within 30 calendar days of full repayment of             Servicer
                  the related mortgage loans, or such other number of
1122(d)(4)(x)     days specified in the transaction agreements.
----------------  -------------------------------------------------------- -------------------------
                  Payments made on behalf of an obligor (such as tax or
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments,
                  provided that such support has been received by the
                  servicer at least 30 calendar days prior to these
                  dates, or such other number of days specified in the             Servicer
1122(d)(4)(xi)    transaction agreements.
----------------  -------------------------------------------------------- -------------------------
                  Any late payment penalties in connection with any
                  payment to be made on behalf of an obligor are paid
                  from the servicer's funds and not charged to the
                  obligor, unless the late payment was due to the                  Servicer
1122(d)(4)(xii)   obligor's error or omission.
----------------  -------------------------------------------------------- -------------------------
                  Disbursements made on behalf of an obligor are posted
                  within two business days to the obligor's records
                  maintained by the servicer, or such other number of              Servicer
1122(d)(4)(xiii)  days specified in the transaction agreements.
----------------  -------------------------------------------------------- -------------------------
                  Delinquencies, charge-offs and uncollectible accounts
                  are recognized and recorded in accordance with the
1122(d)(4)(xiv)   transaction agreements.                                          Servicer
----------------  -------------------------------------------------------- -------------------------
                  Any external enhancement or other support, identified
                  in Item 1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set forth in the          Securities Administrator
1122(d)(4)(xv)    transaction agreements.
-----------------  ------------------------------------------------------- -------------------------

                                    EXHIBIT P

                         ADDITIONAL FORM 10-D DISCLOSURE

--------------------------------------------------------------------------------
                         ADDITIONAL FORM 10-D DISCLOSURE
--------------------------------------------------------------------------------
               Item on Form 10-D                         Party Responsible
----------------------------------------------- --------------------------------
   Item 1: Distribution and Pool Performance
                  Information

----------------------------------------------- --------------------------------
 Information included in the Monthly Statement            Master Servicer
                                                              Servicer
                                                      Securities Administrator
----------------------------------------------- --------------------------------
 Any information required by 1121 which is NOT               Depositor
       included on the Monthly Statement
----------------------------------------------- --------------------------------
           Item 2: Legal Proceedings

Any legal proceeding pending against the
following entities or their respective
property, that is material to
Certificateholders, including any proceeding
known to be contemplated by governmental
authorities:
----------------------------------------------- --------------------------------
o Issuing Entity (Trust Fund)                        Trustee, Master Servicer,
                                                            Securities
                                                        Administrator and
                                                            Depositor
----------------------------------------------- --------------------------------
o Purchaser (Seller)                                Seller (if a party to the
                                                       Pooling and Servicing
                                                      Agreement) or Depositor
----------------------------------------------- --------------------------------
o Depositor                                                  Depositor
----------------------------------------------- --------------------------------
o Trustee                                                     Trustee
----------------------------------------------- --------------------------------
o Securities Administrator                            Securities Administrator
----------------------------------------------- --------------------------------
o Master Servicer                                         Master Servicer
----------------------------------------------- --------------------------------
o Custodian                                                  Custodian
----------------------------------------------- --------------------------------
o 1110(b) Originator                                         Depositor
----------------------------------------------- --------------------------------
o Any 1108(a)(2) Servicer (other than the                     Servicer
Master Servicer or Securities Administrator)
----------------------------------------------- --------------------------------
o Any other party contemplated by 1100(d)(1)                 Depositor
----------------------------------------------- --------------------------------
Item 3: Sale of Securities and Use of Proceeds               Depositor
Information from Item 2(a) of Part II of Form
10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation
S-K. Pricing information can be omitted if securities were not registered.

----------------------------------------------- --------------------------------
    Item 4: Defaults Upon Senior Securities           Securities Administrator
                                                              Trustee
Information from Item 3 of Part II of Form
10-Q:

Report the occurrence of any Event of Default
(after expiration of any grace period and
provision of any required notice)
----------------------------------------------- --------------------------------
  Item 5: Submission of Matters to a Vote of          Securities Administrator
               Security Holders                               Trustee

Information from Item 4 of Part II
of Form 10-Q
----------------------------------------------- --------------------------------
  Item 6: Significant Obligors of Pool Assets                Depositor

Item 1112(b) - Significant Obligor Financial
Information*
----------------------------------------------- --------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to
the Item.
----------------------------------------------- --------------------------------
   Item 7: Significant Enhancement Provider
                  Information

Item 1114(b)(2) - Credit Enhancement Provider
Financial Information*
----------------------------------------------- --------------------------------
o Determining applicable disclosure threshold                Depositor
----------------------------------------------- --------------------------------
o Requesting required financial information                  Depositor
(including any required accountants' consent
to the use thereof) or effecting incorporation
by reference
----------------------------------------------- --------------------------------
    Item 1115(b) - Derivative Counterparty
            Financial Information*
----------------------------------------------- --------------------------------
o Determining current maximum probable exposure              Depositor
----------------------------------------------- --------------------------------
o Determining current significance percentage                Depositor
----------------------------------------------- --------------------------------
o Requesting required financial information                  Depositor
(including any required accountants' consent
to the use thereof) or effecting incorporation
by reference
----------------------------------------------- --------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
  updated information is required pursuant to
                  the Items.
----------------------------------------------- --------------------------------

           Item 8: Other Information                   Any party responsible
                                                         for the applicable
                                                      Form 8-K Disclosure item
Disclose any information required to be
reported on Form 8-K during the period covered
by the Form 10-D but not reported
----------------------------------------------- --------------------------------
               Item 9: Exhibits
----------------------------------------------- --------------------------------
    Monthly Statement to Certificateholders           Securities Administrator
----------------------------------------------- --------------------------------
  Exhibits required by Item 601 of Regulation                Depositor
       S-K, such as material agreements
--------------------------------------------------------------------------------

                                    EXHIBIT Q

                         ADDITIONAL FORM 10-K DISCLOSURE

--------------------------------------------------------------------------------
                         ADDITIONAL FORM 10-K DISCLOSURE
----------------------------------------------- --------------------------------
               Item on Form 10-K                          Party Responsible
----------------------------------------------- --------------------------------
      Item 1B: Unresolved Staff Comments                      Depositor

----------------------------------------------- --------------------------------
          Item 9B: Other Information                  Any party responsible for
Disclose any information required to be                    disclosure items on
reported on Form 8-K during the fourth quarter                  Form 8-K
covered by the Form 10-K but not reported
----------------------------------------------- --------------------------------
    Item 15: Exhibits, Financial Statement             Securities Administrator
                   Schedules                                  Depositor
----------------------------------------------- --------------------------------
 Reg AB Item 1112(b): Significant Obligors of
                  Pool Assets
----------------------------------------------- --------------------------------
Significant Obligor Financial Information*                    Depositor
----------------------------------------------- --------------------------------
*This information need only be reported on the
Form 10-K if updated information is required
pursuant to the Item.
----------------------------------------------- --------------------------------
  Reg AB Item 1114(b)(2): Credit Enhancement
        Provider Financial Information
----------------------------------------------- --------------------------------
o Determining applicable disclosure threshold                 Depositor
----------------------------------------------- --------------------------------
o Requesting required financial information                   Depositor
(including any required accountants' consent
to the use thereof) or effecting incorporation
by reference
----------------------------------------------- --------------------------------
*This information need only be reported on the
Form 10-K if updated information is required
pursuant to the Item.
----------------------------------------------- --------------------------------
 Reg AB Item 1115(b): Derivative Counterparty
             Financial Information
----------------------------------------------- --------------------------------
o Determining current maximum probable exposure               Depositor
----------------------------------------------- --------------------------------
o Determining current significance percentage                 Depositor
----------------------------------------------- --------------------------------
o Requesting required financial information                   Depositor
(including any required accountants' consent
to the use thereof) or effecting incorporation
by reference
----------------------------------------------- --------------------------------
*This information need only be reported on the
Form 10-K if updated information is required
pursuant to the Item.
----------------------------------------------- --------------------------------
      Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the
following entities or their respective
property, that is material to
Certificateholders, including any proceeding
known to be contemplated by governmental
authorities:
----------------------------------------------- --------------------------------
o Issuing Entity (Trust Fund)                        Trustee, Master Servicer,
                                                      Securities Administrator
                                                           and Depositor
----------------------------------------------- --------------------------------
o Purchaser (Seller)                                 Seller (if a party to the
                                                       Pooling and Servicing
                                                      Agreement) or Depositor
----------------------------------------------- --------------------------------
o Depositor                                                   Depositor
----------------------------------------------- --------------------------------
o Trustee                                                      Trustee
----------------------------------------------- --------------------------------
o Securities Administrator                             Securities Administrator
----------------------------------------------- --------------------------------
o Master Servicer                                          Master Servicer
----------------------------------------------- --------------------------------
o Custodian                                                   Custodian
----------------------------------------------- --------------------------------
o 1110(b) Originator                                          Depositor
----------------------------------------------- --------------------------------
o Any 1108(a)(2) Servicer (other than the                      Servicer
Master Servicer or Securities Administrator)
----------------------------------------------- --------------------------------
o Any other party contemplated by 1100(d)(1)                  Depositor
----------------------------------------------- --------------------------------
      Reg AB Item 1119: Affiliations and
                 Relationships
----------------------------------------------- --------------------------------
Whether (a) the Purchaser (Seller), Depositor            Depositor as to (a)
or Issuing Entity is an affiliate of the              Purchaser/Seller as to (a)
following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

----------------------------------------------- --------------------------------
o Master Servicer                                          Master Servicer
----------------------------------------------- --------------------------------
o Securities Administrator                             Securities Administrator
----------------------------------------------- --------------------------------
o Trustee                                                      Trustee
----------------------------------------------- --------------------------------
o Any other 1108(a)(3) servicer                                Servicer
----------------------------------------------- --------------------------------
o Any 1110 Originator                                    Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any 1112(b) Significant Obligor                        Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any 1114 Credit Enhancement Provider                   Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any 1115 Derivate Counterparty Provider                Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any other 1101(d)(1) material party                    Depositor/Purchaser
----------------------------------------------- --------------------------------
Whether there are any "outside the ordinary              Depositor as to (a)
course business arrangements" other than would        Purchaser/Seller as to (a)
be obtained in an arm's length transaction between (a) the Purchaser (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder's understanding of the Certificates:

----------------------------------------------- --------------------------------
o Master Servicer                                          Master Servicer
----------------------------------------------- --------------------------------
o Securities Administrator                             Securities Administrator
----------------------------------------------- --------------------------------
o Trustee                                                Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any other 1108(a)(3) servicer                                Servicer
----------------------------------------------- --------------------------------
o Any 1110 Originator                                    Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any 1112(b) Significant Obligor                        Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any 1114 Credit Enhancement Provider                   Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any 1115 Derivate Counterparty Provider                Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any other 1101(d)(1) material party                    Depositor/Purchaser
----------------------------------------------- --------------------------------
Whether there are any specific relationships             Depositor as to (a)
involving the transaction or the pool assets          Purchaser/Seller as to (a)
between (a) the Purchaser (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

----------------------------------------------- --------------------------------
o Master Servicer                                          Master Servicer
----------------------------------------------- --------------------------------
o Securities Administrator                             Securities Administrator
----------------------------------------------- --------------------------------
o Trustee                                                Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any other 1108(a)(3) servicer                                Servicer
----------------------------------------------- --------------------------------
o Any 1110 Originator                                    Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any 1112(b) Significant Obligor                        Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any 1114 Credit Enhancement Provider                   Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any 1115 Derivate Counterparty Provider                Depositor/Purchaser
----------------------------------------------- --------------------------------
o Any other 1101(d)(1) material party                    Depositor/Purchaser
--------------------------------------------------------------------------------

                                    EXHIBIT R

                         FORM 8-K DISCLOSURE INFORMATION

-------------------------------------------------------------------------------
            Item on Form 8-K                         Party Responsible
---------------------------------------- ---------------------------------------
  Item 1.01- Entry into a Material               The party to this Agreement
         Definitive Agreement                    entering into such material
                                                    definitive agreement
---------------------------------------- ---------------------------------------
Item 1.02- Termination of a Material             The party to this Agreement
         Definitive Agreement                    requesting termination of a
                                                material definitive agreement
---------------------------------------- ---------------------------------------
Item 1.03- Bankruptcy or Receivership         (i) All parties to the Agreement
                                                (as to themselves), (ii) the
                                              Trustee, the Master Servicer, the
                                              Securities Administrator and the
                                                Servicer (to their respective
                                             actual knowledge) as to the Trust,
                                                (iii) the Depositor as to the
                                               sponsor and each Original Loan
                                               Seller or any 1100(d)(1) party
---------------------------------------- ---------------------------------------
  Item 2.04- Triggering Events that          Securities Administrator/Depositor
    Accelerate or Increase a Direct
 Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement
---------------------------------------- ---------------------------------------
 Item 3.03- Material Modification to              The party requesting such
      Rights of Security Holders                        modification
---------------------------------------- ---------------------------------------
Item 5.03- Amendments of Articles of                      Depositor
  Incorporation or Bylaws; Change of
              Fiscal Year
---------------------------------------- ---------------------------------------
  Item 6.01- ABS Informational and                        Depositor
        Computational Material
---------------------------------------- ---------------------------------------
   Item 6.02- Change of Servicer,                Master Servicer, Servicer,
  Securities Administrator or Trustee         Securities Administrator, Trustee
                                                     (as to the Trustee)
---------------------------------------- ---------------------------------------
Item 6.03- Change in Credit Enhancement      Depositor/ Securities Administrator
          or External Support
---------------------------------------- ---------------------------------------
Item 6.04- Failure to Make a Required             Securities Administrator
             Distribution
---------------------------------------- ---------------------------------------
 Item 6.05- Securities Act Updating                       Depositor
              Disclosure
---------------------------------------- ---------------------------------------
 Item 7.01- Regulation FD Disclosure                      Depositor
---------------------------------------- ---------------------------------------
              Item 8.01                                   Depositor
---------------------------------------- ---------------------------------------
Item 9.01 - Financial Statements and                Responsible party for
               Exhibits                      reporting/disclosing the financial
                                                    statement or exhibit
--------------------------------------------------------------------------------

                                  EXHIBIT S

                      ADDITIONAL DISCLOSURE NOTIFICATION


BCAP LLC
200 Park Avenue
New York, New York  10166
Attention: [_________]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@Wellsfargo.com
Attn: Corporate Trust Services - BCAP 2008-IND1 SEC REPORT PROCESSING

      Re:   RE **Additional Form [10-D][10-K][8-K] Disclosure** Required
            ------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 8.15 of the Pooling and Servicing Agreement, dated as of January 1, 2008, between BCAP LLC, as depositor and Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as custodian and HSBC Bank USA, National Association, as trustee, the undersigned, as [____], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].


Description of Additional Form [10-D][10-K][8-K] Disclosure:
------------------------------------------------------------







List of any Attachments hereto to be included in the Additional Form
--------------------------------------------------------------------
[10-D][10-K][8-K] Disclosure:
-----------------------------







            Any inquiries related to this notification should be directed to [____], phone number: [____]; email address: [____].



                                       [NAME OF PARTY],
                                          as [role]




                                       By:____________________________________
                                          Name:
                                          Title:

                                  EXHIBIT T

                                   SIDE LETTER

            THIS AGREEMENT, dated as of February 13, 2008 (the "Agreement") is entered into between Barclays Bank PLC ("BBPLC") and BCAP LLC (the "Depositor").

                                    RECITALS

            WHEREAS, reference is made to the Pooling and Servicing Agreement, dated as of January 1, 2008 (the "Pooling and Servicing Agreement"), among the Depositor, HSBC Bank USA, National Association, as trustee (the "Trustee"), Deutsche Bank National Trust Company, as custodian (the "Custodian") and Wells Fargo Bank, N. A., as master servicer and securities administrator.

            WHEREAS, pursuant to the Amended and Restated Mortgage Loan Purchase Agreement, dated as of February 13, 2008, between BBPLC, as purchaser, and IndyMac Bank, F.S.B. ("IndyMac"), as seller (the "IndyMac Agreement"), IndyMac has made representations and warranties regarding certain Mortgage Loans (as defined in the Pooling and Servicing Agreement) as of the date specified therein (the "IndyMac Original Sale Date").

            WHEREAS, pursuant to the Bill of Sale, dated as of February 13, 2008 (the "Bill of Sale"), between the Depositor and BPPLC, BPPLC sold the Mortgage Loans to the Depositor.

            NOW, THEREFORE, the parties hereto agree as follows:

                                   Definitions
                                   -----------

            Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                     Representations and Warranties of BBPLC
                     ---------------------------------------

            With respect to the Mortgage Loans, BBPLC hereby represents to the Depositor that, to the best of its knowledge, no event has occurred since the applicable IndyMac Original Sale Date that would render the representations and warranties made by IndyMac in paragraphs (1) through (7), (9), (10), (11), (15),
(19), (20), (22) and (32) of Section 9.02 of the IndyMac Agreement to be untrue in any material respect as of the Closing Date.

            In addition, BBPLC hereby represents to the Depositor that:

            (i) No Mortgage Loan is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of Standard & Poor's Glossary. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            (ii) Each loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

                          Repurchase of Mortgage Loans
                          ----------------------------

            In the event of a breach by BBPLC of its representations and warranties above that materially and adversely affects Certificateholders, BBPLC shall repurchase each such Mortgage Loan within 60 days of the earlier of discovery or receipt of notice of breach with respect to each such Mortgage Loan at the Repurchase Price set forth in the Pooling and Servicing Agreement.

                             Third-Party Beneficiary
                             -----------------------

            This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee and its successors and assigns under the Pooling and Servicing Agreement shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement, except as expressly limited by the terms hereof. Except as expressly stated otherwise herein or in the Pooling and Servicing Agreement, any right of the Trustee to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Trustee in its sole and absolute discretion.

                                  Governing Law
                                  -------------

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                  Counterparts
                                  ------------

            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

                                   Amendments
                                   ----------

            This Agreement may be amended from time to time by BBPLC and the Depositor, with the prior written consent of the Trustee.

                            [SIGNATURE PAGE FOLLOWS]

            Executed as of the day and year first above written.


                                 BARCLAYS BANK PLC


                                 By:   /s/ Jay Kim
                                    -----------------------------------
                                    Name:  Jay Kim
                                    Title: Managing Director


                                 BCAP LLC


                                 By:   /s/ Tom Hamilton
                                    -----------------------------------
                                    Name:  Tom Hamilton
                                    Title: President and Chief Executive Officer

                                  EXHIBIT U

                            LOAN LEVEL DATA REPORT



LOAN NUM
NEXT DUE DATE
PMT P&I CONTSTANT
RTE
BEG SCHED BAL
SCHED PRIN
CURTAIL
LIQUIDATED BALANCE
END SCHED BAL
NET INT
NEG AMORT AMOUNT
NEXT RATE CHANGE DATE
ACTION CODE STATUS
DEALID
LOSS ON LIQUIDATED PROP
MODIFICATION DATE